SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (aspermitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

MEDICAL DEVICE ALLIANCE INC.

(Name of Registrant as Specified in Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copy to:

Bryan M. Williams, Esq.

Sklar Warren Conway & Williams LLP

221 North Buffalo Drive, Suite A

Las Vegas, Nevada 89145

Telephone: (702) 360-6000

Facsimile: (702) 360-0000

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

January 6, 2004

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

You are cordially invited to attend a special meeting of stockholders of Medical Device Alliance Inc. to be held at the Suncoast Hotel and Casino, 9090 Alta Drive, Las Vegas, Nevada 89145, on January 28, 2004 at 8:00 a.m., local time, to consider an acquisition by ArthroCare Corporation of 100% of MDA’s outstanding common stock and 100% of MDA’s outstanding Series B preferred stock for cash and other merger consideration, as described below, in a merger.

At this meeting, you will be asked to consider and vote upon a proposal to approve the transaction by which Alpha Merger Sub Corporation will be merged with and into MDA, pursuant to the Agreement and Plan of Merger, dated as of October 23, 2003, by and among ArthroCare, Alpha Merger Sub and MDA, as subsequently amended by Amendment No. 1 to the Agreement and Plan of Merger, dated January 5, 2004, by and among the same, with MDA surviving the merger as a wholly-owned subsidiary of ArthroCare, whereby (subject to dissenters’ rights) each share of MDA’s common stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive approximately $2.69 per share in cash, plus one common stock contingent value right, and each share of MDA’s Series B preferred stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive $7.50 per share in cash, plus one preferred stock contingent value right, and to approve and adopt such merger agreement.

The merger has been approved by our Receiver, whose authority to approve such a transaction was confirmed by Order of the Eighth Judicial District Court, State of Nevada on October 23, 2003. Based on his review, our Receiver has concluded that the proposed merger is advisable and fair to, and in the best interests of, our stockholders and, therefore, OUR RECEIVER RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AND APPROVE AND ADOPT THE MERGER AGREEMENT.

Your vote is very important. The affirmative vote of the holders of a majority of the outstanding shares of our common stock and our Series B preferred stock, voting together as a single class, entitled to vote at the special meeting pursuant to Nevada law is required to approve the merger. In connection with the merger agreement, certain of our stockholders have entered into stockholder support agreements with ArthroCare, pursuant to which such stockholders have agreed to vote a portion of their shares, which represent an aggregate of 45% of our outstanding voting stock, in favor of the approval of the merger and against any alternative transactions. Whether or not you plan to attend the special meeting, we urge you to complete, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the meeting. Please read these materials carefully. Do not send any certificates representing our common stock or our Series B preferred stock to us at this time. If the merger is completed, you will be sent instructions regarding the surrender of your certificates.

On behalf of our Receiver, I thank you for your support and urge you to vote FOR the proposal to approve the merger and approve and adopt the merger agreement.

Sincerely,

JEFFREY J. BARBER Chief Executive Officer

The date of this proxy statement is January 6, 2004, and it is first being mailed to our stockholders on or about January 6, 2004.

MEDICAL DEVICE ALLIANCE INC.

5851 West Charleston Boulevard

Las Vegas, Nevada 89146

(702) 791-2910

January 6, 2004

To Our Stockholders:

Notice is hereby given that a special meeting of stockholders of Medical Device Alliance Inc. will be held at the Suncoast Hotel and Casino, 9090 Alta Drive, Las Vegas, Nevada 89145 on January 28, 2004 at 8:00 a.m., local time, for the following purposes:

1. To consider and vote upon a proposal to approve the transaction by which Alpha Merger Sub Corporation will be merged with and into MDA, pursuant to the Agreement and Plan of Merger, dated as of October 23, 2003, by and among ArthroCare Corporation, Alpha Merger Sub and MDA, as subsequently amended by Amendment No. 1 to the Agreement and Plan of Merger, dated January 5, 2004, by and among the same, with MDA surviving the merger as a wholly-owned subsidiary of ArthroCare, whereby (subject to dissenters’ rights) each share of MDA’s common stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive approximately $2.69 per share in cash, plus one common stock contingent value right, and each share of MDA’s Series B preferred stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive $7.50 per share in cash, plus one preferred stock contingent value right, and to approve and adopt such merger agreement. A copy of the merger agreement and the form of contingent value rights agreement are attached as Appendix A and Appendix B, respectively, to, and are described in, the accompanying proxy statement.

2. To consider and act upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

Only holders of our common stock and Series B preferred stock of record at the close of business on December 31, 2003, will be entitled to notice of, and to vote at, our special meeting or any adjournment or postponement of such special meeting. Pursuant to Nevada Revised Statutes Section 92A.410, stockholders are entitled to assert dissenters’ rights under Nevada Revised Statutes Sections 92A.300 to 92A.500, inclusive. A copy of the sections describing the dissenters’ rights is attached as Appendix D to the accompanying proxy statement.

By Order of our Receiver,

GEORGE C. SWARTS
Receiver

i

APPENDIX A —	Agreement and Plan of Merger and Amendment No. 1 to the Agreement and Plan of Merger
APPENDIX B —	Form of Contingent Value Rights Agreement
APPENDIX C —	Opinion of Houlihan Valuation Advisors, Inc.
APPENDIX D —	Statutes relating to Dissenters’ Rights of the Nevada Revised Statutes
APPENDIX E —	Vegas Ventures, LLC Stockholder Support Agreement and Amendment No. 1 to Vegas Ventures, LLC Stockholder Support Agreement
APPENDIX F —	Stockholder Support Agreement with certain stockholders of Medical Device Alliance Inc. and Amendment No. 1 to Stockholder Support Agreement with certain stockholders of Medical Device Alliance Inc.
APPENDIX G —	Form of Stockholder Waiver Agreement
APPENDIX H —	Stockholder Waiver Agreement with certain stockholders of Medical Device Alliance Inc.

ii

MEDICAL DEVICE ALLIANCE INC.

5851 West Charleston Boulevard

Las Vegas, Nevada 89146

(702) 791-2910

PROXY STATEMENT

INTRODUCTION

This proxy statement is being furnished to our stockholders in connection with the solicitation by our Receiver of proxies to be used at the special meeting of stockholders of Medical Device Alliance Inc. to be held at the Suncoast Hotel and Casino, 9090 Alta Drive, Las Vegas, Nevada 89145 on January 28, 2004 at 8:00 a.m., local time, and at any adjournment or postponement thereof. This proxy statement, the notice of special meeting of stockholders and the enclosed form of proxy are first being mailed to our stockholders on or about January 6, 2004.

The special meeting of our stockholders has been called:

1. To consider and vote upon a proposal to approve the transaction by which Alpha Merger Sub Corporation will be merged with and into MDA, pursuant to the Agreement and Plan of Merger, dated as of October 23, 2003, by and among ArthroCare Corporation, Alpha Merger Sub and MDA, as subsequently amended by Amendment No. 1 to the Agreement and Plan of Merger, dated January 5, 2004, by and among the same, with MDA surviving the merger as a wholly-owned subsidiary of ArthroCare, whereby (subject to dissenters’ rights) each share of MDA’s common stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive approximately $2.69 per share in cash, plus one common stock contingent value right, and each share of MDA’s Series B preferred stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive $7.50 per share in cash, plus one preferred stock contingent value right, and to approve and adopt such merger agreement.

2. To consider and act upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

Completion of the merger is subject to a number of conditions. Accordingly, even if our stockholders approve the merger, there can be no assurance that the merger will be completed.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series B preferred stock, voting together as a single class, entitled to vote at our special meeting pursuant to Nevada law is required to approve the merger and approve and adopt the merger agreement. In connection with the execution of the merger agreement, certain of our stockholders entered into stockholder support agreements with ArthroCare, pursuant to which such stockholders have agreed to vote a portion of their shares, which represents an aggregate of 45% of our outstanding voting stock, in favor of the approval of the merger and against any alternative transactions. See “The Stockholder Support Agreements” on page 55.

FORWARD-LOOKING STATEMENTS

Some statements contained in this proxy statement regarding future financial performance and results and other statements that are not historical facts are forward-looking statements. Such statements relate to, among other things, the merger, and future capital expenditures, cost reduction, cash flow and operating results. The words “expect,” “project,” “estimate,” “predict,” “anticipate,” “believe,” “plan,” “intend,” and similar expressions are also intended to identify forward-looking statements. Such statements are subject to numerous risks, uncertainties, assumptions, and other factors, including those set forth in this proxy statement that could cause actual future events or results to differ materially from historical results, or those described in the forward-looking statements. The forward-looking statements contained in this proxy statement should be considered in light of these factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not undertake to update forward-looking information contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated in, contemplated by or implied by such statements.

SUMMARY

The following is a summary of certain information contained elsewhere in this proxy statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this proxy statement and its appendices. Stockholders are urged to read this proxy statement and its appendices in their entirety before voting.

Date, Time and Place of the Special Meeting (Page 17)

Our special meeting of our stockholders will be held at the Suncoast Hotel and Casino, 9090 Alta Drive, Las Vegas, Nevada 89145 on January 28, 2004 at 8:00 a.m., local time.

Purpose of Our Special Meeting (Page 17)

Our special meeting is being held to consider an acquisition by ArthroCare of 100% of MDA’s outstanding common stock and Series B preferred stock for merger consideration (subject to dissenters’ rights), as described below, in a merger.

At our special meeting, our stockholders will consider and vote upon a proposal to approve the transaction by which Alpha Merger Sub will be merged with and into MDA, pursuant to the Agreement and Plan of Merger, dated as of October 23, 2003, by and among ArthroCare, Alpha Merger Sub and MDA as subsequently amended by Amendment No. 1 to the Agreement and Plan of Merger, dated January 5, 2004, by and among the same, with MDA surviving the merger as a wholly-owned subsidiary of ArthroCare, whereby (subject to dissenters’ rights) each share of MDA’s common stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive approximately $2.69 per share in cash, plus one common stock contingent value right, and each share of MDA’s Series B preferred stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive $7.50 per share in cash, plus one preferred stock contingent value right, and to approve and adopt such merger agreement.

Record Date and Quorum (Page 17)

Our Receiver has fixed the close of business on December 31, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, our special meeting and any adjournment or postponement of such special meeting. Each holder of record of our common stock and Series B preferred stock at the close of business on such record date is entitled to one vote for each share then held on each matter submitted to a vote of our stockholders. At the record date, there were 6,871,529 shares of our common stock outstanding and 579,603 shares of our Series B preferred stock outstanding, for a total of 7,451,132 shares outstanding and entitled to vote. The holders of a majority of the outstanding shares entitled to vote at our special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business.

Vote Required (Page 17)

The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series B preferred stock, voting together as a single class, entitled to vote at our special meeting pursuant to Nevada law is required to approve the merger. Thus, a failure to vote or an abstention will have the same legal effect as a vote cast against approval of the merger.

In connection with the execution of the merger agreement, certain of our stockholders entered into stockholder support agreements with ArthroCare, pursuant to which such stockholders agreed to vote a portion of their shares, which represents an aggregate of 45% of our outstanding voting stock, in favor of the approval of the merger and against any alternative transactions.

Parties to the Merger

ArthroCare Corporation

Principal Executive Offices:	680 Vaqueros Avenue
Sunnyvale, California 94085
Telephone: (408) 736-0224

ArthroCare, a Delaware corporation, designs, develops, manufactures and markets medical devices for use in soft-tissue surgery.

Alpha Merger Sub Corporation

Principal Executive Offices:	c/o ArthroCare Corporation
680 Vaqueros Avenue
Sunnyvale, California 94085
Telephone: (408) 736-0224

Alpha Merger Sub, a Nevada corporation, is a wholly-owned subsidiary of ArthroCare and was formed for the purpose of being merged with and into us pursuant to the terms and conditions of the merger agreement.

Medical Device Alliance Inc.

Principal Executive Offices:	5851 West Charleston Boulevard
Las Vegas, Nevada 89146
Telephone: (702) 791-2910

We, through our majority-owned subsidiary, Parallax Medical, Inc., design, develop and market a line of products used for the treatment of pain resulting from fractures of the spine due to medical conditions such as osteoporosis. These products are used by physicians to perform a procedure known as vertebroplasty, which is typically performed to treat painful fractures of the spinal column most commonly occurring in the geriatric population. We derive our revenue from sales of such products.

Recommendation of Our Receiver (Page 27)

Our Receiver determined that the merger is advisable and fair to, and in the best interests of, our stockholders and recommended that our stockholders vote “for” the proposal to approve the merger and approve and adopt the merger agreement. In reaching this determination, our Receiver was favorably influenced by numerous factors, including, among others, the fairness opinion presented by Houlihan Valuation Advisors, Inc.

Opinion of Our Financial Advisor (Page 27)

We retained Houlihan Valuation Advisors, Inc. to render its opinion to our Receiver as to the fairness, from a financial point of view, of the consideration to be received by our stockholders in connection with the proposed transaction. Houlihan provided an opinion to our Receiver on October 23, 2003 that the consideration to be received by our stockholders in connection with the proposed transaction is fair to such stockholders from a financial point of view. The full text of the written opinion of Houlihan, which sets forth a description of assumptions made, matters considered and limitations on the review undertaken by Houlihan, is attached as Appendix C to this proxy statement. Stockholders are urged to read such opinion carefully in its entirety.

Interests of Certain Persons in the Merger (Page 31)

In considering the recommendation of our Receiver with respect to the merger, stockholders should be aware that certain of our officers have interests in connection with the merger which may present them with actual or potential conflicts of interest.

Our chief executive officer will be entitled to a severance payment equal to approximately $270,000 if the merger is completed and his employment is terminated, as expected. Also, in lieu of a severance payment, one of Parallax’s executive officers has entered into a consulting agreement with ArthroCare for a term of one year, effective upon the closing of the transactions contemplated by the merger agreement. Such executive officer also holds a substantial number of shares of our Series B preferred stock which will be converted into cash and other merger consideration in the event that the merger is completed. In addition, certain of our executive officers hold stock options which will be exchanged for payments in cash equal to the difference between the per share amount of the initial cash merger consideration payable to the holders of our common stock and the exercise price on such options, and contingent value rights.

Material U.S. Federal Income Tax Consequences (Page 32)

The receipt of cash and contingent value rights in connection with the surrender of each share of our common stock and our Series B preferred stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, any realized gain will generally equal the difference between the amount of cash received in connection with the surrender of each share of common stock or Series B preferred stock, as the case may be, and your adjusted tax basis in that share. For U.S. federal income tax purposes, any realized loss will be equal to the difference between the amount of cash received in the taxable year of the merger and the fair market value of the contingent value right received in connection with the surrender of each share of common stock or Series B preferred stock and your adjusted tax basis in that share. If you could potentially realize a taxable gain, unless you elect out, you generally must report your gain on the installment method.

You should read “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 32 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

Regulatory Compliance (Page 35)

There are no federal or state regulatory requirements to be complied with in order to complete the merger, other than the filing of the articles of merger with the Secretary of State of the State of Nevada.

Dissenters’ Rights (Page 35)

Under Nevada law, our stockholders have the right to exercise dissenters’ rights and demand appraisal of their shares in connection with the merger and, upon compliance with statutory procedures, to receive payment in cash for the “fair value” of their shares of our common stock and our Series B preferred stock, determined in accordance with Nevada law, in lieu of the merger consideration. The fair value of shares of our common stock and our Series B preferred stock, as determined in accordance with Nevada law, may be more or less than the merger consideration to be paid to non-dissenting stockholders of MDA in the merger. To preserve their dissenters’ rights, stockholders who wish to exercise dissenters’ rights must not vote in favor of the merger and must follow specific statutory procedures. Such stockholders must precisely follow these specific procedures to exercise dissenters’ rights, or their dissenters’ rights may be lost. These procedures are described in this proxy statement, and the provisions of Nevada law that grant dissenters’ rights and govern such procedures are attached as Appendix D. We encourage all of our stockholders to read these provisions carefully and in their entirety.

Under the merger agreement, ArthroCare and Alpha Merger Sub will not be obligated to effect the merger and the transactions contemplated by the merger agreement if stockholders representing the right to receive more than 2% of the aggregate initial cash consideration payable to the stockholders pursuant to the merger agreement have elected to exercise their dissenters’ rights.

Certain Effects of the Merger (Page 36)

After the effective time of the merger, the present holders of our common stock and Series B preferred stock will no longer have an equity interest in MDA, will not share in any of MDA’s potential future earnings or growth (except to the extent of the limited rights granted under the contingent value rights agreement) and will no longer have rights to vote on corporate matters.

Even if our stockholders approve the merger, there can be no assurance that the merger will be completed. Also, there are certain risks that the cash merger consideration will not reflect, or will not be adjusted for, the market value of MDA’s stock as a result of a number of factors, including: (i) market perception of the merger; (ii) changes in the business, operations or prospects of MDA; (iii) market assessments of the likelihood that the merger will be completed; and (iv) the timing of the merger and general market and economic conditions. In addition, the contingent value rights, which are an integral part of the merger consideration granted under the merger agreement and contingent value rights agreement, are not transferable and there are no guarantees that our stockholders will receive any additional consideration pursuant to such contingent value rights as the operations of our business after the merger will be under the control of ArthroCare. Also, if the merger is delayed or not completed for any reason, including if the merger agreement is terminated, we may be subject to a number of additional risks, including the following:

•	we may be required to pay to ArthroCare a termination fee;

•	we may be required to reimburse certain expenses incurred by ArthroCare in connection with the merger; and

•	we may be required to pay certain costs related to the merger, such as legal and accounting advisor fees.

In addition, current and prospective employees of MDA and Parallax may experience uncertainty about their future roles with the surviving corporation until after either the merger is completed or the merger is not completed for any reason. This uncertainty may adversely affect the ability of MDA and Parallax to attract and retain key management, sales, marketing and technical personnel. Also, MDA’s and Parallax’s business and relationships with third parties may be impaired or disrupted by any uncertainty that may be caused by the merger. Further, if the merger is terminated or is not completed for any reason and our Receiver determines to seek another merger or business combination, we cannot assure you that our Receiver will be able to find a transaction providing as much stockholder value as this merger.

While the merger agreement is in effect, subject to certain exceptions, we are prohibited from soliciting, initiating, encouraging or entering into certain alternative transactions.

Effective Date of the Merger (Page 38)

The merger will become effective at the time the articles of merger are filed with the Secretary of State of the State of Nevada, or at such later date as is specified in the articles of merger.

Common Stock Merger Consideration (Page 38)

If you are a holder of our common stock and do not validly exercise dissenters’ rights under Nevada law, then, upon effectiveness of the merger, each of your shares of our common stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive approximately $2.69 per share in cash, plus one common stock contingent value right. The holders of the common stock contingent value rights may be entitled to additional payments as more fully described below and under “The Merger Agreement—Common Stock Merger Consideration” beginning on page 38.

There are three potential cash payments that may be made to the holders of the common stock contingent value rights. These payments will be paid pro rata to holders of the common stock contingent value rights.

First, following the closing of the merger, a review will be conducted of our cash position and our liabilities, as well as Parallax’s working capital. In the event that these amounts meet specified thresholds, a common stock contingent value right payment will be made. By way of example, assuming that, at the closing, MDA’s cash and cash equivalents total $2.2 million and there is not a working capital shortfall or any MDA liabilities payable, then the holders of our common stock are expected to receive approximately $0.54 per share under the common stock contingent value rights.

Second, following the end of 2005, a review will be conducted of the net revenue of ArthroCare that is attributable to the sale of our products. In the event that this net revenue exceeds a specified threshold, then an additional common stock contingent value right payment will be made. Generally, this payment would be equal to 2.75 times net revenue for 2005, minus each of (i) any cash payments previously made to holders of our common stock, Series B preferred stock. Parallax common stock not held by us, options to purchase shares of our common stock with an exercise price less than $3.53 per share or options to purchase shares of Parallax common stock in connection with the merger, (ii) other cash payments made to holders of common stock contingent value rights under the contingent value rights agreement, (iii) 50% of certain cash payments made by ArthroCare to the rights agent, and (iv) certain accrued fees and expenses of the stockholders’ agent or third parties engaged by the stockholders’ agent for the benefit of the holders of the contingent value rights in excess of $300,000, if any, divided by the aggregate number of common stock contingent value rights outstanding on such payment date. This second payment may be referred to in this proxy statement as the “earnout” payment.

Third, a holdback in the amount of $1.8 million has been established to fund potential liabilities to the State of California for franchise taxes for 2002. Any amount remaining after final satisfaction of these liabilities will be distributed to the holders of the common stock contingent value rights.

ArthroCare and its affiliates will be entitled to offset against the earnout payment an amount in cash equal to the amount of any damage, claim, loss, cost, tax liability or expense, including, without limitation, interest, penalties, reasonable attorneys’ fees and expenses of investigation, response action, removal action or remedial action incurred by ArthroCare or its affiliates that arise out of or relate to, whether directly or indirectly: (i) any misrepresentation or breach of any warranty on the part of MDA contained in the contingent value rights agreement, the merger agreement or in any schedule or certificate delivered by or on behalf of MDA pursuant to the contingent value rights agreement or the merger agreement, or (ii) any breach or non-performance by MDA of any of their respective covenants or agreements contained in the contingent value rights agreement or the merger agreement or in any schedule or certificate delivered by or on behalf of MDA pursuant to the contingent value rights agreement or the merger agreement.

If more than $7.50 in the aggregate is payable to a holder of a common stock contingent value right (including any per share cash payment made to the holders of our common stock in connection with the merger and certain other cash payments made to the holders of common stock contingent value rights on a per contingent value right basis under the contingent value rights agreement), then the holders of all of the common stock contingent value rights and the preferred stock contingent value rights will share on a pro rata basis the amount payable over $7.50 with respect to each contingent value right.

Upon the effectiveness of the merger, you will have the right to receive the initial cash merger payment and common stock contingent value rights pursuant to the merger agreement, but you will no longer have any rights as a stockholder of MDA. Holders of our common stock will receive such initial cash merger payment and common stock contingent value rights after exchanging their company stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after completion of the merger.

HOLDERS OF OUR COMMON STOCK SHOULD NOT SEND ANY SHARE CERTIFICATES TO MDA AT THIS TIME. If the merger is completed, you will be sent instructions regarding the surrender of your certificates.

Preferred Stock Merger Consideration (Page 43)

If you are a holder of our Series B preferred stock and do not validly exercise dissenters’ rights under Nevada law, then, upon effectiveness of the merger, each of your shares of our Series B preferred stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive $7.50 per share in cash, plus one preferred stock contingent value right. The holders of the preferred stock contingent value rights may be entitled to additional payments as more fully described below and under “The Merger Agreement—Preferred Stock Merger Consideration” beginning on page 43. All accrued and unpaid dividends on the Series B preferred stock will be paid by us prior to the closing of the merger.

Each preferred stock contingent value right represents the right to receive a portion of the earnout only in the event that more than $7.50 in the aggregate is payable to the holder of a common stock contingent value right (including any per share cash payments made to the holders of our common stock in connection with the merger and any other cash payments made to the holders of the common stock contingent value rights on a per contingent value right basis under the contingent value rights agreement). In this event, the holders of all of the common stock contingent value rights and the preferred stock contingent value rights will share on a pro rata basis the amount payable over $7.50 with respect to each contingent value right.

Following the closing of the transactions contemplated by the merger agreement, ArthroCare and its affiliates will be entitled to offset against the earnout an amount in cash equal to the amount of any damage, claim, loss, cost, tax liability or expense, including, without limitation, interest, penalties, reasonable attorneys’ fees and expenses of investigation, response action, removal action or remedial action incurred by ArthroCare or its affiliates that arise out of or relate to, whether directly or indirectly: (i) any misrepresentation or breach of any warranty on the part of MDA contained in the contingent value rights agreement, the merger agreement or in any schedule or certificate delivered by or on behalf of MDA pursuant to the contingent value rights agreement or the merger agreement, or (ii) any breach or non-performance by MDA of any of their respective covenants or agreements contained in the contingent value rights agreement or the merger agreement or in any schedule or certificate delivered by or on behalf of MDA pursuant to the contingent value rights agreement or the merger agreement.

Upon the effectiveness of the merger, you will have the right to receive the cash payment and preferred stock contingent value rights pursuant to the merger agreement, but you will no longer have any rights as a stockholder of MDA. Holders of our Series B preferred stock will receive such cash payment and preferred stock contingent value rights after exchanging their company stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after completion of the merger.

HOLDERS OF OUR SERIES B PREFERRED STOCK SHOULD NOT SEND ANY SHARE CERTIFICATES TO MDA AT THIS TIME. If the merger is completed, you will be sent instructions regarding the surrender of your certificates.

Outstanding Stock Options (Page 44)

Company Options

Immediately prior to the effective time of the merger, each unexpired and unexercised option to purchase shares of our common stock with an exercise price less than $3.53 per share under any of our stock option plans, whether or not then exercisable or vested, shall be canceled and exchanged for (i) a payment in cash of an amount equal to the product of (a) the number of shares of our common stock subject to such option and (b) the excess of the initial per share cash merger consideration paid to the holders of our common stock, without interest, over the option exercise price, plus (ii) a number of common stock contingent value rights equal to the total number of shares of our common stock subject to such option. Prior to the effective time of the merger, we are required to have obtained all necessary consents to ensure that former holders of such MDA options with an exercise price less than $3.53 per share will have no rights other than the right to receive the cash payment and the common stock contingent value right.

Immediately prior to the effective time of the merger, each unexpired and unexercised option to purchase shares of our common stock with an exercise price equal to or greater than $3.53 per share under any of our stock option plans, whether or not then exercisable or vested, shall be canceled. Prior to the effective time of the merger, we are required to have obtained all necessary consents to ensure that the holders of these options with an exercise price equal to or greater than $3.53 per share will have no right to receive any merger consideration.

Parallax Options

Immediately prior to the effective time of the merger, each unexpired and unexercised option to purchase shares of common stock of Parallax under any of Parallax’s stock option plans, whether or not then exercisable or vested, shall be canceled and exchanged for (i) a payment in cash of an amount equal to the product of (a) the total number of shares of Parallax common stock subject to such Parallax option held by the holder as of the effective time of the merger, multiplied by 0.75, and (b) the excess of the initial per share cash merger consideration paid to the holders of our common stock, without interest, over the exercise price per share of Parallax common stock subject to such option, plus (ii) a number of common stock contingent value rights equal to the total number of shares of Parallax common stock subject to such Parallax options held by the holder, multiplied by 0.75. Prior to the effective time of the merger, we and Parallax are required to have obtained all necessary consents to ensure that the former holders of Parallax options will have no rights other than the right to receive the Parallax option payment.

Treatment of Parallax Common Stock Not Held by Us (Page 45)

Prior to the effective time of the merger, we are required to have obtained all necessary consents of the holders of all outstanding shares of Parallax common stock not held by us to cause such shares to be exchanged immediately after the effective time of the merger into the right for each holder of Parallax common stock other than MDA to receive (i) a payment in cash of an amount equal to the product of (a) the number of shares of Parallax common stock held by such holder at the effective time of the merger, multiplied by 0.75, and (b) the initial per share cash merger consideration paid to the holders of our common stock, without interest, plus (ii) a number of common stock contingent value rights equal to the total number of shares of Parallax common stock held by such holder, multiplied by 0.75.

Principal Conditions to Effecting the Merger (Page 50)

Each party’s obligation to complete the merger is subject to the satisfaction of the following conditions:

•	the merger agreement and the merger will have been approved and adopted by the affirmative vote of the holders of not less than a majority of the outstanding shares of our common stock and Series B preferred stock, voting together as a single class;

•	absence of legal restraint or prohibition preventing the completion of the merger;

•	all authorizations, consents and approvals of any governmental entity or otherwise required pursuant to the merger agreement will have been obtained or filed; and

•	the contingent value rights agreement will have been executed and delivered.

The obligation of ArthroCare and Alpha Merger Sub to complete the merger is also subject to satisfaction of the following additional conditions:

•	certain of our representations and warranties are true and correct in all material respects and other of our representations and warranties qualified by materiality or a material adverse effect are true and correct;

•	we will have performed or complied in all material respects with our covenants and agreements required under the merger agreement and the ancillary agreements executed in connection with the merger agreement;

•	each party to the stockholder support agreements and the stockholder waiver agreements will have performed or complied in all material respects with all agreements and covenants required by the merger agreement, each stockholder support agreement and each stockholder waiver agreement;

•	each stockholder support agreement and stockholder waiver agreement will be valid and in full force and effect;

•	we will have obtained certain specified consents or approvals;

•	there will not have occurred a material adverse effect to us or any event or development that would reasonably be expected to have a material adverse effect on us, as defined in the merger agreement;

•	no action or claim will be pending or threatened which would prevent the transactions contemplated by the merger agreement, any ancillary agreement or any stockholder support agreement or stockholder waiver agreement to be completed or adversely affect the rights or powers of ArthroCare to own, operate or control the surviving corporation;

•	Parallax’s estimated working capital amount will not be less than 80% of its base working capital amount;

•	our estimated cash amount minus our estimated liabilities (on an unconsolidated basis) is not less than zero;

•	we will have provided ArthroCare with certain opinions of counsel;

•	stockholders representing the right to receive not more than 2% of the aggregate initial consideration will have elected to exercise appraisal rights;

•	we will have obtained all necessary consents of the holders of all outstanding Parallax options to cause such Parallax options to be validly exchanged for the right to receive the Parallax option payment;

•	we will have obtained all necessary consents of each holder of Parallax common stock not held by us to cause such shares of Parallax common stock to be validly exchanged for the right to receive the Parallax common stock payment;

•	we will have obtained all necessary consents of the holders of all outstanding MDA options to cause such MDA options to be validly exchanged for the right to receive the option payment;

•	we will have paid all accrued dividends owed to the holders of our Series B preferred stock;

•	we will have paid certain other fees prior to the closing of the transactions contemplated by the merger agreement;

•	we will have provided ArthroCare with access to all data and information reasonably requested to permit ArthroCare to complete an Internal Revenue Code Section 382 analysis; and

•	we will have filed an amendment to the certificate of designation relating to our Series B preferred stock.

Our obligation to complete the merger is also subject to satisfaction of the following additional conditions:

•	certain of the representations and warranties of ArthroCare are true and correct in all material respects and other of its representations and warranties qualified by materiality or a material adverse effect are true and correct; and

•	ArthroCare must have performed in all material respects its covenants and agreements required under the merger agreement and the ancillary agreements executed in connection with the merger agreement.

Termination of the Merger Agreement (Page 51)

Either we, by action of our Receiver, or ArthroCare, by action of its board of directors, may terminate the merger agreement and abandon the merger at any time prior to the closing of the merger:

•	by mutual written consent of the parties;

•	if the merger has not been completed on or before April 23, 2004 and ArthroCare has not otherwise validly extended the term of the merger agreement in accordance with its terms;

•	if the completion of the merger is legally prohibited by a final and non-appealable order or by law; or

•	if our stockholders fail to approve the merger.

In addition, ArthroCare has the right to terminate the merger agreement and abandon the merger if:

•	our Receiver withdraws, adversely modifies or, upon request by ArthroCare, fails to reconfirm his recommendation of the merger or the merger agreement;

•	our Receiver will have determined to recommend to our stockholders that they approve an acquisition proposal other than the one contemplated by the merger agreement or will have determined to accept a superior proposal;

•	a tender or exchange offer is commenced, that, if successful, would result in any person or group beneficially owning 20% or more of our outstanding capital stock and our Receiver fails to recommend that our stockholders not tender their shares;

•	we fail to call or hold a stockholder meeting for the purpose of approving and adopting the merger and the merger agreement by the later of April 23, 2004 and the end of any extension period;

•	we will have furnished or caused to be furnished confidential information or data, or engaged in negotiations or discussions with another person pursuant to an alternative acquisition proposal under certain circumstances;

•	there has been an event, development or change in circumstance that constitutes, has had or could be reasonably expected to have a material adverse effect on us and such material adverse effect is not cured within ten days after written notice to us by ArthroCare; or

•	we have breached or failed to perform any covenant, agreement, representation or warranty, and such breach or misrepresentation either cannot be cured or is not cured within ten days after written notice to us by ArthroCare.

We have the right to terminate the merger agreement and the transactions contemplated by the merger agreement if:

•	our Receiver determines to accept a superior proposal, but only after we hold a stockholders’ meeting for the purpose of approving and adopting the merger and the merger agreement and fail to obtain the stockholder approval required for the completion of the merger and the other transactions contemplated by the merger agreement and we pay certain termination fees and expenses to ArthroCare; or

•	ArthroCare has breached or failed to perform any other covenant, agreement, representation or warranty, and such breach or misrepresentation either cannot be cured or is not cured within ten days after written notice to ArthroCare by us.

If the merger agreement is terminated, the merger agreement will be void and we, any of our subsidiaries or ArthroCare will not have any liability other than obligations to pay any termination fee and expense, if applicable, as described below; provided, however, no such termination will relieve any party of any liability or damages resulting from any willful and material breach of the merger agreement or any ancillary agreement entered into connection therewith prior to such termination.

Termination Fee and Payment of Expenses (Page 52)

Except under specific circumstances set forth in the merger agreement, the parties have agreed that all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement shall be borne solely by the party incurring such fees and expenses, whether or not the transactions contemplated by the merger agreement are completed. Under specified circumstances, we must reimburse ArthroCare for its expenses in an amount not to exceed $1,000,000 if the merger agreement is terminated and, depending on certain other specified circumstances related to such termination, we may also be obligated to pay a termination fee of $2,000,000 to ArthroCare. Under other specified circumstances, ArthroCare must reimburse us for expenses in an amount not to exceed $1,000,000 if the merger agreement is terminated.

No Solicitation of Alternative Acquisition Proposals by MDA (Page 48)

The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations, or otherwise cooperate, with any third party with respect to any alternative acquisition proposal. Notwithstanding these provisions, the merger agreement provides that we may, in response to a superior proposal, subject to certain conditions, furnish information to the individual or entity making the superior proposal and participate in discussions with respect to such superior proposal, if our Receiver determines in good faith, after consultation with its outside counsel, that the failure to do so would be inconsistent with its fiduciary duties. We must notify ArthroCare as promptly as practicable (and in any event within 24 hours) of any potential alternative acquisition proposal.

The Contingent Value Rights Agreement (Page 54)

We, ArthroCare, Alpha Merger Sub, Wells Fargo Bank, N.A., as the rights agent, and Frank Bumstead, as the stockholders’ agent, will enter into the contingent value rights agreement in connection with the closing of the transactions contemplated by the merger agreement. The contingent value rights agreement sets forth certain procedures for cash payments to the holders of common stock contingent value rights and preferred stock contingent value rights. The form of contingent value rights agreement is attached to this proxy statement as Appendix B.

The Distribution Agreement (Page 55)

In connection with the merger agreement, we and ArthroCare executed a distribution agreement under which ArthroCare began selling our products worldwide on November 15, 2003 and will continue as the exclusive worldwide distributor for our products until the distribution agreement is (i) terminated (a) as a result of the termination of the merger agreement or (b) with thirty calendar days written notice from ArthroCare to us to terminate the distribution agreement with or without cause; or (ii) extended by mutual agreement of both ArthroCare and us. During the term of the distribution agreement, we will pay ArthroCare a commission based on sales of our products on a monthly basis.

The Stockholder Support Agreements (Page 56)

In connection with the merger agreement, certain of our stockholders have entered into stockholder support agreements with ArthroCare, pursuant to which such stockholders have agreed to vote a portion of their shares, which represent an aggregate of 45% of our outstanding voting stock, in favor of the approval of the merger and adoption and approval of the merger agreement against any alternative transactions.

The stockholder support agreements are attached to this proxy statement as Appendix E and Appendix F, respectively.

The Stockholder Waiver Agreements (Page 56)

In connection with the merger agreement, certain of our stockholders have entered into stockholder waiver agreements, whereby such stockholders generally agreed to waive any and all claims that they may have against us and ArthroCare with respect to the operation of our business after the effective time of the merger as it relates to their right to receive payments under contingent value rights. In addition, certain other of our stockholders have also entered into a stockholder waiver agreement, whereby such stockholders agreed to waive any and all claims that they may have or had in the past against us and ArthroCare, including, but not limited to, the operation of our business prior to the effective time of the merger.

The stockholder waiver agreements are attached to this proxy statement as Appendix G and Appendix H, respectively.

Market Prices for Common Stock and Dividend Information (Page 57)

As of December 31, 2003, there were approximately 275 holders of our common stock and 10 holders of our Series B preferred stock. There is currently no established public trading market for any class of our equity securities. We have not paid any cash dividends and do not anticipate paying any cash dividends in the foreseeable future, except to the holders of our Series B preferred stock. As a condition to the closing of the merger, we will have filed an amendment to our certificate of designation which sets forth the rights, preferences and privileges of our Series B preferred stock, including the right to receive certain dividends. The holders of Series B preferred stock are entitled to receive cumulative annual dividends at the rate of $0.675 per share per annum from and after October 24, 2003, out of any legally available assets.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	WHAT WILL THE STOCKHOLDERS RECEIVE IN THE MERGER?

A:	As a result of the merger, holders of our common stock issued and outstanding immediately prior to the effective time of the merger (other than those who properly exercise dissenters’ rights) will receive approximately $2.69 per share in cash, plus one common stock contingent value right, and holders of our Series B preferred stock issued and outstanding immediately prior to the effective time of the merger (other than those who properly exercise dissenters’ rights) will receive $7.50 per share in cash, plus one preferred stock contingent value right.

Q:	WHAT IS A CONTINGENT VALUE RIGHT?

A:	A contingent value right is a right to receive certain future payments as part of the merger consideration. A common stock contingent value right may entitle the holder thereof to additional cash consideration as a result of the earnout payment, as well as a payment related to our working capital balances and state franchise tax liabilities. A preferred stock contingent value right may entitle the holder thereof to additional cash consideration as a result of the earnout payment.

Q:	WHY ARE THE HOLDERS OF THE SERIES B PREFERRED STOCK RECEIVING MORE CASH MERGER CONSIDERATION THAN THE HOLDERS OF COMMON STOCK?

A:	The Series B preferred stock was issued in September 1998 as consideration for our acquisition of Parallax. The Series B preferred stock terms permitted the holders of such stock to require us to redeem their shares for cash in the amount of $7.50 per share. As part of a settlement of litigation with the holders of the Series B preferred stock, we agreed that in the event of a merger like the one contemplated by the merger agreement, our holders of Series B preferred stock will receive $7.50 per share at the effective time of the merger, and the holders of our Series B preferred stock agreed to cancel their redemption right. Our holders of Series B preferred stock will receive approximately $4.35 million in the aggregate in the merger.

Q:	WHAT PAYMENTS COULD THE HOLDERS OF COMMON STOCK RECEIVE IN THIS MERGER?

A:	The chart below represents the total merger consideration that the holders of our common stock could potentially receive based upon various hypothetical examples of our net revenues for calendar year 2005 and the following assumptions: (i) MDA’s cash and cash equivalents at closing are equal to $2.2 million; (ii) MDA has no liabilities payable at closing; (iii) there is no working capital shortfall at Parallax; (iv) it is finally determined that no franchise taxes are owed or owing to the State of California for 2002; and (v) ArthroCare makes no claims for offset due to breaches of representations and warranties by us in the merger agreement. For purposes of reference, our total revenues were $6.2 million, $3.6 million and $7.2 million for the nine months ended September 30, 2003 and the fiscal years ended December 31, 2002 and December 31, 2001, respectively.

Neither the range of net revenues set forth in the chart below nor the various assumptions set forth above represent our actual estimates or projections for 2005 net revenues or the other stated assumptions, respectively. These numbers are provided solely for the purpose of providing our holders of common stock with examples of how under various hypothetical scenarios their aggregate merger consideration would be calculated in connection with the surrender of their shares of common stock pursuant to the merger. Actual amounts may differ from the amounts assumed, and such differences may be material.

Estimated Revenues	Initial Cash Consideration (Per Share)	Cash/Holdback Payment Amount (Per Share)	Earnout Payment Amount (Per Share)	California Holdback Amount (Per Share)	Total Payment (Per Share)
$0	$2.69	$0.54	$0	$0.23	$3.46

$5,000,000	$2.69	$0.54	$0	$0.23	$3.46

$10,000,000	$2.69	$0.54	$0	$0.23	$3.46

$15,000,000	$2.69	$0.54	$1.71	$0.23	$5.17

Q:	WHEN SHOULD YOU EXPECT TO RECEIVE CASH PAYMENTS UNDER THE MERGER AGREEMENT AND THE CONTINGENT VALUE RIGHTS AGREEMENT?

A:	Pursuant to the merger agreement, promptly after the effective date of the merger, ArthroCare will instruct its designated exchange agent to mail to each holder of record of our common stock and Series B preferred stock a letter of transmittal and instructions as to how stockholders should surrender their shares in exchange for the initial cash merger consideration. Upon completing and executing the letter of transmittal and such other documents as may be required by the exchange agent, the holders of our common stock and Series B preferred stock will be entitled to receive their initial cash merger consideration.

Holders of MDA options or Parallax options will be paid their respective option payments as promptly as practicable after the effective time of the merger.

The common stock contingent value rights entitle their holders to up to three of the following future cash payments by ArthroCare: (i) an amount representing the cash balance held by us at closing, after certain deductions for liabilities are made, so long as that cash balance meets a certain threshold amount (the cash/holdback payment amount); (ii) an earnout, based on a multiple of the net revenue from the sale of our products by ArthroCare during calendar year 2005, payable only if net revenue exceeds a specified threshold (the earnout payment amount); and (iii) an amount equal to $1.8 million minus the amount actually paid in satisfaction of a potential California franchise tax liability claim (the California holdback payment amount). The preferred stock contingent value rights entitle their holders to the earnout payment amount set forth in (ii) of the preceding sentence, if any.

Pursuant to the contingent value rights agreement, the cash/holdback payment amount will be provided as soon as practicably possible after the review by ArthroCare of the estimated financials comprising the cash/holdback payment amount submitted by us prior to the closing of the transactions contemplated by the merger agreement (which review must be completed within 15 days of the closing of the merger); provided, however, that if ArthroCare determines, pursuant to the contingent value rights agreement, that the cash/holdback payment amount should not be paid, the closing balance sheet payment amount will be paid within 45 days following the closing of the merger agreement. Notwithstanding the foregoing, the contingent value rights agreement provides a mechanism for dispute resolution if the closing balance sheet amount cannot be agreed upon by ArthroCare and the stockholders’ agent, which could delay payment of the closing balance sheet amount.

Unless the stockholders’ agent provides written notice disputing the amount of the earnout payment, the earnout payment amount will be paid on or before April 15, 2006, unless a claim for offset is asserted by ArthroCare. In addition, ArthroCare will pay any remaining amount of the California holdback payment amount as promptly as practicable after the expiration of all applicable statutes of limitations relating to our California 2002 franchise tax return (generally, three years).

In the event that ArthroCare makes claims for offset against these amounts, payment may be delayed until resolution of the offset claims.

Q:	WHAT DO I NEED TO DO NOW?

A:	We urge you to read this proxy statement carefully, including its appendices, and to consider how the merger will affect you. After doing so, please mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of our stockholders.

Q:	WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD?

A:	The failure to return your proxy card will have the same effect as voting against the merger.

Q:	MAY I VOTE IN PERSON?

A:	Yes. You may attend the special meeting of our stockholders, and vote your shares in person, rather than signing and returning your proxy card.

Q:	MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can deliver a written, dated notice to our chief executive officer, Jeffrey J. Barber, stating that you would like to revoke your proxy. Second, you can complete, date and deliver a new, later dated, proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.

Q:	SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock and Series B preferred stock for the merger consideration.

Q:	WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:	We are working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy all other closing conditions. We expect to complete the merger as soon as practicable after the special meeting.

Q:	AM I ENTITLED TO DISSENTERS’ RIGHTS?

A:	Yes. Holders of record of our common stock and our Series B preferred stock who do not vote in favor of the merger are entitled to demand dissenters’ rights under Nevada law in connection with the merger. See “The Merger—Dissenters’ Rights” beginning on page 35.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact our chief executive officer, Jeffrey J. Barber, at:

Medical Device Alliance Inc.

5851 West Charleston Boulevard

Las Vegas, Nevada 89146

(702) 791-2910

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement and the accompanying proxy card are solicited by our Receiver. These proxies will be used at our special meeting to be held at the Suncoast Hotel and Casino, 9090 Alta Drive, Las Vegas, NV 89145, on January 28, 2004 at 8:00 a.m., local time, and at any and all adjournments or postponements thereof.

Our special meeting is being held to consider an acquisition by ArthroCare of 100% of MDA’s outstanding common stock and MDA’s Series B preferred stock.

At our special meeting, our stockholders will consider and vote upon a proposal to approve the transaction by which Alpha Merger Sub shall be merged with and into MDA, pursuant to the Agreement and Plan of Merger, dated as of October 23, 2003, by and among ArthroCare, Alpha Merger Sub and MDA, as subsequently amended by Amendment No. 1 to the Agreement and Plan of Merger, dated January 5, 2004, by and among the same, with MDA surviving the merger as a wholly-owned subsidiary of ArthroCare, whereby each of your shares of our common stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive approximately $2.69 per share in cash, plus one common stock contingent value right, and each of your shares of our Series B preferred stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive $7.50 per share in cash, plus one preferred stock contingent value right, and to approve and adopt such merger agreement.

The merger has been approved by our Receiver whose authority to approve such a transaction was confirmed by Order of the Eighth Judicial District Court, State of Nevada on October 23, 2003. OUR RECEIVER RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AND APPROVE AND ADOPT THE MERGER AGREEMENT.

Record Date and Voting

Stockholders of record at the close of business on December 31, 2003 will be entitled to vote at our special meeting. On such record date, there were outstanding 6,871,529 shares of our common stock and 579,603 shares of our Series B preferred stock, for a total of 7,451,132 shares outstanding entitled to vote. The presence, in person or by proxy, of the holders of shares representing at least a majority of the outstanding shares of our common stock and our Series B preferred stock, voting together as a single class, at our special meeting shall constitute a quorum. Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

All shares represented by properly executed and unrevoked proxies will be voted at the special meeting. Each share of our common stock and our Series B preferred stock is entitled to one vote. You may revoke your proxy before it is voted by: delivering a later dated, executed proxy; delivering written notice of revocation of your proxy to our chief executive officer, Jeffrey J. Barber, at 5851 West Charleston Boulevard, Las Vegas, Nevada 89146; or by attending the special meeting and voting in person.

At the special meeting, holders of our common stock and Series B preferred stock, voting together as a single class, will vote on the proposals to approve the merger. Holders of a majority of all the outstanding shares of our common stock and Series B preferred stock must vote in favor of approving the merger in order for those proposals to be adopted. Votes withheld and abstentions will not be counted as votes cast and will not be voted. A failure to vote or an abstention will have the same legal effect as a vote cast against approval of the merger.

In connection with the merger agreement, certain of our stockholders have entered into stockholder support agreements with ArthroCare, pursuant to which such stockholders have agreed to vote a portion of their shares, which represents an aggregate of 45% of our outstanding voting stock, in favor of the approval of the merger and against any alternative transactions. See “The Stockholder Support Agreements” on page 55.

If the enclosed proxy is duly executed and received in time for the special meeting, and if no contrary instructions are included on the proxy, it is the intention of the persons named as proxies to vote the shares of our common stock and Series B preferred stock represented thereby in favor of the proposals to approve of the merger, and in the discretion of the persons named as proxies in connection with any other business that may properly come before the special meeting or any adjournment or postponement thereof.

At this time, we know of no other matters that may be presented for stockholder action at the special meeting. However, if any matters, other than these proposals stated above, should properly come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

In the event that there are not sufficient votes to adopt the proposals stated above, it is expected that the special meeting will be postponed or adjourned in order to permit further solicitation of proxies by us. No proxy that is voted against approval of the merger will be voted in favor of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

The delivery of this proxy statement shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

OUR RECEIVER RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AND APPROVE AND ADOPT THE MERGER AGREEMENT.

Solicitation of Proxies

We and ArthroCare have each agreed to pay one-half of the expenses related to printing, filing and mailing the proxy statement and all Securities and Exchange Commission and other regulatory filing fees in connection with the proxy statement. We will bear all the remaining costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our Receiver, officers or other regular employees. No additional compensation will be paid to our Receiver, officers or other regular employees for such services.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH OUR SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON.

THE MERGER

Background of the Merger

As the case entitled Robert Ahr, et al. v. Medical Device Alliance Inc. (the “Ahr Matter”) settled during the third and fourth quarters of 2001, our Receiver and our executive officers held several conversations regarding the future after the termination of our Receivership. Initially, we discussed the following:

•	the use of the proceeds from the sale of our Inamed stock;

•	the performance of MSD under the MSD distribution agreement;

•	a permanent resolution to LySonix and related liability from the two patent infringement cases;

•	the obligations and costs of remaining a public reporting company; and

•	the short and long term factors affecting Parallax.

From these conversations, our Receiver and our executive officers focused on quickly settling the LySonix patent litigation by negotiating a comprehensive settlement agreement. Our executive officers also recognized that, since MSD was not performing as they were contractually required to perform under the MSD distribution agreement, we needed to regain our distribution rights in order to advance sales and increase the value of Parallax. Prior to the settlement of the Ahr Matter (the “Ahr Settlement”), we relied on MSD to generate our revenues since we did not have sufficient resources to fund and establish a Parallax direct sales effort.

During the third and fourth quarters of 2001, other strategic alternatives were discussed, including commencing dialogue with potential acquirers or strategic partners. After the Eighth Judicial District Court, State of Nevada approved the final terms of the Ahr Settlement, our Receiver and our executive officers were able to quantify our assets with greater certainty. We determined that we had the resources necessary to intensify the development of Parallax; however, since our resources were limited, we needed to raise additional capital to continue such development activities. We faced a number of other challenges that factored into our decision to seek strategic alternatives, such as the following:

•	uncertainty regarding MSD and their ability to meet contractual minimums under the MSD distribution agreement;

•	significant new vertebroplasty product competition from larger companies with greater financial resources than us;

•	uncertainty regarding our ability to raise additional capital, including issues related to the facts and circumstances that caused the Court to appoint a receiver for MDA and the costs required to obtain such capital;

•	our ability to successfully compete with kyphoplasty, a procedure competitive to vertebroplasty that offers a higher compensation rate to surgeons; and

•	the costs and compliance obligations associated with being a public reporting company and generating a public trading market for our stock.

On a regular basis, our executive officers informed our Receiver of their conversations, inquiries and meetings with potential acquirers and strategic partners.

In June 2001, our executive officers began a series of meetings with representatives of Company A, a diversified holding company with interests in the medical device industry, regarding a possible acquisition of Parallax. These meetings occurred as a result of an unsolicited inquiry received from Company A. We entered into a confidentiality and non-disclosure agreement with Company A whereby we provided them with general information about us and our products. As a result of these discussions, Company A presented us with a non- binding proposal to acquire Parallax for $20.0 million, subject to their completion of due diligence. We responded that the proposed sales price was inadequate and Company A elected to withdraw from any further negotiations.

In September 2001, we entered into a confidentiality agreement with Company B, a California medical device company specializing in orthopedics and minimally invasive spine surgery. Management of both companies then met to discuss strategic alternatives, including a potential merger. Ultimately, Company B’s senior management elected to not pursue these conversations further. In March 2002, Company B was acquired by another global medical device company.

In September 2001, Company C’s wholly-owned subsidiary, an interventional neuroradiology company, commenced conversations with us regarding a possible strategic alliance or acquisition. Each of the parties executed a confidentiality agreement on October 29, 2001, pursuant to which our executive officers participated in meetings held at the offices of both companies to determine the merits of a possible strategic alliance or potential acquisition. We provided each other with general information about our companies and respective products.

On January 9, 2002, we sent a letter to MSD regarding the MSD distribution agreement and our concerns that MSD was not meeting the required minimum purchase amounts. During the next several months, both companies negotiated an amendment to the MSD distribution agreement pursuant to which Parallax regained the right to sell Parallax products on a direct basis to non-surgeon customers in the United States, which represented the majority of the market for Parallax products. We agreed that MSD would retain the right to sell Parallax products to surgeons in the U.S. and export Parallax products to Germany and Italy. As a result of the execution of this amendment to the MSD distribution agreement on June 14, 2002, we launched a direct six-territory sales force for Parallax, supplemented by regional manufacturer representatives.

In February 2002, we were contacted by ArthroCare. The initial contact was to inquire about the possibility of a strategic alliance or other possible transaction between our companies. Our executive officers began a series of general discussions to determine the range of possible transactions, including a transaction to acquire a portion or all of our business. A confidentiality agreement was executed on February 27, 2002 and information regarding us and our products was provided to ArthroCare. We participated in meetings with ArthroCare through April 2002 to exchange additional information.

On March 12, 2002, we entered into a confidentiality agreement with Company D, a public company with a wholly-owned subsidiary in the vertebroplasty market. Company D was seeking strategic alternatives to divest this subsidiary or to grow the subsidiary through a merger or other strategic alliance.

On April 24, 2002, our executive officers met with Company C and its subsidiary company that specializes in interventional neuroradiology at such subsidiary’s headquarters. The meeting was scheduled to allow our executive officers to respond to questions raised as a result of their due diligence on our company completed to date. During the meeting, they inquired about the status of our current litigation matters and other corporate affairs, including matters related to LySonix. Company C’s management explained their desire to expand the product offering of their interventional neuroradiology subsidiary to include vertebroplasty products. During this meeting, both parties mutually agreed to continue to discuss opportunities for further potential collaboration.

On May 6, 2002, our executive officers met with ArthroCare at Parallax’s headquarters in Scotts Valley, California to discuss the results of the preliminary due diligence conducted by ArthroCare to date. During the meeting, ArthroCare raised questions and inquired about the status of our current litigation and other corporate affairs, including matters related to LySonix. ArthroCare expressed its desire to create a leveraged sales force to sell both companies’ products, possibly through a distribution agreement. It was mutually agreed upon at that time that both companies would continue discussions to determine the merits of such a transaction; however, we informed ArthroCare that a pure distribution arrangement would not be acceptable to us.

On September 30, 2002, our executive officers participated in a meeting with Company C’s management at their headquarters. The meeting included participation by Company C’s decision-makers for acquisitions and strategic relationships. During the meeting, a discussion was held regarding the current status of Parallax and

Company C inquired as to the potential to enter into a distribution relationship that could result in an acquisition at some time in the future. We responded that that our recent experience with MSD made such an alliance undesirable for us. In the alternative, we suggested that Company C should present us with an acquisition proposal for our review and consideration if they had an interest in our product line. In connection with the suggestion, we provided them with information about MDA and the potential value associated with our net operating loss carry forwards (“NOLs”) for a potential merger, rather than a sale of some or all of our assets.

On October 1, 2002, our executive officers met with the management of Company E, a privately-held medical technology company specializing in experimental technology used in spinal surgery. Company E was beginning to develop products that were attractive to buyers of our products. The purpose of the meeting was to determine whether Parallax would be interested in acquiring Company E or distributing their products. We informed Company E that we were not interested in acquiring Company E or distributing their products at that time.

On October 15, 2002, we received an inquiry from Company F to see if we were interested in discussing opportunities between our companies. Company F is a leading provider and distributor of pharmaceuticals and other medical products, technology and services and a major competitor with Parallax in the vertebroplasty market. Through a series of initial phone conversations, it was determined that a more formal meeting should be scheduled to determine the merits of a potential alliance or transaction between us and Company F.

On October 21, 2002, a representative of Company C called and stated that they did not believe that an acquisition of Parallax would fit with their strategic objectives at that time.

On November 22, 2002, our executive officers met with the representatives of Company F at Parallax’s headquarters in Scotts Valley, California. During the meeting, Company F raised questions about the status of our current litigation matters and other corporate affairs, including matters related to LySonix. Company F also provided information regarding their business structure and desire to expand their product offering in the vertebroplasty market. At that meeting, Company F expressed an interest in adding a bone cement product to their product line and both parties agreed that a confidentiality agreement should be executed in order to learn more about each other’s company and explore a mutually beneficial opportunity.

In November 2002, our executive officers participated in additional conversations with ArthroCare, and discussed several topics, including updates, general valuation ranges for a potential transaction and assessments of each party’s interest level to proceed further with formal negotiations.

On December 10, 2002, we were contacted by Company G to schedule a meeting to discuss Company G’s new bone cement technology. We had an initial meeting with Company G on December 20, 2002 at Parallax’s headquarters. During this meeting, we discussed the general marketing conditions for an advanced bone cement product and Company G discussed an interest in acquiring an existing company such as Parallax to create a platform to develop and launch such bone cement technology.

In January 2003, we entered into a termination agreement with MSD to terminate our relationship under the MSD distribution agreement. This termination agreement with MSD gave us back the right to sell Parallax products to surgeons in the United States and to export Parallax products to Germany and Italy which had been granted exclusively to MSD under the first amendment to the MSD distribution agreement executed on June 14, 2002.

In early 2003, a second meeting was held with Company G and representatives of a global investment bank at Parallax’s headquarters. At that meeting, representatives of the investment bank explained Company G’s desire to create an orthopedic spine business with us and their general interest in acquiring Parallax. Periodic conversations continued with Company G’s management; however, such discussions never resulted in a proposal being delivered to us.

On February 5, 2003 a second meeting was held with Company F at Parallax’s headquarters. The meeting included the division president overseeing Company F’s vertebroplasty product line. During the meeting, Company F inquired as to the possibility of a distribution arrangement or a private label agreement. We informed Company F that this type of strategic alliance was not acceptable to us. Company F stated that they had an interest in acquiring Parallax and they wanted to conduct preliminary due diligence. Over the next few months, we had several follow-up telephone conversations with Company F’s representatives.

On February 12, 2003, our executive officers met with the president of Company H to discuss the possibility of Parallax providing cement delivery systems and bone cement products to Company H. The meeting was preliminary in nature and no subsequent communications occurred between the parties.

Between February and April 2003, our executive officers met twice with representatives of Company D and executed a confidentiality agreement with them. The conversations focused on a wholly-owned subsidiary of Company D, a small competitor in the vertebroplasty market. The purpose of these meetings was to discuss opportunities that may exist between us and Company D. Ultimately, Company D never delivered a proposal to us regarding any type of transaction with us.

On May 5, 2003, a confidentiality agreement was executed with Company F and our executive officers participated in several phone conversations, which led Company F to engage in more formal due diligence with respect to us and our products.

On May 6, 2003, the chief executive officer of Parallax, Howard Preissman, delivered a notice to us on behalf of all of the holders of our Series B preferred stock electing to exercise the redemption rights with respect to all of the then outstanding shares of Series B preferred stock.

On May 8, 2003, Jeffrey J. Barber participated in a previously scheduled meeting with representatives of ArthroCare to update each other on a possible alliance or acquisition.

On May 19, 2003, our executive officers contacted Company I to inform them that multiple companies had an interest in acquiring all or a portion of our company, including Parallax. Our executive officers suggested that Company I provide us with a term sheet for a possible transaction if they had any interest in our company. Company I responded that their interest level was inconsistent with our price expectations and they would not be providing us with any proposal for all or a portion of our company.

On May 22, 2003, our executive officers and our Receiver scheduled a meeting in Las Vegas, Nevada with an attorney specializing in patent litigation to fully explore the enforceability of Parallax’s intellectual property portfolio. Prior to this meeting, we conducted significant analysis and provided such results to the attorney for his review and discussion during the meeting. We determined that a review of the enforceability of our intellectual property was necessary so that we could place a proper value on our intellectual property during any future negotiations for a sale of all or a portion of our company.

On June 5, 2003, our executive officers met again with Company F. During the meeting, we made a complete presentation regarding Parallax and we discussed, at length, a potential acquisition of MDA or Parallax by Company F. Company F stated a general valuation range for a transaction involving MDA or Parallax and we deemed that such figures, while preliminary in nature, were lower than we would accept. We concluded the meeting and Company F stated that if they decided to to make an offer that would be closer to our acceptable range, they would provide us with a term sheet for the transaction.

On June 11, 2003, Jeffrey J. Barber participated in another meeting with ArthroCare for the purpose of updating each other on current information and responding to questions regarding a potential transaction raised by both parties.

In June 2003, our executive officers participated in two separate meetings with Company C to bring them up to date on events related to a possible transaction and to determine if they had an interest in making a proposal to acquire all or a portion of our company.

On June 25, 2003, Company F informed us that, while they still had an interest in a possible acquisition, it was highly unlikely that they would submit a proposal that would meet the target range for an offer that we had discussed in prior meetings.

On June 25, 2003, Mr. Barber met with ArthroCare at their headquarters in Sunnyvale, California. The meeting was aimed at both parties developing a term sheet to be submitted to our Receiver regarding an acquisition of all or a portion of our company. Also, during this meeting, a complete discussion was held regarding MDA, including the NOLs that could bring additional value to ArthroCare in the event that they wanted to acquire MDA as a corporate entity. The parties also discussed the impact of a combined sales force in the marketplace, as well as ArthroCare’s commitment if the transaction’s purchase price included an earn-out predicated on future sales during an agreed-upon time period.

On June 26, 2003, ArthroCare delivered to us a letter proposal, which was presented to our Receiver and our legal advisors.

On June 27, 2003, our executive officers notified both Company F and Company C that if they intended to submit a proposal or term sheet, they should finalize such proposal and deliver it to us within the next few days. We never received any term sheets or proposals from Company F or Company C.

During the month of July 2003, Mr. Barber participated in numerous conversations with ArthroCare in order to incorporate the terms of the letter proposal presented on June 26, 2003 into a formal term sheet.

On July 25, 2003, ArthroCare sent us a term sheet to which we responded on July 29, 2003. Between July 30 and August 13, 2003, both companies negotiated and revised the term sheet to reflect the understandings of the parties for the proposed transaction.

On August 13, 2003, we executed a second confidentiality agreement with ArthroCare for ArthroCare to conduct additional due diligence regarding our intellectual property.

On August 20, 2003, Mr. Barber contacted our two major stockholder groups (Vegas Ventures, LLC and the entities affiliated with Donald K. McGhan) at the request of ArthroCare to gauge their level of support for the proposed ArthroCare transaction. During the call, Mr. Barber provided these stockholders with general terms that were included in the ArthroCare term sheet, as it existed at the time.

In September 2003, prior to our execution of a final letter agreement with ArthroCare, we were contacted by Company J and both parties mutually determined that no strategic opportunity existed and no further discussions were held.

On September 18, 2003, our two major stockholder groups delivered forms of comfort letters to ArthroCare expressing their support of the proposed ArthroCare transaction. The stockholders executed the comfort letters on September 19, 2003.

Between September 5 and 23, 2003, additional drafts of the term sheet were proposed and final wording of a binding letter agreement was negotiated between representatives of both companies and their respective legal counsel. The binding letter agreement between ArthroCare and us provided for a 60-day exclusive negotiating period. The non-binding term sheet which was attached to the letter agreement generally provided for a purchase price for all outstanding stock of MDA equal to 2.75 times our product revenue in 2005, of which $30 million would be paid at closing and the balance paid following completion of fiscal year 2005. The non-binding term sheet also provided that there would be no limitations or restrictions of any kind on the ability of ArthroCare to operate the MDA Business (as defined on page 40) following the merger and that our stockholders would be entitled to any excess cash on our books immediately prior to the closing. The term sheet also provided that our two major stockholder groups (representing a majority of our outstanding voting stock) would enter into agreements to vote in favor of the proposed transaction.

On September 23, 2003, ArthroCare presented the final term sheet and binding letter agreement to us, which we executed, subject to the approval of the Court. On September 24, 2003, we filed with the Court the final term sheet and binding letter agreement, along with letters of support from our two major stockholder groups. On October 14, 2003, the Court reviewed our filing and issued an order granting our Receiver the right, power and authority to negotiate a transaction for the merger of MDA.

Commencing on September 24, 2003 and continuing through the execution of the merger agreement, ArthroCare conducted detailed business and financial due diligence on us, including our business, products, financial condition, financial statements, and liabilities.

On October 3, 2003, ArthroCare and its counsel transmitted a draft merger agreement to our Receiver and our counsel for review. The draft merger agreement contemplated an acquisition of all outstanding capital stock of MDA for cash in a one-step merger. The draft merger agreement also contemplated stockholder support agreements from our two major stockholder groups, and a termination fee of $3.0 million (plus expenses in an unspecified amount) in the event of termination of the transaction under certain circumstances.

On October 14, 2003, the Court approved a settlement agreement with our Series B preferred stockholders relating to their written demand to redeem their Series B preferred stock at a price of $7.50 per share. As a part of our settlement agreement, the holders of the Series B preferred stock agreed to rescind their redemption right in exchange for the right to receive certain cumulative annual dividends and the right to receive a payment priority in the amount of $7.50 per share in the event of a merger.

On October 15, 2003, we and our counsel provided to ArthroCare and its counsel our initial comments on the draft merger agreement. On October 16 and 17, 2003, representatives of ArthroCare and its counsel met in Las Vegas, Nevada with our Receiver and representatives of MDA and our counsel, in order to negotiate the terms of the merger agreement. As a result of these meetings and the discussions that followed, the parties agreed to reduce the portion of the cash merger consideration paid at the closing from $30.0 million to $28.0 million, to include a $2.0 million holdback for working capital shortfalls, and to reduce the termination fee from $3.0 million to $2.0 million, plus $800,000 of expense reimbursement. In addition, the parties began discussions regarding the terms of a distribution agreement, which would permit ArthroCare to begin selling our products and permit us to eliminate certain on-going sales force expenses and thereby help conserve cash through the closing of the merger.

On October 17 and 19, 2003, ArthroCare’s counsel distributed revised drafts of the merger agreement, as well as drafts of the related agreements, including the contingent value rights agreement and the stockholder support agreement.

Thereafter, until October 23, 2003, the parties engaged in continuous due diligence and negotiation of the draft agreements. On October 22, 2003, counsel to one of our major stockholders raised objections to the stockholder support agreement to the extent that it bound stockholders representing the requisite majority of the shares outstanding and entitled to vote on the transaction. Accordingly, the parties agreed to reduce the percentage of shares subject to the stockholder support agreements to 45%. In addition, the expense reimbursement upon termination was increased from $800,000 to $1.0 million.

On October 20, 2003, our Receiver submitted drafts of the merger agreement and related documents to the Court. On October 23, 2003, Houlihan Valuation Advisers, Inc. rendered to our Receiver its opinion on the fairness of the transaction, and our Receiver approved the transaction and determined it was in the best interests of our stockholders. On October 23, 2003, we submitted proposed final forms of the merger agreement and related documents to the Court, and our Receiver, with our legal counsel and ArthroCare’s legal counsel, appeared in the Court to seek the Court’s approval of the merger agreement and to answer any questions about the merger agreement. At that hearing, the Court approved the merger agreement and authorized our Receiver to present the merger agreement to our stockholders for their vote on this transaction. Later that day, the parties executed the merger agreement and the related documents.

On October 24, 2003, ArthroCare issued a press release announcing the execution of the merger agreement.

On January 5, 2004, ArthroCare, Alpha Merger Sub and MDA entered an amendment to the merger agreement, pursuant to which the merger agreement was amended to, among other things, make changes related to the treatment of certain canceled options to purchase shares of our common stock and provide for a revised form of contingent value rights agreement.

Reasons for the Merger

In the course of reaching his decision to approve the merger agreement and to recommend that our stockholders vote for the proposal to approve the merger and approve and adopt the merger agreement, our Receiver consulted with our executive officers, our legal counsel and our financial advisor to review this transaction. Our Receiver also reviewed a significant amount of information and considered a number of factors, including the following:

•	Houlihan analysis and fairness opinion. Our Receiver considered, as favorable to his determination, the opinion and analysis of Houlihan Valuation Advisors, Inc. described below under the heading “The Merger—Opinion of Our Financial Advisor” beginning on page 27. The Houlihan opinion stated that, as of the date of the opinion, and based upon and subject to those matters stated in the opinion, the consideration to be received by our stockholders in the proposed merger was fair from a financial point of view to those stockholders. A copy of the October 23, 2003 fairness opinion is attached as Appendix C to this proxy statement.

•	Our rights in the event of a superior proposal. The merger agreement provides that we may, in response to a superior proposal, subject to certain conditions, furnish information to the individual or entity making the superior proposal and participate in discussions with respect to such superior proposal, if our Receiver determines in good faith, after consultation with its outside counsel, that the failure to do so would be inconsistent with its fiduciary duties.

•	Liquidity in our stock for our stockholders. While it is possible that in the future our common stock could be quoted on a national stock exchange at prices that would be in excess of the total consideration offered in the merger agreement, the prospect and timing for such results are highly uncertain and subject to substantial downside risk. Even if our stock became publicly traded or quoted and the trading price were to rise above the total proposed merger consideration offered in the merger agreement for a period of time, not all stockholders would be able to sell shares at such price, whereas the merger provides total liquidity for all of our stockholders.

•	Results of negotiations between MDA and ArthroCare. The arms-length negotiations between us and ArthroCare resulted in the execution of the merger agreement in which the merger consideration was determined. Based on those negotiations, our Receiver concluded that the merger consideration represented the highest price per share that could be negotiated with ArthroCare.

•	Results of negotiations between us and other potential acquirors. Based upon the prior negotiations with other potential acquirers, our Receiver concluded that it is unlikely that we could obtain a credible competing offer at a price higher than the merger consideration offered to us by ArthroCare.

•	Current business conditions. Our Receiver concluded that the merger consideration was in the best interests of our stockholders based upon his review of our current and anticipated business, financial condition, results of operations and earnings prospects, including the nature of our business, which is characterized by fluctuating revenues, and our prospects if we were to remain independent based upon our predictions regarding the increasing level of competition from larger and better capitalized competitors in the next twelve months.

•	Financing conditions under the merger agreement. ArthroCare’s obligations under the merger agreement are not subject to any financing conditions. ArthroCare has made representations that it has sufficient funds available to it to pay the merger consideration. In addition, our Receiver found favorable the fact that ultimately all components of the merger consideration are to be paid in cash.

•	Stockholder approval. The merger agreement requires the affirmative vote of a majority of the holders of all of our outstanding common stock and Series B preferred stock, voting as a single class, allowing our stockholders to have the ultimate decision regarding approval of the merger.

•	Dissenters’ rights. Our stockholders are entitled to assert dissenters’ rights available under Nevada law and to seek appraisal of their shares.

•	Other provisions of the merger agreement. Our Receiver reviewed the merger agreement in its entirety, including the respective representations, warranties and covenants of the parties, the material adverse effect clauses, the termination fee provisions, and the provision enabling us to not have to complete the merger if ArthroCare does not materially comply with its covenants or if it is in material breach of its representations and warranties and such breach or misrepresentation is not cured within 10 days after written notice thereof.

Our Receiver also considered the following mitigating factors in his deliberations concerning the approval of the merger agreement:

•	Loss of business potential. Our Receiver considered the fact that our stockholders would have no ongoing equity participation in MDA after the merger, except to the extent that they received the right to additional merger consideration from the earnout pursuant to the contingent value rights agreement. These stockholders would cease to participate in any future earnings or growth of our business, or to benefit from any increases in the value of their shares that might occur if we were to continue as an independent operating company.

•	The termination fee. The merger agreement provides that in the event of the acceptance of a superior proposal, we will be required to pay ArthroCare a termination fee of $2.0 million and reimburse them up to $1.0 million of their reasonable out-of-pocket expenses in connection with the merger. In the event the stockholders do not approve the merger, we will be required to pay ArthroCare up to $1.0 million of their reasonable out-of-pocket expenses.

•	Impact on current business operations. Our Receiver considered the possibility that the merger might not be completed and the resulting effects on us and our stockholders of such a possibility, including the potential of an adverse impact on, among other things, sales efforts, customer relations, market perception of our business and employee morale and focus.

•	Interests of certain of our officers. Our Receiver recognized that the interests of Messrs. Barber and Preissman may be different from or in addition to the interests of our other stockholders generally, because of, among other things, the merger consideration to be paid to these parties, Mr. Barber’s severance payment, Mr. Preissman’s payment under his consulting agreement with ArthroCare, and Mr. Preissman’s ownership of Series B preferred stock and Parallax options.

•	Tax consequences to our stockholders. Our Receiver acknowledged that the merger is a taxable transaction and, as a result, our stockholders will be required to recognize gain or loss as a result of receiving the merger consideration in exchange for their shares.

•	Significant costs involved. Our Receiver considered the significant costs involved in connection with completing the merger, the substantial management time and effort required to effectuate the merger and the related disruption to our operations.

The preceding discussion of the information and factors considered by our Receiver is not, and is not intended to be, complete in its entirety. In light of the variety of factors considered in connection with our

Receiver’s evaluation of the merger agreement and the complexity of these matters, our Receiver did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching his determination. In addition, our Receiver did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our Receiver, but rather, our Receiver conducted an overall analysis of the factors described above, including discussions with and questioning of our senior management and our legal and financial advisors.

Recommendation of Our Receiver

After careful consideration, our Receiver approved the merger and determined that the merger is advisable and fair to, and in the best interests of, MDA and its stockholders. OUR RECEIVER RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AND APPROVE AND ADOPT THE MERGER AGREEMENT.

Opinion of Our Financial Advisor

General

We retained Houlihan Valuation Advisors, Inc. to act as our independent financial advisor in connection with the proposed transaction. Houlihan has rendered a written fairness opinion to our Receiver, dated October 23, 2003, to the effect that the transaction is fair to the holders of both our common stock and our Series B preferred stock from a financial point of view.

We did not impose any conditions or limitations on the scope of Houlihan’s investigations or methods and procedures to be used in rendering the opinion. We have agreed to indemnify Houlihan against certain liabilities arising out of Houlihan’s engagement.

The full text of the opinion, which sets forth, among other things, the assumptions made, factors considered and limitations upon the review undertaken by Houlihan in rendering its opinion, is attached as Appendix C to this proxy statement. We urge you to read the opinion in its entirety. The opinion relates only to the fairness, from a financial point of view, of the transaction. The opinion does not address any other aspect of the transaction nor does it constitute a recommendation as to how to vote with respect to the transaction or any other matter thereto, and should not be relied upon by you as such.

Experience of Houlihan

We selected Houlihan because of its familiarity with us and its reputation and experience in the areas of valuation and financial advisory services. Houlihan is regularly engaged in the valuation of businesses and their securities in connection with a variety of business combination transactions, as well as for estate, tax, corporate, litigation and other purposes. Houlihan’s professional staff includes chartered financial analysts, certified public accountants and accredited senior appraisers with the American Society of Appraisers.

Professional Fees

As a part of our engagement with Houlihan, we agreed to pay Houlihan $30,000, plus reasonable out-of-pocket expenses that may be incurred in connection with the issuance of its opinion. The payment of the fees is not contingent upon the completion of the merger or the conclusions reached in its opinion.

Materials Reviewed

In preparing the opinion, Houlihan reviewed and analyzed, among others, the following:

•	the audited financial statements for MDA for the five years ended December 31, 2002;

•	internal (unaudited) financial statements for MDA for the two nine month periods ended September 30, 2002 and 2003, respectively;

•	internal (unaudited) financial statements for Parallax for the five years ended December 31, 2002 and the two nine month periods ended September 30, 2002 and 2003, respectively;

•	our Form 8-K filing as of July 21, 2003 and a draft of the Form 10-KSB filing for the five years ended December 31, 2002;

•	financial projections for Parallax prepared by Parallax management for the year ending December 31, 2003 (consisting of actual results for the nine months ended September 30, 2003 and projected results for the three months ending December 31, 2003);

•	certain agreements related to the transaction, including the merger agreement and the form of the contingent value rights agreement; and

•	publicly available data, including data on the medical device industry and an analysis of certain publicly traded companies and acquisition transactions within the industry.

In addition, Houlihan met with members of management of MDA and Parallax, had discussions with certain advisors to us, conducted a site visit to Parallax, and conducted such other studies, analyses and inquiries as it deemed appropriate.

In rendering the opinion, Houlihan took into account general economic, monetary, political, market and other conditions as well as its experience in connection with similar transactions and securities valuation generally. Houlihan did not independently verify the accuracy and completeness of the information supplied to it with respect to MDA, Parallax or the transaction and does not assume any responsibility with respect to that information. Houlihan has further relied on assurances of management that it is not aware of any facts that would make such financial or other information with respect to such entities inaccurate or misleading and that there have been no material changes in financial condition and operating results in relation to the currently existing operations of MDA or Parallax since the latest financial statements provided.

Houlihan has not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the capital stock or assets of Parallax or MDA. Houlihan did investigate the process undertaken by us to solicit other potential acquirers, which it took into consideration in providing the opinion.

Analysis and Conclusions

In preparing the opinion, Houlihan analyzed the transaction and the value of the consideration to be received by the holders of our common stock and our Series B preferred stock in connection with the transaction. Houlihan compared its valuation of the transaction consideration to its determination of the current fair value of our common stock and Series B preferred stock.

In its determination of the fair value of our common stock and Series B preferred stock, Houlihan valued MDA’s only significant operating subsidiary, Parallax, separately from the rest of MDA. Parallax was valued on a going concern basis utilizing the market and discounted cash flow approaches. Apart from the shares of Parallax capital stock held by us, MDA’s only material assets and liabilities were its cash and cash equivalents and a small amount of liabilities. MDA’s net cash balance was added to the going concern value of Parallax to arrive at an aggregate value for our equity.

The market approach considers the sales price of similar business enterprises relative to various measures of income for those enterprises. The market multiples thus derived are applied to the subject company’s normalized level of income after being adjusted for the risk level of the subject company relative to the comparative companies. The discounted cash flow approach involves determining the net present value of expected future cash flows to be derived from the business utilizing a discount rate that reflects the risks inherent in receiving those cash flows.

In applying the market approach, Houlihan analyzed market multiples of both public companies and acquisition transactions involving companies in Parallax’s industry. The public companies selected by Houlihan for comparison purposes were as follows: ArthroCare Corporation, Encore Medical Corporation, Exactech Corporation, Interpore International, Kyphon Incorporated, Tutogen Medical, Inc., and Valley Forge Scientific Corp. These companies are classified in the Standard Industrial Classification Codes 3841 and 3842. All of the companies are medical device companies selling primarily orthopedic products, with significant emphasis on spinal products.

Since Parallax has historically experienced operating losses and is projected to experience an operating loss in 2003, Houlihan was not able to employ a market multiple approach based on historical or near-term projected measures of either earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings before interest and taxes (“EBIT”), or net income. Rather, the income measures used in its market multiple approach were revenues and gross profit. Houlihan calculated market multiples for the selected public companies based on the market value of invested capital (the market capitalization of equity plus interest-bearing debt) to revenues (“MVIC/R”) and the market value of invested capital to gross profit (“MVIC/GP”), based on both the latest twelve months and fiscal year-end revenues and gross profit, respectively.

The range of MVIC/R multiples for the public companies was 2.9 times to 8.6 times, with a median of 3.1 times, based on latest twelve months revenues, and 2.4 times to 11.2 times, with a median of 4.0 times, based on fiscal year-end revenues. Excluding Kyphon, the range of multiples was fairly tight, with the next highest multiple being 4.4 times based on latest twelve months and 4.8 times based on fiscal year-end. The range of MVIC/GP multiples for the public companies was 4.3 times to 9.8 times, with a median of 5.7 times, based on latest twelve months gross profit, and 4.8 times to 12.9 times, with a median of 6.7 times, based on fiscal year-end gross profit. Excluding Kyphon, the range of multiples was fairly tight, with the next highest multiple being 6.1 times based on latest twelve months and 7.0 times based on fiscal year-end.

Houlihan performed an analysis of investment risk and growth prospects for Parallax relative to the selected public companies. Among other things, this analysis indicated that the public companies were all profitable on an EBIT basis, whereas Parallax has shown negative EBIT; the public companies had generally demonstrated more consistent historical growth than Parallax; and the public companies near-term projected growth rates are generally better than Parallax’s. On the other hand, Parallax has a better gross profit margin than all of the public companies except Kyphon. Also, Kyphon, the company that is closest to Parallax in terms of its products, has the highest multiples of the public companies. Based on the above, Houlihan concluded that the selected multiples for Parallax should be near to slightly below the public companies’ median multiples based on latest twelve months revenues and gross profit.

Houlihan also analyzed selected acquisitions of medical device companies in the orthopedic market, with an emphasis on spinal products. These include the acquisitions of American Osteo Medix, Oratec Interventions Inc., Spinal Dynamics Corp., Surgical Dynamics, Inc., Sanatis GmbH, Spinal Concepts, and Macropore Biosurgery, Inc.’s Craniomaxillofacial bone fixation product line. However, revenues and gross profit figures were either unavailable or not meaningful for most of these companies. For the remaining companies, the range of MVIC/R multiples, based on the latest reported revenues was 2.4 times to 6.0 times, with a median of 3.4 times.

Even though the market multiples for the public companies and acquisition transactions were based on recent historical results (in most cases, the latest twelve months data), these multiples are being applied by

Houlihan to Parallax’s projected 2003 results. The reason is that Parallax’s latest twelve months revenues and gross profit are negatively impacted by its transition from distributing its products through Medtronic to distributing its products internally, and are therefore not reflective of our on-going business results. The projected 2003 revenues and gross profit are $8.5 million and $6.8 million, respectively.

Based on the aforementioned public company and acquisition transaction analyses, Houlihan selected an MVIC/R multiple of 3.0 times and an MVIC/GP multiple of 4.5 times to apply to the projected 2003 levels of revenues and gross profit, resulting in valuation indications of $25.5 million and $30.6 million, respectively, for Parallax.

Houlihan calculated a range of values for Parallax utilizing the discounted cash flow approach based upon projected net cash flows through December 31, 2007 and an estimated terminal value at year-end 2007. Financial projections provided by MDA only include the year ended December 31, 2003. Projections for the years 2004 through 2007 were prepared by Houlihan. While Parallax was projected to be profitable beginning in 2004, MDA’s working capital requirements to fund its projected growth resulted in negative net cash flow in each period through 2007. Therefore, all of the positive value in the discounted cash flow approach is attributable to the present value of the terminal value. The terminal value was calculated by applying market multiples of revenues, EBIT and net income, based on an analysis of the public companies’ corresponding multiples, to Parallax’s projected 2007 operating results. The terminal MVIC/R, MVIC/EBIT and price/net income (“P/E”) multiples were 3.0 times, 20.0 times, and 35.0 times, respectively. The range of discount rates utilized was 25 percent to 35 percent, reflecting the risks of achieving the rapid projected growth in revenues and profitability. The resulting value indications under the discounted cash flow approach ranged from $24.2 million to $34.2 million, with a central tendency around $28.7 million.

Based on consideration of the market and discounted cash flow approaches, the value of Parallax was determined to be $28.0 million. To this, the value of MDA’s liquid assets, net of liabilities, of approximately $5.0 million was added to arrive at an overall indication of value for MDA’s aggregate equity of $33.0 million.

Houlihan determined the aggregate value of the consideration to be received by the common stock and Series B preferred stock in connection with the transaction in order to compare that value to its concluded aggregate equity value of $33.0 million. The consideration to be received consists of: (i) the cash consideration payable at the effective time of the merger, (ii) MDA’s existing net cash balance (subject to certain holdback provisions), and (iii) the earnout payment. The cash consideration payable at the effective time of the merger and MDA’s existing net cash balance (subject to certain holdbacks) aggregate to approximately $33.0 million, which is the same as Houlihan’s valuation of MDA’s aggregate equity. The earnout payment was projected based on applying the earnout payment formula to the 2005 revenue forecast used in the discounted cash flow. The resulting projected earnout payment was discounted to present value utilizing a discount rate of 35 percent which yielded a present value of the earnout payment of approximately $10.6 million. Thus, the resulting aggregate value of the consideration to be received by the holders of common stock and Series B preferred stock in connection with the transaction is well in excess of Houlihan’s determination of MDA’s aggregate equity value of $33.0 million.

The final component of Houlihan’s analysis of the fairness of the transaction was to consider the impact of the transaction on the common stock and Series B preferred stock separately. The Series B preferred stock has a liquidation preference of $7.50 per share and is convertible into common stock at the same price. The conversion price of the Series B Preferred stock is substantially in excess of the current fair value of the common stock. As a result, the value of the Series B preferred stock is primarily a function of its liquidation preference. Because the transaction will accelerate the holders of the Series B preferred stock receiving their liquidation preference, Houlihan concluded that the transaction enhances the value of the Series B preferred stock. In addition, the holders of our Series B preferred stock will participate in additional proceeds to the extent that the earnout payment results in overall transaction proceeds to the common stockholders in excess of $7.50 per share. Therefore, Houlihan concluded that the transaction was fair to the holders of Series B preferred stock from a financial point of view. Similarly, Houlihan concluded that the transaction was fair to our holders of common stock because without any earnout payment the holders of our common stock will still receive proceeds approximately equal to the current fair value of their shares and the earnout payment offers the possibility of significant additional proceeds.

Interests of Certain Persons in the Merger

In considering the recommendation of our Receiver with respect to the merger, stockholders should be aware that certain of our officers have interests in connection with the merger, which may present them with actual or potential conflicts of interest.

Severance Arrangements

We previously entered into the following employment agreements with our executives: (i) an employment agreement with Jeffrey J. Barber effective September 20, 1999 and (ii) an employment agreement with Howard Preissman effective March 26, 2001.

Mr. Barber’s employment agreement terminated on September 20, 2003, but was orally extended for an additional one year term. Mr. Barber’s employment agreement provides that if his employment is terminated by us without cause, either during the original term or any extension thereof, he shall be entitled to an amount equal to one year’s salary, benefits and expenses at his then current rate, or salary, benefits and expenses for the remaining unexpired extended term of the agreement. As a result, if the merger is completed and Mr. Barber’s employment is terminated, as expected, Mr. Barber will be entitled to a severance payment by us of approximately $270,000. We are obligated to pay this severance payment to Mr. Barber at the effective time of the merger.

Mr. Preissman’s employment agreement provides for a severance payment of one year’s salary in the amount of $250,000 if his employment is terminated by us without cause. However, Mr. Preissman opted to terminate his employment agreement with us in the event that the merger is completed and entered into a consulting agreement, effective upon the closing of the transactions contemplated by the merger agreement with ArthroCare, whereby he waived his rights to receive a severance payment from us. Under the consulting agreement, Mr. Preissman would act as a consultant for ArthroCare for a term of one year and would be entitled to a consulting fee to be paid by ArthroCare. The monthly consulting fee is equal to the base salary paid to Mr. Preissman under his employment agreement with MDA for the period between the effective date of the merger and March 31, 2004, divided by twelve.

Ownership of Capital Stock

Mr. Barber holds 85,000 shares of our common stock, which represents approximately 1.2% of the shares of our common stock outstanding. In the event that the merger is completed, he will receive approximately $228,871, plus common stock contingent value rights, in exchange for his shares.

Mr. Preissman holds 389,746 shares of our Series B preferred stock, which represents approximately 67.0% of the shares of our Series B preferred stock outstanding. In the event that the merger is completed, he will receive approximately $2.9 million, plus preferred stock contingent value rights, in exchange for his shares.

Stock Options

Certain of our executive officers hold options to acquire MDA and Parallax common stock. Pursuant to the merger agreement, such executive officers holding options will be entitled to certain consideration, as described below, in exchange for the cancellation of their respective options. Mr. Barber holds 125,000 Company options, exercisable at $2.00 per share. He will receive approximately $86,574, plus common stock contingent value rights, as consideration for the exchange of his options. Mr. Preissman holds 225,000 Parallax options, exercisable at $0.45 per share. He will receive approximately $2.24 per share, multiplied by 0.75, or approximately $378,000, plus the number of common stock contingent value rights equal to the number of stock options held, multiplied by 0.75, as consideration for the exchange of his options.

See “The Merger Agreement—Outstanding Options” on page 44. For information concerning management’s ownership of our common stock or holdings of stock options, see “Security Ownership of Beneficial Owners and Management” on page 57.

Payment for Shares

Prior to the effective time of the merger, ArthroCare shall designate an exchange agent. As of the effective time of the merger, ArthroCare will deposit, or cause to be deposited, the cash merger consideration in trust with the exchange agent. The deposited cash merger consideration will not be used for any purpose other than for payment of the cash merger consideration described above.

Promptly after the effective time of the merger, ArthroCare shall cause the exchange agent to mail a letter of transmittal and instructions for use in effecting the surrender of share certificates in exchange for cash merger consideration, to each holder of record of a certificate representing a share that was converted to a right to receive a cash payment in the merger. Upon surrender of a certificate for cancellation to the exchange agent, together with such letter of transmittal, duly executed and completed in accordance with the accompanying instructions, the holder of such certificate shall be entitled to receive in exchange the cash merger consideration for each share represented by such certificate and such certificate shall then be canceled. Until such certificates are canceled, each certificate shall be deemed to evidence only the right to receive upon such surrender the cash merger consideration and no interest will be paid or will accrue with respect to any cash payable upon surrender of any certificate.

In the event any certificate or certificates representing common stock or Series B preferred stock are lost, stolen or destroyed, then the person claiming such fact must provide an affidavit to that effect and, as may be required by ArthroCare in its discretion, a suitable bond or indemnity. Upon receipt and processing of such documents, the cash merger consideration owing to such person will be paid to such person.

ArthroCare and the exchange agent will be entitled to deduct and withhold such amounts as may be required under the Internal Revenue Code or any provision of state, local or foreign tax law. To the extent that such amounts are deducted or withheld, such amounts shall be treated as having been paid to the person to whom such amounts would otherwise have been paid and shall be paid to the appropriate government entity on that person’s behalf.

DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO STOCKHOLDERS PROMPTLY FOLLOWING THE EFFECTIVE TIME OF THE MERGER AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF OUR COMMON STOCK OR OUR SERIES B PREFERRED STOCK FOR THE MERGER CONSIDERATION. STOCKHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES OF OUR COMMON STOCK OR OUR SERIES B PREFERRED STOCK TO THE EXCHANGE AGENT OR MDA PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences of the merger to United States Holders (as defined below) of our common stock and our Series B preferred stock who receive cash and contingent value rights on account of their shares surrendered in the merger. This summary is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, and administrative and judicial interpretations of such Treasury Regulations, each as in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect. This summary assumes that shares of our common stock and our Series B preferred stock are held as capital assets. It does not address all of the tax consequences that may be relevant to particular holders in light of their personal circumstances, or to other types of holders, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	expatriates;

•	tax-exempt organizations;

•	Non-United States Holders (as defined below);

•	persons who are subject to alternative minimum tax;

•	persons who hold their shares of common stock or Series B preferred stock as a position in a “straddle”, “hedging” or “conversion” transaction or other risk reduction transaction;

•	persons deemed to sell their shares of common stock or Series B preferred stock under the constructive sale provisions of the Internal Revenue Code of 1986;

•	persons that have a functional currency other than the United States dollar; or

•	persons who acquired their shares of our common stock or our Series B preferred stock upon the exercise of stock options or otherwise as compensation.

In addition, this discussion does not address any state, local or foreign tax consequences of the merger.

We urge each holder of our common stock and our Series B preferred stock to consult his or her own tax advisor regarding the United States federal income or other tax consequences of the merger to such holder.

For purposes of this discussion, a “United States Holder” means a holder that is:

•	a citizen or resident of the United States;

•	a corporation, a partnership or an entity treated as a corporation or a partnership for United States federal income tax purposes created or organized in or under the laws of the United States or any State or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust (i) the administration over which a United States court can exercise primary supervision and (ii) all of the substantial decisions of which one or more United States persons have the authority to control and certain other trusts considered United States Holders for federal income tax purposes.

A “Non-United States Holder” is a holder other than a United States Holder.

If a partnership holds our common stock or our Series B preferred stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock or our Series B preferred stock, and partners in such partnerships, should consult their tax advisor regarding the tax consequences of the merger to them.

Consequences of the Merger

The receipt of cash and contingent value rights in connection with the surrender of shares of our common stock and our Series B preferred stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. If the installment method applies, any realized gain will be equal to the difference, if any, between the amount of cash received in the merger or pursuant to the contingent value rights and the holder’s adjusted tax basis in the shares of our common stock or our Series B preferred stock surrendered pursuant to the merger. Unless a United States Holder who will realize a taxable gain elects out, it generally must report the transaction on the installment method and include in income a portion of its gain in each taxable year in which it receives payments. Generally, such gain would be capital gain and would be long-term capital gain if the holding period for the shares of our common stock or our Series B preferred stock exceeded one year. However, a portion of such gain will be taxable to the recipient United States Holder as interest income (i.e. ordinary income, rather than capital gains). If a holder elects out of the installment method or if the installment method is otherwise inapplicable, then a United States Holder generally will have to value the contingent value right it receives in the taxable year of the merger and include it with the cash received in the merger in computing such holder’s gain or loss. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE CALCULATION OF YOUR GAIN UNDER THE INSTALLMENT METHOD AND/OR THE POSSIBILITY OF ELECTING OUT OF THE INSTALLMENT METHOD.

A United States Holder who receives cash on account of shares of our common stock or our Series B preferred stock surrendered in the merger and who realizes a loss on such transaction, will recognize capital loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received in the taxable year of the merger and the fair market value of the contingent value right and the holder’s adjusted tax basis in the shares of our common stock or our Series B preferred stock surrendered pursuant to the merger. Any such loss would be capital loss and would be long-term capital loss if the holding period for the shares of our common stock or our Series B preferred stock exceeded one year.

Long-term capital gains of noncorporate taxpayers are generally taxable at a reduced rate. Capital gains of corporate stockholders are generally taxable at the regular tax rates applicable to corporations. The deductibility of capital losses is subjection to limitation.

If a United States Holder of our common stock or our Series B preferred stock exercises dissenters’ rights and receives cash in connection with the surrender of its shares of our common stock or our Series B preferred stock, the holder will generally recognize capital gain or loss equal to the difference between the cash received and the holder’s tax basis in our common stock or our Series B preferred stock surrendered.

Backup Withholding

Backup withholding may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a holder who (i) furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to holders of our common stock and our Series B preferred stock prior to completion of the merger, (ii) provides a certification of foreign status on Form W-8BEN or successor form, or (iii) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is furnished to the IRS.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK AND OUR SERIES B PREFERRED STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Regulatory Compliance

There are no federal or state regulatory requirements to be complied with in order to complete the merger, other than the filing of the articles of merger with the Secretary of State of the State of Nevada.

Dissenters’ Rights

Our stockholders have dissenters’ rights under Nevada law to demand fair value of their shares in connection with the merger. The discussion of the provisions of Nevada law set forth below is not a complete summary regarding your dissenters’ rights under Nevada law and is qualified in its entirety by reference to the text of the relevant provisions of Nevada law, which are attached to this proxy statement as Appendix D. Stockholders intending to exercise dissenters’ rights should carefully review Appendix D. Failure to follow precisely any of the statutory procedures set forth in Appendix D may result in a termination or waiver of these rights.

If the merger is completed, holders of our common stock and our Series B preferred stock who follow the procedures specified in Nevada Revised Statutes Sections 92A.300 to 92A.500, inclusive, within the appropriate time periods will be entitled to have their shares of our common stock and our Series B preferred stock appraised by a court and to receive the “fair value” of such shares in cash as determined by the Nevada courts in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

The following is a brief summary of the Nevada Revised Statutes Sections 92A.300 to 92A. 500, inclusive, which sets forth the procedures for demanding statutory dissenters’ rights. Failure to follow the procedures set forth in the Nevada Revised Statutes precisely could result in the loss of dissenters’ rights. This proxy statement constitutes notice to holders of our common stock and our Series B preferred stock concerning the availability of dissenters’ rights under the Nevada Revised Statutes. Stockholders wishing to assert dissenters’ rights must be record holders of their shares on the date of making a demand for dissenters’ rights with respect to such shares and must continuously hold such shares of record through the effective time of the merger.

Stockholders who desire to exercise their dissenters’ rights must satisfy all of the conditions set forth in the Nevada Revised Statutes. A written notice of intent to demand payment for his, her or its shares must be filed with us before a vote is taken on the merger at the special meeting on January 28, 2004. This written notice of intent to demand payment must be in addition to, and separate from, a vote against the merger. Stockholders electing to exercise their dissenters’ rights must not vote in favor of the merger. Any proxy or vote against the merger will not constitute a demand for dissenters’ rights within the meaning of NRS Section 92A.420.

Stockholders that elect to exercise dissenters’ rights should mail or deliver their written notice of intent to demand payment to us at our address at 5851 West Charleston Boulevard, Las Vegas, Nevada, 89146, Attention: Chief Executive Officer. Such written demand must be received by us prior to the time a vote is taken on the merger at the special meeting on January 28, 2004. The notice of intent to demand payment should specify the stockholder’s name and mailing address, and that the stockholder is demanding dissenters’ rights for his, her or its common stock or Series B preferred stock of MDA by such notice.

Pursuant to Section NRS 92A.430, we will send a dissenters’ notice no later than 10 days after the effectuation of the corporate action to all of our stockholders who have complied with NRS Section 92A.420 and have not voted for the merger, which will include the following: (i) where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited, (ii) in the case of holders of shares not represented by certificates, to what extent the transfer of shares will be restricted after the demand for payment is received, (iii) a form for demanded payment that requires the stockholder asserting dissenters’ rights to certify whether or not he, she or it acquired beneficial ownership prior to the date of the first announcement to the stockholders of the terms of the proposed action, (iv) a date by which we must receive the demand for payment, which may not be less than 30 nor more than 60 days after the notice is delivered and (v) a copy of the NRS Sections 92A.300 to 92A.500, inclusive.

Pursuant to NRS Section 92A.440, a stockholder who elects to exercise dissenters’ rights must then send us a demand for payment, certify whether the dissenter acquired beneficial ownership of his, her or its shares prior to the date of the first announcement to the stockholders of the terms of the proposed merger and deposit certificates, if any.

Within 30 days after receipt of a demand for payment, we must pay each dissenter who complied with NRS Section 92A.440 the amount we estimate to be the fair value of his, her or its shares, plus accrued interest. A dissenter may reject our estimation of fair value under NRS Section 92A.480 by notifying us in writing, within 30 days of our offer of payment, of his, her or its own estimation of the fair value of the shares and the amount of accrued interest due.

If a demand for payment remains unsettled, we shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If we fail to commence such proceedings within the 60-day period, we shall pay each dissenter whose demand remains unsettled the amount demanded.

Failure by any holder of our common stock or our Series B preferred stock to comply fully with the procedures set forth in Appendix D to this proxy statement may result in termination of such stockholder’s dissenters’ rights.

Under the merger agreement, ArthroCare and Alpha Merger Sub will not be obligated to effect the merger and the transactions contemplated by the merger agreement if stockholders representing the right to receive more than 2% of the aggregate initial cash merger consideration payable to the stockholders pursuant to the merger agreement have elected to exercise their dissenters’ rights.

Certain Effects of the Merger

Alpha Merger Sub will be merged with and into MDA, after which we will be the surviving corporation, as a privately held, wholly-owned subsidiary of ArthroCare, whereby (subject to dissenters’ rights) each share of MDA’s common stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive approximately $2.69 per share in cash, plus one common stock contingent value right, and each share of MDA’s Series B preferred stock issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into the right to receive $7.50 per share in cash, plus one preferred stock contingent value right. After the effective time of the merger, the present holders of our common stock and our Series B preferred stock will no longer have an equity interest in MDA, will not share in any of our potential future earnings or growth, except to the extent of the limited rights granted under the contingent value rights agreement, and will no longer have rights to vote on corporate matters.

Even if our stockholders approve the merger, there can be no assurance that the merger will be completed. Also, there are certain risks that the cash merger consideration will not reflect, or will not be adjusted for, the fair market value in stock prices as a result of a number of potential factors, including: (i) market perception of the merger; (ii) changes in the business, operations or prospects of MDA; (iii) market assessments of the likelihood that the merger will be completed; and (iv) the timing of the merger and general market and economic conditions. In addition, the contingent value rights, which are an integral part of the merger consideration granted under the merger agreement and contingent value rights agreement, are not transferable and there are no guarantees that our stockholders will receive any additional consideration pursuant to such contingent value rights as the operations of our business after the merger will not be in our control. Moreover, certain of our and Parallax’s officers have interests in connection with the merger which may present them with actual or potential conflicts of interest. See “The Merger—Interests of Certain Persons in the Merger” beginning on page 29. Also, if the merger is delayed or not completed for any reason, including if the merger agreement is terminated, we may be subject to a number of additional risks, including the following:

•	we may be required to pay to ArthroCare a termination fee;

•	we may be required to reimburse certain expenses incurred by ArthroCare in connection with the merger; and

•	we may be required to pay certain costs related to the merger, such as legal and accounting advisor fees.

In addition, current and prospective employees of MDA and Parallax may experience uncertainty about their future roles with the surviving company until after either the merger is completed or the merger is not completed for any reason. This uncertainty may adversely affect the ability of MDA and Parallax to attract and retain key management, sales, marketing and technical personnel. Also, MDA’s and Parallax’s business and relationships with third parties may be impaired or disrupted by any uncertainty that may be caused by the merger. Further, if the merger is terminated or is not completed for any reason and our Receiver determines to seek another merger or business combination, we cannot assure you that it will be able to find a transaction providing as much stockholder value as this merger.

While the merger agreement is in effect, subject to certain exceptions, we are prohibited from soliciting, initiating, encouraging or entering into certain alternative transactions.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement and is qualified in its entirety by the actual merger agreement, including the amendment thereto, attached as Appendix A and the contingent value rights agreement attached as Appendix B. The following description may not contain all the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety.

Structure of the Merger; Effectiveness

The merger agreement provides that, after all of the conditions to the merger agreement have been satisfied or waived, or at such other time as may be agreed upon by the parties, Alpha Merger Sub will be merged with and into MDA, after which the separate corporate existence of Alpha Merger Sub will cease and we will continue as the surviving corporation and a wholly-owned subsidiary of ArthroCare.

The merger will become effective upon the filing of the articles of merger with the Secretary of State of the State of Nevada, or at such later date as is specified in the articles of merger, which is referred to as the effective time of the merger.

Common Stock Merger Consideration

Cash Portion of Merger Consideration

At the effective time of the merger, each issued and outstanding share of our common stock, other than treasury shares, shares owned by us or by any of our subsidiaries and shares held by stockholders who are entitled to demand and have properly exercised dissenters’ rights, will be converted into the right to receive (i)(a) $28.0 million, plus (b) the aggregate exercise prices of all outstanding options to purchase shares of our common stock with an exercise price less than $3.53 per share, plus (c) the aggregate exercise prices of all outstanding options to purchase shares of common stock of Parallax, multiplied by 0.75, minus (d) the total cash amount paid to all of the holders of our Series B preferred stock, minus (e) $2.0 million (the amount of the purchase price holdback related to working capital adjustments), and minus (f) $1.8 million (the amount of the purchase price holdback related to our California 2002 franchise tax return) divided by (b)(i) all outstanding options to purchase shares of common stock of Parallax, multiplied by 0.75, plus (ii) the number of shares of our common stock and all options to purchase shares of our common stock with an exercise price less than $3.53 per share outstanding as of the effective time of the merger, plus (iii) 22,000 shares of Parallax common stock owned by minority stockholders of Parallax, multiplied by 0.75.

Contingent Value Rights Portion of Merger Consideration

At the effective time of the merger, each holder of our common stock will receive one contingent value right per share of common stock, which represents the right to receive (i) the Cash/Holdback Payment Amount or the Closing Balance Sheet Payment Amount, as the case may be (each as described below), (ii) the Earnout Payment Amount (as described below), and (iii) the California Holdback Payment Amount (as described below) (collectively referred to as a “common stock contingent value right”).

Each holder of a common stock contingent value right will have the right to receive the following, if any:

Cash/Holdback Payment Amount

Pursuant to the merger agreement, no later than two business days prior to the effective time of the merger, we shall provide ArthroCare with a good faith estimate of our Estimated Cash Amount, Parallax’s Estimated Working Capital Amount and the Estimated MDA Liabilities (each as defined below). Pursuant to the contingent value rights agreement, within 15 days following the closing of the transactions contemplated by the merger agreement, ArthroCare will review the Estimated Cash Amount, Estimated Working Capital Amount and

Estimated MDA Liabilities that we are obligated to provide to ArthroCare prior to the effective time of the merger. For purposes of the contingent value rights agreement, the terms “Estimated Cash Amount,” “Estimated Working Capital Amount” and “Estimated MDA Liabilities” have the following meanings:

•	“Estimated Cash Amount” means a reasonable good faith estimate in accordance with generally accepted accounting principles consistently applied in the preparation of our audited balance sheet as of the proposed effective time of the merger of (i) MDA’s cash and cash equivalents on an unconsolidated basis, less (ii) all of our liabilities or obligations on an unconsolidated basis relating to any financial advisor, legal, accounting, and any other transaction fees, as well as any other liabilities or obligations, including, without limitation, parachute payments and severance payments, that arise out of or result from the transactions contemplated by the merger agreement, but not paid in cash prior to the effective time of the merger, less (iii) all accrued dividends owed to the holders of our Series B preferred stock on or prior to the closing of the transactions contemplated by the merger agreement, but not paid in cash prior to the closing (in each case, ignoring all intercompany accounts);

•	“Estimated Working Capital Amount” means a reasonable good faith estimate in accordance with generally accepted accounting principles consistently applied in the preparation of the audited balance sheet of Parallax as of the proposed effective time of the merger of Parallax’s current assets minus current liabilities (in each case, ignoring intercompany accounts); and

•	“Estimated MDA Liabilities” means a reasonable good faith estimate of MDA’s liabilities and obligations on an unconsolidated basis (whether accrued, absolute, contingent or otherwise), ignoring all intercompany accounts, including all estimated amounts relating to any financial advisor, legal, accounting, and any other transaction fees, as well as any other liabilities or obligations, including, without limitation, parachute payments and severance payments, that arise out of or result from the transactions contemplated by the merger agreement, but are not paid in cash prior to the effective time of the merger.

In the event that ArthroCare believes, in its sole and absolute discretion, that (i) the Closing Cash Amount (as defined below) is greater than or equal to the Estimated Cash Amount, (ii) the Working Capital Amount (as defined below) as of the closing of the transactions contemplated by the merger agreement is greater than or equal to 80% of the Base Working Capital Amount (as defined below) and (iii) the MDA Liabilities (as defined below) as of the closing of the transactions contemplated by the merger agreement are less than or equal to the Estimated MDA Liabilities, then ArthroCare shall pay or cause to be paid as promptly as practicable the Cash/Holdback Payment Amount. For purposes of the contingent value rights agreement, the “Cash/Holdback Payment Amount” means the Estimated Cash Amount minus the Estimated MDA Liabilities, plus the Working Capital Holdback Amount of $2.0 million, divided by the total number of shares of common stock contingent value rights outstanding on such payment date.

In the event that ArthroCare believes, in its sole and absolute discretion, that any one of the following facts may be true, ArthroCare will not be obligated to pay the Cash/Holdback Payment Amount and shall only make the Closing Balance Sheet Payment Amount (as more fully set forth below):

•	the Closing Cash Amount is less than the Estimated Cash Amount;

•	the Working Capital Amount as of the closing of the transactions contemplated by the merger agreement is less than 80% of the Base Working Capital Amount; or

•	the MDA Liabilities as of the closing of the transactions contemplated by the merger agreement are greater than the Estimated MDA Liabilities.

For purposes of the contingent value rights agreement, the terms “Closing Cash Amount,” “Working Capital Amount,” “Base Working Capital Amount” and “MDA Liabilities” have the following meanings:

•	“Closing Cash Amount” means, as of the closing of the transactions contemplated by the merger agreement, (i) MDA’s cash and cash equivalents on an unconsolidated basis, less (ii) all of MDA’s liabilities or obligations on an unconsolidated basis relating to any financial advisor, legal, accounting, and any other transaction fees, as well as any other liabilities or obligations, including, without limitation, golden parachute payments and severance payments, that arise out of or result from the transactions contemplated by the contingent value rights agreement or the merger agreement, but are not paid in cash prior to the closing, less (iii) all accrued dividends owed to the holders of our Series B preferred stock on or prior to the closing, but not paid in cash prior to the closing (in each case, ignoring all intercompany accounts);

•	“Working Capital Amount” means (i) all unconsolidated current assets of Parallax, minus (ii) all unconsolidated current liabilities of Parallax, each as calculated in accordance with generally accepted accounting principles consistently applied with the audited balance sheet; provided, however, that all unconsolidated liabilities or obligations of Parallax relating to any financial advisor, legal, accounting, and any other transaction fees, as well as any other liabilities or obligations, including, without limitation, parachute payments and severance payments, that arise out of or result from the transactions contemplated by the contingent value rights agreement or the merger agreement, but are not paid in cash prior to the closing, shall be included as current liabilities of Parallax;

•	“Base Working Capital Amount” means (i) all unconsolidated current assets of Parallax, minus (ii) all unconsolidated current liabilities of Parallax (in each case, ignoring all intercompany accounts), each as calculated as of August 31, 2003 in accordance with generally accepted accounting principles consistently applied with an audited balance sheet for such period prepared by ArthroCare; and

•	“MDA Liabilities” means, on an unconsolidated basis, all of MDA’s liabilities and obligations of any nature (whether accrued, absolute, contingent or otherwise), ignoring all intercompany accounts, including all estimated amounts relating to any financial advisor, legal, accounting, and any other transaction fees, as well as any other liabilities or obligations, including, without limitation, parachute payments and severance payments, that arise out of or result from the transactions contemplated by the contingent value rights agreement, but are not paid in cash prior to the effective time of the merger, plus all accrued dividends owed to the holders of our Series B preferred stock on or prior to the closing, but not paid in cash prior to the closing (in each case, ignoring all intercompany accounts).

Closing Balance Sheet Payment Amount

Pursuant to the contingent value rights agreement, in the event that the Cash/Holdback Payment Amount set forth above is not paid within 45 days following the closing of the transactions contemplated by the merger agreement, ArthroCare will provide the stockholders’ agent, who, pursuant to the contingent value rights agreement, represents and acts on behalf of the holders of the contingent value rights, a closing balance sheet, together with supporting schedules calculating the Closing Cash Amount, the Working Capital Amount and the MDA Liabilities (each as defined above under the subsection entitled “Cash/Holdback Payment Amount”) as of the closing of the transactions contemplated by the merger agreement, and will pay or cause to be paid the Closing Balance Sheet Payment Amount.

For purposes of the contingent value rights agreement, the “Closing Balance Sheet Payment Amount” means for each common stock contingent value right on a payment date, (i)(a) the Closing Cash Amount, minus (b) the Working Capital Shortfall, minus (c) the MDA Liabilities, plus (d) the Working Capital Holdback Amount of $2.0 million, divided by (ii) the total number of common stock contingent value rights outstanding on such payment date; provided, however, that if the Closing Balance Sheet Payment Amount is zero or a negative number, then no payment shall be made, and ArthroCare shall be entitled to offset any negative Closing Balance Sheet Payment Amount against any Earnout Payment Amount (as defined below). For purposes of the contingent value rights agreement, “Working Capital Shortfall” means, in the event that the Working Capital Amount as of the closing of the transactions contemplated by the merger agreement is less than 80% of the Base Working Capital Amount, (i)(a) the Base Working Capital Amount, multiplied by (b) 0.80, minus (ii) the Working Capital Amount; or, in the event that the Working Capital Amount is equal to or more than 80% of the Base Working Capital Amount, then the Working Capital Shortfall shall be equal to zero.

Notwithstanding the foregoing, in the event that the stockholders’ agent and ArthroCare do not agree on the Closing Balance Sheet Payment Amount, the contingent value rights agreement provides a mechanism for dispute resolution which is to be followed prior to the payment of the Closing Balance Sheet Payment Amount.

Earnout Payment Amount

In addition to the right to receive the Cash/Holdback Payment Amount or Closing Balance Sheet Payment Amount, as the case may be, each common stock contingent value right represents the right to receive, among other things, (i)(a) an amount equal to 2.75 times the net revenue recognized by the surviving corporation during the period of January 1, 2005 through December 31, 2005 (the “Earnout Period”) as a result of the operation of the MDA Business (as defined below), minus (b) the cash portion of the initial merger consideration paid to the holders of our common stock, Series B preferred stock, Parallax common stock not held by us, options to purchase shares of our common stock with an exercise price less than $3.53 per share and options to purchase shares of Parallax common stock in connection with the merger, minus (c) a working capital holdback amount of $2.0 million, minus (d) a California 2002 franchise tax holdback of $1.8 million, minus (e) 50% of certain payments made by ArthroCare to the rights agent, and minus (f) certain accrued fees and expenses of the stockholders’ agent or third parties engaged by the stockholders’ agent for the benefit of the holders of the contingent value rights in excess of $300,000, if any (the “Aggregate Earnout Payment Amount”), divided by (ii) the total number of common stock contingent value rights outstanding on the payment date (the “Common Stock Earnout Payment Amount”). In the event that the Aggregate Earnout Payment Amount is a negative number or no net revenue is recognized during the Earnout Period, the Aggregate Earnout Payment Amount will be zero.

Notwithstanding the foregoing, in the event that the sum of (i) the Common Stock Earnout Payment Amount, (ii) the per share cash portion of the initial merger consideration paid to the holders of our common stock in connection with the merger and (iii) the Cash/Holdback Payment Amount or Closing Balance Sheet Payment Amount, as the case may be (each as described above under “Cash/Holdback Payment Amount” and “Closing Balance Sheet Payment Amount,” respectively) represents an amount greater than $7.50 for each common stock contingent value right outstanding, then the Common Stock Earnout Payment Amount for each outstanding common stock contingent value right will be equal to (i) $7.50, minus (ii) the per share cash portion of the initial merger consideration paid to the holders of our common stock in connection with the merger, and minus (iii) the Cash/Holdback Payment Amount or Closing Balance Sheet Payment Amount, as the case may be.

For any proceeds over $7.50 payable to the holders of the common stock contingent value rights, such holders will share the proceeds with the holders of the preferred stock contingent value rights on a pro rata basis. Such shared amount over $7.50 paid to a holder of a contingent value right is referred to as the “Shared Earnout Payment Amount.” The Common Stock Earnout Payment Amount and the Shared Earnout Payment Amount are collectively referred to as the “Earnout Payment Amount” for common stock contingent value rights.

Therefore, each common stock contingent value right represents the right to receive up to $7.50 in the aggregate (which includes any per share cash payments made to the holders of our common stock under the merger agreement and any additional cash per share paid to the holders of our common stock based on the amount of cash held by MDA as of the closing of the transactions contemplated by the merger agreement after subtracting all of MDA’s liabilities (including any dividends payable on our Series B preferred stock), plus $2.0 million), before any consideration is payable under any preferred stock contingent value right. If less than $7.50 in the aggregate is payable under a common stock contingent value right, then nothing will be payable under any preferred stock contingent value right. Conversely, if more than $7.50 in the aggregate is payable under a common stock contingent value right, then all of the common stock contingent value rights and the preferred stock contingent value rights will share on a pro rata basis the amount payable over $7.50 with respect thereto.

In the event that the stockholders’ agent and ArthroCare do not agree on the Aggregate Earnout Payment Amount, the contingent value rights agreement provides a mechanism for dispute resolution which is to be followed prior to the payment of the Aggregate Earnout Payment Amount. Any disputes regarding the Aggregate Earnout Payment Amount will result in a delay of payment until such dispute is resolved.

In the event of a change of control (as defined below) of ArthroCare before December 31, 2005, the Earnout Payment Amount payable to the holders of the common stock contingent value rights and the preferred stock contingent value rights shall be at least $14.0 million regardless of the actual net revenue recognized during the Earnout Period, subject, however, to any right of offset provided in the contingent value rights agreement (as described below). In the event of a change of control of ArthroCare, ArthroCare shall make proper provisions so that the continuing or surviving corporation or entity shall assume the obligation to pay the Aggregate Earnout Payment Amount as set forth herein. For purposes of the contingent value rights agreement, a “change of control” shall mean (i) the consummation of any transaction, including without limitation, any merger or consolidation, pursuant to which any of the voting stock of ArthroCare is converted into or exchanged for cash, securities or other property, other than any transaction where the voting stock of ArthroCare outstanding immediately prior to such transaction is converted into or exchanged for voting stock of the surviving or transferee entity constituting more than 50% of such voting stock of such surviving or transferee entity (immediately after giving effect to such issuance) and other than an acquisition of ArthroCare in which the management of ArthroCare participates in the equity of the acquirer; or (ii) a sale of all or substantially all of ArthroCare’s assets.

Following the closing of the transactions contemplated by the merger agreement, ArthroCare and its affiliates will be entitled to offset against the Earnout Payment Amount payable to the holders of the common stock contingent value rights an amount in cash equal to the amount of any damage, claim, loss, cost, tax liability or expense, including, without limitation, interest, penalties, reasonable attorneys’ fees and expenses of investigation, response action, removal action or remedial action incurred by ArthroCare or its affiliates that arise out of or relate to, whether directly or indirectly: (i) any misrepresentation or breach of any warranty on the part of MDA contained in the contingent value rights agreement, the merger agreement or in any schedule or certificate delivered by or on behalf of MDA pursuant to the contingent value rights agreement or the merger agreement, or (ii) any breach or non-performance by MDA of any of their respective covenants or agreements contained in the contingent value rights agreement or the merger agreement or in any schedule or certificate delivered by or on behalf of MDA pursuant to the contingent value rights agreement or the merger agreement.

For purposes of the contingent value rights agreement, the “MDA Business” means MDA’s existing percutaneous cement injection and vertebroplasty related products (including biopsy products) and the percutaneous cement injection and vertebroplasty related products in MDA’s development process as of the date of the contingent value rights agreement (i.e. new needle configurations, mixing apparatus, new injection systems, potential new configurations and indications of polymethyl methacryate cement, new tracer particles and new technology for bone navigation including the bone catheter), as well as any products that are covered by claims in MDA’s current patents or patent applications or any licenses or sales of products to third parties derived from MDA’s patents or patent applications as of the effective time of the merger or any continuations or divisionals that derive from such patents or patent applications.

Pursuant to the merger agreement, holders of the common stock contingent value rights will be deemed to, as part of their approval and adoption of the merger agreement and the transactions contemplated therein and in the contingent value rights agreement, have agreed that, among other things, ArthroCare shall be entitled to operate the MDA Business in its sole discretion and shall have no obligation to maximize, maintain or protect the value of the contingent value rights. See “The Contingent Value Rights Agreement” on page 54 for further discussion.

California Holdback Payment Amount

From the initial cash merger consideration payable under the merger agreement, $1.8 million will be a holdback by ArthroCare in order to satisfy any potential liabilities that MDA may have to the State of California for unpaid franchise taxes for the 2002 year. As promptly as practicable following the expiration of all applicable statutes of limitations (and any extensions thereof) relating to our 2002 California franchise tax return, ArthroCare shall pay to each holder of a common stock contingent value right an amount equal to $1.8 million minus any franchise taxes owed or owing to the State of California as finally determined by any examination, audit or other proceeding, divided by the total number of outstanding common stock contingent value rights on such payment date. The applicable statute of limitations is three years after the filing of the return, unless extended.

Preferred Stock Merger Consideration

Cash Portion of Merger Consideration

At the closing of the merger, each issued and outstanding share of our Series B preferred stock (other than treasury shares, shares owned by us or by any of our subsidiaries and shares held by stockholders who are entitled to demand and have properly exercised dissenters’ rights), will be converted into the right to receive $7.50 per share in cash. All accrued and unpaid dividends on the Series B preferred stock will be paid by us prior to the closing of the merger. The Series B preferred stock will accrue dividends at the rate of $0.675 per share per annum from and after October 24, 2003.

Contingent Value Rights Portion of Merger Consideration

At the effective time of the merger, each holder of our Series B preferred stock will receive one contingent value right per share of Series B preferred stock, which represents the right to receive the Shared Earnout Payment Amount (a “preferred stock contingent value right”). The Shared Earnout Payment Amount is referred to as the Earnout Payment Amount for preferred stock contingent value rights.

Each holder of a preferred stock contingent value right will have the right to receive (i)(a) the Aggregate Earnout Payment Amount (as defined under “Common Stock Merger Consideration—Contingent Value Rights Portion of Merger Consideration” above), minus (b) the Common Stock Earnout Payment Amount (as defined under “Common Stock Merger Consideration—Contingent Value Rights Portion of Merger Consideration” above), multiplied by the total number of common stock contingent value rights on the payment date, divided by (ii) the total number of common stock contingent value rights and preferred stock contingent value rights on such payment date. Therefore, in the event that less than $7.50 in the aggregate (which includes any per share cash payment made to the holders of our common stock in connection with the merger and any additional cash paid to the holders of our common stock based on the amount of cash held by MDA as of the closing of the transactions contemplated by the merger agreement after subtracting all of MDA’s liabilities (including any dividends payable on our Series B preferred stock), plus $2.0 million) is payable under a common stock contingent value right, then nothing will be payable under any preferred stock contingent value right. Conversely, if more than $7.50 in the aggregate is payable under a common stock contingent value right, then all of the common stock contingent value rights and the preferred stock contingent value rights will share on a pro rata basis the amount payable over $7.50 with respect thereto.

Pursuant to the merger agreement, holders of the preferred stock contingent value rights will be deemed to, as part of their approval and adoption of the merger agreement and the transactions contemplated therein and in the contingent value rights agreement, have agreed, among other things, that ArthroCare shall be entitled to operate the MDA Business in its sole discretion and shall have no obligation to maximize, maintain or protect the value of the contingent value rights. See “The Contingent Value Rights Agreement” on page 54 for further discussion.

As described under “Common Stock Merger Consideration—Contingent Value Rights Portion of Merger Consideration” above, in the event of a change of control of ArthroCare before December 31, 2005, the Earnout Payment Amount payable to the holders of the preferred stock contingent value rights, along with the holders of the common stock contingent value rights, shall be at least $14.0 million regardless of the actual net revenue recognized during the Earnout Period, subject, however, to any right of offset provided in the contingent value rights agreement, as more fully set forth below.

Following the closing of the transactions contemplated by the merger agreement, ArthroCare and its affiliates will be entitled to offset against the Earnout Payment Amount payable to the holders of the preferred stock contingent value rights, if any, an amount in cash equal to the amount of any damage, claim, loss, cost, tax liability or expense, including, without limitation, interest, penalties, reasonable attorneys’ fees and expenses of investigation, response action, removal action or remedial action incurred by ArthroCare or its affiliates that arise out of or relate to, whether directly or indirectly: (i) any misrepresentation or breach of any warranty on the part of MDA contained in the contingent value rights agreement, the merger agreement or in any schedule or certificate delivered by or on behalf of MDA pursuant to the contingent value rights agreement or the merger agreement, or (ii) any breach or non-performance by MDA of any of their respective covenants or agreements contained in the contingent value rights agreement or the merger agreement or in any schedule or certificate delivered by or on behalf of MDA pursuant to the contingent value rights agreement or the merger agreement.

Following the closing of the merger, our stockholders will cease to have an equity interest in, or possess any rights as stockholders of MDA.

Dissenters’ Rights

Any record holder of our common stock or our Series B preferred stock who, in writing and prior to the vote on the merger, properly exercises dissenters’ rights with respect to their shares of common stock or Series B preferred stock and who does not vote in favor of the merger shall have the right, subject to compliance with statutory procedures, to receive payment of the appraised value of such shares. See “The Merger—Dissenters’ Rights” beginning on page 33.

Outstanding Options

Company Options

The merger agreement provides that we are to take all actions necessary and appropriate to provide that, immediately prior to the effective time of the merger, each unexpired and unexercised option or similar right to purchase shares of our common stock with an exercise price less than $3.53 per share (each, a “Company Option”) under any of our stock option plans or any other plan, agreement or arrangement relating to stock options (collectively, the “Company Stock Option Plans”), whether or not then exercisable or vested, shall be canceled and, in exchange therefore, each former holder of any such canceled Company Option shall be entitled to receive (as promptly as practicable after the effective time of the merger), in consideration of the cancellation of such Company Option and in settlement therefor, (i) a payment in cash (subject to any applicable withholding or other taxes required by applicable law to be withheld) of an amount equal to the product of (a) the total number of shares of our common stock previously subject to such Company Option and (b) the excess of the initial per share cash merger consideration paid to the holders of our common stock, without interest, over the exercise price per share of our common stock previously subject to such Company Option, and (ii) a number of common stock contingent value rights equal to the total number of shares of our common stock previously subject to such Company Option (such amounts payable hereunder being referred to as the “Option Payment”). From and after the effective time of the merger, any such canceled Company Option shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Option Payment. The merger agreement also provides that prior to the effective time of the merger, we shall have obtained all necessary consents to ensure that former holders of Company Options will have no rights other than the right to receive the Option Payment.

The merger agreement also provides that we are to take all actions necessary and appropriate to provide that, immediately prior to the effective time of the merger, each unexpired and unexercised option to purchase shares of our common stock with an exercise price equal to or greater than $3.53 per share under any of our stock option plans, whether or not then exercisable or vested, shall be canceled. Prior to the effective time of the merger, we are required to have obtained all necessary consents to ensure that the holders of these options with an exercise price equal to or greater than $3.53 per share will have no right to receive any merger consideration.

Parallax Options

The merger agreement provides that we are to obtain the necessary consents of the holders of all unexpired and unexercised options or similar rights to purchase shares of common stock of our majority-owned subsidiary, Parallax Medical, Inc. (each, a “Parallax Option”) under any of Parallax’s stock option plans or any other plan, agreement or arrangement relating to stock options (collectively, the “Parallax Stock Option Plans”), whether or not then exercisable or vested, to provide that each Parallax Option shall be exchanged for the right to receive from ArthroCare, as promptly as practicable after the effective time of the merger, (i) a payment in cash (subject to any applicable withholding or other taxes required by applicable law to be withheld) of an amount equal to the product of (a) the total number of shares of Parallax common stock previously subject to such Parallax Option held by the holder as of the effective time of the merger, multiplied by 0.75, and (b) the excess of the initial per share cash merger consideration paid to the holders of our common stock, without interest, over the exercise price per share of Parallax common stock previously subject to such outstanding Parallax Option, plus (ii) a number of common stock contingent value rights equal to the total number of shares of Parallax common stock previously subject to such Parallax Option held by the holder, multiplied by 0.75 (collectively, the “Parallax Option Payment”). Following the effective time of the merger, the Parallax Options shall no longer be exercisable by the holder thereof, but shall only entitle such holder to the payment of the Parallax Option Payment. The merger agreement also provides that prior to the effective time of the merger, we and Parallax shall obtain all necessary consents to ensure that the holders of the Parallax Options will have no rights other than the right to receive the Parallax Option Payment.

Treatment of Parallax Common Stock Not Held by Us

The merger agreement provides that, prior to the effective time of the merger, we are required to have obtained all necessary consents of the holders of all outstanding shares of Parallax common stock not held by us (the “Minority Parallax Common Stock Holders”) to cause such shares of Parallax common stock to be validly exchanged immediately after the effective time of the merger into the right to receive the Parallax Common Stock Payment (as defined below), which exchange shall be effected by ArthroCare immediately following the effective time of the merger. In consideration of the exchange of such shares of Parallax common stock by the Minority Parallax Common Stock Holders for the right to receive the Parallax Common Stock Payment and in settlement therefor, ArthroCare has agreed to pay (as promptly as practicable after the effective time of the merger) to each Minority Parallax Common Stock Holder as of the effective time of the merger (i) a payment in cash (subject to any applicable withholding or other taxes required by applicable law to be withheld) of an amount equal to the product of (a) the number of shares of Parallax common stock held by the Minority Parallax Common Stock Holder as of the effective time of the merger, multiplied by 0.75, and (b) the initial per share cash merger consideration paid to the holders of our common stock, without interest, plus (ii) a number of common stock contingent value rights equal to the total number of shares of Parallax common stock held by the Minority Parallax Common Stock Holder, multiplied by 0.75 (collectively, the “Parallax Common Stock Payment”). The merger agreement also provides that prior to the effective time of the merger, we and Parallax shall obtain all necessary consents to ensure that the Minority Parallax Common Stock Holders will have no rights other than the right to receive the Parallax Common Stock Payment.

Representations and Warranties

The merger agreement contains representations and warranties of MDA made to ArthroCare and Alpha Merger Sub relating to, among other things, the following:

•	corporate organization and qualification of MDA and its subsidiaries;

•	the accuracy of the articles of incorporation, bylaws and corporate books and records provided to ArthroCare;

•	capitalization of MDA and ownership of subsidiaries;

•	corporate authority to enter into the merger agreement and other related ancillary agreements referenced therein;

•	absence of conflicts and required consents and approvals;

•	permits and licenses;

•	compliance with applicable laws;

•	products;

•	filing of and disclosure in required Securities and Exchange Commission filings, including financial statements’ compliance with generally accepted accounting principles and the absence of undisclosed liabilities;

•	information in this proxy statement;

•	absence of certain changes or events;

•	employee benefit plans;

•	labor and other employment matters;

•	contracts and debt instruments;

•	pending or threatened litigation;

•	environmental matters;

•	intellectual property;

•	filing of tax returns, payment of taxes and compliance with other tax-related matters;

•	insurance coverage;

•	receipt of a fairness opinion from Houlihan Valuation Advisors, Inc.;

•	voting requirements; and

•	absence of finder or broker fees.

Some of our representations and warranties will not be considered breached unless the breach of the representation or warranty constitutes a material breach or if such breach has a material adverse effect on us. For purposes of the merger agreement, a “material adverse effect” means any change affecting, or condition having an effect on, us or any of our subsidiaries that is, or would reasonably be expected to be, materially adverse to our or any of our subsidiaries’ assets, liabilities, business, financial condition, results of operations or prospects, taken as a whole.

The representations and warranties provided by MDA in the merger agreement survive the completion of the merger until March 30, 2006; provided, that in the case of actual fraud, intentional misrepresentation or criminal activity, the representations and warranties provided by MDA in the merger agreement shall survive until the expiration of the applicable statute of limitations. Also see “The Merger Agreement—Common Stock Merger Consideration” with respect to the discussion of the possible offset of the Earnout Payment Amount (as described above) in the event of a breach by MDA of the representations and warranties provided in the merger agreement.

The merger agreement also contains representations and warranties of ArthroCare and Alpha Merger Sub made to us relating to, among other things, the following:

•	corporate organization and qualification of MDA and its subsidiaries;

•	corporate authority to enter into the merger agreement and other related ancillary agreements referenced therein;

•	absence of conflicts and required consents and approvals;

•	pending or threatened litigation;

•	information in this proxy statement;

•	ownership of Alpha Merger Sub;

•	absence of finder or broker fees; and

•	sufficiency of funds to pay the merger consideration.

The representations and warranties of ArthroCare and Alpha Merger Sub in the merger agreement do not survive the completion of the merger.

Conduct of the Business of MDA

We have agreed with ArthroCare, for the period between signing of the merger agreement and the effective time of the merger, to conduct our operations according to our regular and ordinary course of business, consistent with past practice. We have also agreed with ArthroCare to use our reasonable best efforts to keep available the services of our current officers, key employees and consultants and preserve our and our subsidiaries’ relationships with our customers, suppliers and other persons with which we or any of our subsidiaries have significant business relations.

Subject to certain exceptions, we have agreed with ArthroCare not to and to cause our subsidiaries not to, directly or indirectly, without the prior written consent of ArthroCare:

•	amend our articles of incorporation or bylaws;

•	issue, sell, pledge, dispose of, grant, transfer, encumber or agree to issue, sell, pledge, dispose of, grant, transfer or encumber any shares of our capital stock or any securities exchangeable or convertible into shares of our capital stock or that of any of our subsidiaries;

•	declare, set aside, make or pay any dividend or other distribution payable in cash, securities, or other property with respect to our capital stock or enter into any agreement with respect to the voting of our capital stock;

•	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of our capital stock or any securities exchangeable or convertible into shares of our capital stock;

•	acquire, authorize or make any investment in, or make any capital contribution to another entity in excess of $50,000;

•	incur any indebtedness for borrowed money or make loans in an amount in excess of $50,000;

•	terminate, cancel or request any material change in, or agree to any material change in, any material agreement other than in the ordinary course of business consistent with past practice;

•	make or authorize any capital expenditure in excess of $50,000, unless otherwise previously disclosed to ArthroCare prior to the signing of the merger agreement;

•	except as may be required by contractual commitments or corporate policies effective as of the date of the merger agreement, increase the compensation or benefits payable to our directors, officers or employees, grant any new severance or termination pay or enter into any new or materially modify the terms of any employment, benefit or severance agreement, adopt new compensation and benefit plans, or amend or modify any compensation and benefit plans;

•	accelerate payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, restricted stock, insurance or other compensation plan;

•	pre-pay any long-term debt in excess of $50,000, except in the ordinary course of business;

•	accelerate or delay the collection of any notes or accounts receivable in advance of or beyond their regular due dates or delay or accelerate payment of any account payable in advance of its due date;

•	vary our inventory practices in any material respect from our past practices;

•	change accounting methods, practices, policies or procedures other than in the ordinary course of business or as required by generally accepted accounting principles or by a government entity;

•	waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

•	make any, or change any existing, material tax election, settle or compromise any material tax liability, adopt or change any material accounting method in respect of a material amount of taxes, file any amended tax return with respect to a material tax or request any waiver of a statute of limitations with respect thereto;

•	modify, amend, terminate, waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which we are a party;

•	write up, write down or write off the book value of any assets of ours or our subsidiaries in excess of $50,000, except for depreciation and amortization in accordance with generally accepted accounting principles;

•	take or omit to take any action to exempt or make MDA not subject to the anti-takeover laws of the State of Nevada;

•	take any action that is intended or would reasonably be expected to result in any of the conditions to the closing of the merger not being satisfied; or

•	authorize or enter into any agreement or otherwise make any commitment to do any of the above.

Acquisition Proposals

Under the merger agreement, we have agreed to cease all existing discussions or negotiations as of October 23, 2003 with any parties with respect to any alternative acquisition proposal. Additionally, we have agreed not to:

•	take any action to encourage, solicit, initiate or facilitate any alternative acquisition proposal;

•	enter into any agreement with respect to any alternative acquisition proposal, other than in connection with a superior acquisition proposal as described below;

•	enter into any agreement, arrangement or understanding requiring us to abandon, terminate or fail to complete the merger or any other transaction contemplated by the merger agreement, other than in connection with a superior acquisition proposal as described below; or

•	participate in discussions or negotiations with, or furnish information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any alternative acquisition proposal, other than in connection with a superior acquisition proposal as described below.

The merger agreement defines “acquisition proposal” as, other than the transactions contemplated by the merger agreement, any offer or proposal concerning:

•	any merger, consolidation, business combination or similar transaction involving us or any of our subsidiaries;

•	any sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of either us or any of our subsidiaries representing 20% or more of the consolidated assets of us and our subsidiaries;

•	any issuance, sale or other disposition of any of our securities, or options, rights or warrants to purchase such securities, representing 20% of more of the voting power of MDA;

•	any transaction that would result in any person beneficially owning 20% or more of any class of our outstanding voting capital stock; or

•	any combination of the foregoing.

We may, in response to a superior proposal, subject to certain conditions, furnish information to the individual or entity making the superior proposal and participate in discussions with respect to such superior proposal, if our Receiver determines in good faith, after consultation with its outside counsel, that the failure to do so would be inconsistent with his fiduciary duties. We must notify ArthroCare as promptly as practicable (and in any event within 24 hours) of any potential alternative acquisition proposal.

Under the merger agreement, an alternative acquisition proposal qualifies as a “superior proposal” when it is a bona fide acquisition proposal not solicited by us or on our behalf or on behalf of any of our subsidiaries, affiliates or representatives which, in the good faith judgment of our Receiver, taking into account such factors that our Receiver deems relevant, including all legal, financial and regulatory aspects of such proposal and the identity of the person making such proposal:

•	if accepted, is reasonably likely to be completed; and

•	if completed, based upon the written advice of our financial advisor, would result in a transaction that is more favorable to our stockholders, from a financial point of view, than the transactions contemplated by the merger agreement.

We have also agreed that our Receiver will not do any of the following under the merger agreement, unless our Receiver is taking and disclosing to our stockholders a position contemplated by Rule 14d-9 or Rule 14e-2a under the Exchange Act or a superior proposal is made and our Receiver determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with his fiduciary duties:

•	modify or withdraw, or propose publicly to modify or withdraw, his approval or recommendation of the transactions contemplated by the merger agreement in a manner adverse to ArthroCare;

•	approve or recommend, or propose publicly to approve or recommend, any alternative acquisition proposal; or

•	cause us to enter into any letter of intent, agreement in principle, acquisition agreement or any other similar agreement related any alternative acquisition proposal.

The merger agreement also provides that even if a superior proposal is made and our Receiver determines in good faith, after consultation with outside counsel, that the failure to accept the superior proposal would be inconsistent with his fiduciary duties, we are still required to call and hold a meeting of our stockholders for the purpose of voting upon the approval of the merger, the merger agreement and the transactions contemplated thereby.

Cooperation

We have agreed to use reasonable best efforts to take all necessary action to make effective the transactions contemplated by the merger agreement, to obtain any and all consents, approvals and licenses, and to make all necessary filings required under applicable securities laws or any other applicable law. However, we agreed that ArthroCare will not be required to agree to the imposition of conditions, the divestiture of assets or property or the expenditure of money by either ArthroCare or us to a third party in exchange for any such consent. We have also agreed to promptly notify ArthroCare of legal proceedings challenging or seeking material damages in connection with the merger agreement or the completion of any of the transactions contemplated by the merger agreement, which, in either case, would reasonably be expected to have a material adverse effect on us or the surviving corporation.

Employee Benefits

After the merger, ArthroCare will provide or will cause us, as the surviving corporation, to recognize all service of all employees employed by us or any of our subsidiaries prior to the effective time of the merger, as the case may be, for purposes of vacation and severance and participation in, but not for purposes of benefit accrual, in any ArthroCare benefit plan in which our employees may be eligible to participate after the effective time of the merger.

Principal Conditions to Effecting the Merger

Each party’s obligation to effect the merger is subject to the satisfaction of the following conditions:

•	the merger agreement and the merger will have been approved and adopted by the affirmative vote of the holders of not less than a majority of the outstanding shares of our common stock and Series B preferred stock, voting together as a single class;

•	absence of legal restraint or prohibition preventing the completion of the merger;

•	all authorizations, consents and approvals of any governmental entity or otherwise required pursuant to the merger agreement will have been obtained or filed; and

•	the contingent value rights agreement will have been executed and delivered.

The obligation of ArthroCare and Alpha Merger Sub to complete the merger is also subject to satisfaction of the following additional conditions:

•	certain of our representations and warranties are true and correct in all material respects and other of our representations and warranties qualified by materiality or a material adverse effect are true and correct;

•	we will have performed or complied in all material respects with our covenants and agreements required under the merger agreement and the ancillary agreements executed in connection with the merger agreement;

•	each party to the stockholder support agreements and the stockholder waiver agreements will have performed or complied in all material respects with all agreements and covenants required by the merger agreement, each stockholder support agreement and each stockholder waiver agreement;

•	each stockholder support agreement and stockholder waiver agreement will be valid and in full force and effect;

•	we will have obtained certain specified consents or approvals;

•	there will not have occurred a material adverse effect to us or any event or development that would reasonably be expected to have a material adverse effect on us, as defined in the merger agreement;

•	no action or claim will be pending or threatened which would prevent the transactions contemplated by the merger agreement, any ancillary agreement or any stockholder support agreement or stockholder waiver agreement to be completed or adversely affect the rights or powers of ArthroCare to own, operate or control the surviving corporation;

•	Parallax’s estimated working capital amount will not be less than 80% of its base working capital amount;

•	our estimated cash amount minus our estimated liabilities on an unconsolidated basis will not be less than zero;

•	we will have provided ArthroCare with certain opinions of counsel;

•	stockholders representing the right to receive not more than 2% of the aggregate initial consideration will have elected to exercise appraisal rights;

•	we will have obtained all necessary consents of the holders of all outstanding Parallax Options to cause such Parallax Options to be validly exchanged for the right to receive the Parallax Option Payment;

•	we will have obtained all necessary consents of each Minority Parallax Common Stock Holder to cause such shares of Parallax common stock to be validly exchanged for the right to receive the Parallax Common Stock Payment;

•	we will have obtained all necessary consents of the holders of all outstanding Company Options to cause such Company Options to be validly exchanged for the right to receive the Option Payment;

•	we will have obtained all necessary consents of the holders of all outstanding options to purchase shares of our common stock with an exercise price equal to or greater than $3.53 per share to cause such options to be canceled;

•	we will have paid all accrued dividends owed to the holders of our Series B preferred stock;

•	we will have paid certain other fees prior to the closing of the transactions contemplated by the merger agreement;

•	we will have provided ArthroCare with access to all data and information reasonably requested to permit ArthroCare to complete an Internal Revenue Code Section 382 analysis; and

•	we will have filed an amendment to the certificate of designation relating to our Series B preferred stock.

Our obligation to complete the merger is also subject to satisfaction of the following additional conditions:

•	certain of the representations and warranties of ArthroCare are true and correct in all material respects and other of its representations and warranties qualified by materiality or a material adverse effect are true and correct; and

•	ArthroCare will have performed in all material respects its covenants and agreements required under the merger agreement and the ancillary agreements executed in connection with the merger agreement.

Termination

Either we, by action of our Receiver, or ArthroCare, by action of its board of directors, may terminate the merger agreement and abandon the merger at any time prior to the closing of the merger:

•	by mutual written consent of the parties;

•	if the merger has not been completed on or before April 23, 2004 and ArthroCare has not otherwise extended the term of the merger agreement, provided that ArthroCare gave written notice to us no later than April 23, 2004 or the last day of the extension period, in the event all conditions to effect the merger, other than certain regulatory conditions, have been or are capable of being satisfied and the regulatory conditions have been or are reasonably capable of being satisfied on or prior to the end of the then-current extended term of the merger agreement, and provided further that such right to terminate shall not be available to any party whose failure to fulfill an obligation was the cause of the failure of the merger to occur on or before such date;

•	if the completion of the merger is legally prohibited by a final and non-appealable order or by law; or

•	if our stockholders fail to approve the merger.

In addition, ArthroCare has the right to terminate the merger agreement and abandon the merger if:

•	our Receiver withdraws, adversely modifies or, upon request by ArthroCare, fails to reconfirm his recommendation of the merger or the merger agreement;

•	our Receiver will have determined to recommend to our stockholders that they approve an acquisition proposal other than the one contemplated by the merger agreement or will have determined to accept a superior proposal;

•	a tender or exchange offer is commenced, that, if successful, would result in any person or group beneficially owning 20% or more of our outstanding capital stock and our Receiver fails to recommend that our stockholders not tender their shares;

•	we fail to call or hold a stockholder meeting for the purpose of approving and adopting the merger and the merger agreement by the later of April 23, 2004 and the end of any extension period;

•	we will have furnished or caused to be furnished confidential information or data, or engaged in negotiations or discussions with another person pursuant to an alternative acquisition proposal under certain circumstances;

•	there has been any event, development or change in circumstance that constitutes, has had or could be reasonably expected to have a material adverse effect on us and such material adverse effect is not cured within ten days after written notice to us by ArthroCare; or

•	we have breached or failed to perform any covenant, agreement, representation or warranty, and such breach or misrepresentation either cannot be cured or is not cured within ten days after written notice to us by ArthroCare.

We have the right to terminate the merger agreement and the transactions contemplated by the merger agreement if:

•	our Receiver determines to accept a superior proposal, but only after we hold a stockholders’ meeting for the purpose of approving and adopting the merger and the merger agreement and fail to obtain the stockholder approval required for the completion of the merger and the other transactions contemplated by the merger agreement and we pay certain termination fees and expenses to ArthroCare; or

•	ArthroCare has breached or failed to perform any other covenant, agreement, representation or warranty, and such breach or misrepresentation either cannot be cured or is not cured within ten days after written notice to ArthroCare by us.

If the merger agreement is terminated, the merger agreement will be void and we, any of our subsidiaries or ArthroCare will not have any liability other than obligations to pay any termination fee and expense, if applicable, as described below; provided, however, no such termination will relieve any party of any liability or damages resulting from any willful and material breach of the merger agreement or any ancillary agreement entered into connection therewith prior to such termination.

Termination Fees and Expenses; Filing Fees and Expenses

Except as set forth below, the parties have agreed that all expenses incurred in connection with the merger and the transactions contemplated by the merger agreement shall be borne solely by the party incurring such fees and expenses, whether or not the transactions contemplated by the merger agreement are completed.

We must pay ArthroCare a fee of $2,000,000, plus reimbursement of ArthroCare’s out-of-pocket expenses in an amount not to exceed $1,000,000, if the merger agreement is terminated under any of the following conditions:

•	either we or ArthroCare terminates the merger agreement because our stockholders fail to approve the merger and, within twelve months following the termination of the merger agreement, we enter into an agreement concerning a transaction that constitutes an acquisition proposal or any person or persons other than ArthroCare purchases 20% or more of the assets or equity securities of us or any of our subsidiaries;

•	ArthroCare terminates the merger agreement because our Receiver withdraws, adversely modifies or, upon request by ArthroCare, fails to reconfirm his recommendation of the merger or the merger agreement;

•	ArthroCare terminates the merger agreement because our Receiver will have determined to recommend to our stockholders that they approve an acquisition proposal other than the one contemplated by the merger agreement or will have determined to accept a superior proposal;

•	ArthroCare terminates the merger agreement because a tender or exchange offer is commenced, that, if successful, would result in any person or group beneficially owning 20% or more of our outstanding capital stock and our Receiver fails to recommend that our stockholders not tender their shares;

•	ArthroCare terminates the merger agreement because we fail to call or hold a stockholders’ meeting for the purpose of approving and adopting the merger and the merger agreement by the later of April 23, 2004 and the end of any extension period;

•	ArthroCare terminates the merger agreement because we will have furnished or caused to be furnished confidential information or data, or engaged in negotiations or discussions with any other person under certain circumstances; or

•	we terminate the merger agreement because our Receiver determines to accept a superior proposal, but only after we hold a stockholders’ meeting for the purpose of approving and adopting the merger and the merger agreement and fail to obtain the stockholder approval required for the completion of the merger and the other transactions contemplated by the merger agreement.

We must reimburse ArthroCare for up to $1,000,000 of its out-of-pocket expenses if the merger agreement is terminated because (i) the approval of the stockholders required for the completion of the merger or other transactions contemplated by the merger agreement or otherwise is not obtained because of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof, or (ii) we have breached or failed to perform any covenant, agreement, representation or warranty set forth in the merger agreement or any related ancillary agreement, and such breach or misrepresentation either cannot be cured or is not cured within ten days after written notice to us by ArthroCare.

ArthroCare must reimburse us for up to $1,000,000 of our out-of-pocket expenses if the merger agreement is terminated because ArthroCare has breached or failed to perform any covenant, agreement, representation or warranty set forth in the merger agreement or any related ancillary agreement, and such breach or misrepresentation either cannot be cured or is not cured within ten days after written notice to ArthroCare by us.

ArthroCare has agreed to pay one-half of the expenses related to printing, filing and mailing the proxy statement and all Securities and Exchange Commission and other regulatory filing fees in connection with the proxy statement.

Amendment; Waiver of Conditions

The merger agreement may be amended by the parties, by action taken or authorized by or on behalf of their respective boards of directors or our Receiver, as the case may be, at any time prior to the effective time of the merger. After our stockholders approve the merger agreement, however, no amendment may be made that requires further stockholder approval under any applicable law without obtaining such further stockholder approval. The merger agreement may not be amended except in writing and signed on behalf of each of the parties.

At any time prior to the effective time of the merger the parties may:

•	extend the time for the performance of any of the obligations or other acts of the other parties set forth in the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement.

After our stockholders approve the merger agreement, however, no waiver may be made that requires further stockholder approval under any applicable law without obtaining such further stockholder approval. Any agreement on the part of a party to any such extension or waiver must be in writing and signed by the party providing the extension or waiver. The failure of any party to assert any of its rights under the merger agreement or otherwise shall not constitute a waiver of such rights.

THE CONTINGENT VALUE RIGHTS AGREEMENT

As more fully set forth above under “The Merger Agreement – Common Stock Merger Consideration” and “The Merger Agreement—Preferred Stock Merger Consideration,” ArthroCare is issuing common stock contingent value rights and preferred stock contingent value rights as a portion of the merger consideration payable to our stockholders under the merger agreement. We, ArthroCare, Alpha Merger Sub, Wells Fargo Bank, N.A., as the rights agent, and Frank Bumstead, as the stockholders’ agent, will enter into the contingent value rights agreement in connection with the closing of the transactions contemplated by the merger agreement. The common stock contingent value rights and preferred stock contingent value rights issuable pursuant to the merger agreement and the contingent value rights agreement will not be assignable or otherwise transferable by the holders, except by will, upon death or by operation of law, and shall not be evidenced by a certificate or other instrument.

Pursuant to the terms of the contingent value rights agreement, the stockholders’ agent will be paid a fee of $50,000 per year for service in such capacity, plus $250 per hour for each hour in excess of 200 hours served in any one year. Immediately prior to the effective date of the merger, we will deposit $300,000 with ArthroCare from which ArthroCare will pay to the stockholders’ agent his annual fee and will pay to the stockholders’ agent (or his legal counsel or accountant, if he so designates in writing to ArthroCare) any other fees and expenses incurred by the stockholders’ agent under the contingent value rights agreement, including one-half of the fees and expenses of an independent accountant in the event that the parties dispute the Cash/Holdback Payment Amount or Earnout Payment Amount in certain circumstances set forth in the contingent value rights agreement, in all cases upon written notice by the stockholders’ agent to ArthroCare. In the event that upon final determination of the payments payable to the holders of contingent value rights under the contingent value rights agreement, the stockholders’ agent has made written requests for payment to ArthroCare aggregating less than $300,000, the stockholders’ agent shall have the right to request, in writing, to ArthroCare that the difference between $300,000 and the aggregate amount for which the stockholders’ agent made written requests that payments be made to the stockholders’ agent (or his legal counsel or accountant, as the case may be) be paid to the stockholders’ agent (or his legal counsel or accountant, as the case may be) for the sole purpose of making a pro rata disbursement of such amount to the holders of the contingent value rights. Furthermore, in the event that the stockholders’ agent’s fees and expenses, including any third party fees and expenses payable by the stockholders’ agent under the contingent value rights agreement, exceed $300,000, the ArthroCare shall pay and deduct from the Earnout Payment Amount, if any, an amount equal to the lesser of (1) the Aggregate Earnout Payment Amount (excluding the deduction of the difference between $300,000 and the aggregate amount for which the stockholders’ agent made written requests for payment be paid to the stockholders’ agent (or his legal counsel or accountant, if he so designates in the written notice to ArthroCare)) and (2) any fees and expenses in excess of $300,000.

The holders of the common stock contingent value rights and preferred stock contingent value rights will be deemed to have, as part of their approval and adoption of the merger agreement and the transactions contemplated therein and in the contingent value rights agreement, and the stockholders’ agent will have (i) agreed that the surviving corporation and ArthroCare and each of their respective affiliates shall be entitled to operate the MDA Business (as defined above) as ArthroCare and its affiliates see fit and shall have no obligation to operate the MDA Business in any manner that would maximize, maintain or protect the value of the contingent value rights, (ii) acknowledged that as a result of ArthroCare or its affiliates’ operation of the MDA Business, there may be a diminution in or elimination of the value of the contingent value rights, (iii) agreed that the contingent value rights represent contractual obligations of ArthroCare, and none of ArthroCare, MDA, or any of their respective affiliates owes any fiduciary duty of any type (including, without limitation, any duty of loyalty or care) to any holder of contingent value rights and (iv) agreed that each holder of contingent value rights and the stockholders’ agent shall be prohibited from asserting any dispute, right, claim, action, cause of action, controversy or remedy of any kind and nature against any of ArthroCare, MDA, or any of their respective affiliates resulting from the operation of the MDA Business after the effective time of the merger or resulting from any allegation of breach of fiduciary duty of any nature, other than claims for fraud or intentional misconduct.

THE DISTRIBUTION AGREEMENT

In connection with the merger agreement, we and ArthroCare executed a distribution agreement under which ArthroCare began selling our products worldwide on November 15, 2003 and will continue as the exclusive worldwide distributor for our products until the distribution agreement is (i) terminated (a) as a result of the termination of the merger agreement or (b) with thirty calendar days written notice from ArthroCare to us to terminate the distribution agreement with or without cause; or (ii) extended by mutual agreement of both ArthroCare and us. During the term of the distribution agreement, we will pay ArthroCare a commission based on sales of our products on a monthly basis.

We terminated the employment of certain of our sales representatives to whom ArthroCare immediately offered employment as a part of its sales force, pursuant to the distribution agreement. During the term of the distribution agreement, we agreed not to hire any sales representatives or otherwise directly or indirectly sell any products or lines of products that, in ArthroCare’s judgment, would compete with its exclusive distributorship. If the distribution agreement is terminated for any reason, we will have the right to rehire our sales representatives.

THE STOCKHOLDER SUPPORT AGREEMENTS

In connection with the merger agreement, certain of our stockholders have entered into stockholder support agreements with ArthroCare, pursuant to which such stockholders have agreed to vote a portion of their shares, which represent an aggregate of 45% of our outstanding voting stock, in favor of the approval of the merger and against any alternative transactions.

On October 23, 2003, ArthroCare entered into a stockholder support agreement with Vegas Ventures, LLC, as subsequently amended, pursuant to which Vegas Ventures granted ArthroCare an irrevocable proxy to vote 1,202,619 of their shares of our common stock in favor of adoption of the merger agreement and the transactions contemplated thereby. Vegas Ventures affirms that the irrevocable proxy is coupled with an interest, and as a result, the irrevocable proxy may not be revoked until the effective time of the merger.

ArthroCare also entered into a stockholder support agreement, dated as of October 23, 2003, as subsequently amended, with certain other stockholders of MDA who are affiliated with Donald K. McGhan (the “McGhan Entities”), pursuant to which the McGhan Entities granted ArthroCare an irrevocable proxy to vote their aggregate of 2,150,391 shares of our common stock in favor of adoption of the merger agreement and the transactions contemplated thereby. The McGhan Entities affirm that the irrevocable proxy is coupled with an interest, and as a result, the irrevocable proxy may not be revoked until the effective time of the merger.

Both stockholder support agreements also provide, among other things, that in the event that a vote, consent or other approval of the holders of the common stock is sought either at any stockholder meeting of MDA or in connection with any written consent of the holders, Vegas Ventures and the McGhan Entities agree to vote their shares subject to the irrevocable proxy granted to ArthroCare against: (i) any acquisition proposal or extraordinary corporate transaction, such as a merger, consolidation or other business combination involving us and our subsidiaries (other than the merger); (ii) a sale, lease, license or transfer of a material amount of assets of MDA and our subsidiaries or a reorganization, recapitalization, dissolution, winding up or liquidation of MDA and its subsidiaries; (iii) any material change in the present capitalization or dividend policy of MDA; (iv) any material change in our corporate structure, business, articles of incorporation or bylaws; or (v) any action or agreement that could result in a breach of any representation, warranty, covenant, agreement or other obligation of MDA under the merger agreement or which could result in any of the conditions to our obligations under the merger agreement not being fulfilled.

The shares held by Vegas Ventures and the McGhan Entities, which are subject to the irrevocable proxies described above, represent approximately 45% of the outstanding shares of MDA.

THE STOCKHOLDER WAIVER AGREEMENTS

In connection with the merger agreement, Vegas Ventures, Jeffrey J. Barber and Howard Preissman have each entered into a stockholder waiver agreement, dated as of October 23, 2003, whereby each generally agreed to waive any and all claims that they may have against us and ArthroCare with respect to the operation of the MDA Business after the effective time of the merger as it relates to their right to receive payments under their contingent value rights.

The McGhan Entities have also entered into a stockholder waiver agreement, dated as of October 23, 2003, whereby each generally agreed to waive any and all claims that they may have against us and ArthroCare, including, but not limited to, the operation of our business after the effective time of the merger as it relates to their right to receive payments under contingent value rights. In addition, the McGhan Entities also have agreed to waive any and all claims that they may have had against us in the past arising directly or indirectly out of any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the execution of the stockholder waiver agreement.

INFORMATION REGARDING MEDICAL DEVICE ALLIANCE INC.

Medical Device Alliance Inc. was incorporated on September 11, 1995 under the laws of the State of Nevada. Currently, through our majority-owned subsidiary, Parallax Medical, Inc., a Delaware corporation, we offer a line of products used for the treatment of pain resulting from fractures of the spine due to medical conditions such as osteoporosis. These products are used by physicians to perform a procedure known as vertebroplasty, which is typically performed to treat painful fractures of the spinal column most commonly occurring in the geriatric population. We derive our revenue from sales of such products. Our principal executive offices are located at 5851 West Charleston Boulevard, Las Vegas, Nevada 89146, telephone (702) 791-2910.

INFORMATION REGARDING ARTHROCARE CORPORATION

ArthroCare Corporation, a Delaware corporation, designs, develops, manufactures and markets medical devices for use in soft-tissue surgery.

Alpha Merger Sub Corporation, a Nevada corporation, is a wholly-owned subsidiary of ArthroCare and was formed for the purpose of being merged with and into us pursuant to the terms and conditions of the merger agreement.

The principal executive offices of ArthroCare and Alpha Merger Sub are both located at 680 Vaqueros Avenue, Sunnyvale, CA 94085, telephone (408) 736-0224.

MARKET PRICES FOR COMMON STOCK AND DIVIDEND INFORMATION

As of December 31, 2003, there were approximately 275 holders of our common stock and 10 holders of our Series B preferred stock. There is currently no established public trading market for any class of our equity securities. We have not paid any cash dividends and do not anticipate paying any cash dividends in the foreseeable future, except to the holders of Series B preferred stock. As a condition to the closing of the merger, we will have filed an amendment to our certificate of designation which sets forth the rights, preferences and privileges of our Series B preferred stock, including the right to receive certain dividends. The holders of Series B preferred stock will be entitled to receive cumulative annual dividends at the rate of $0.675 per share per annum from and after October 24, 2003, out of any legally available assets.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth certain information regarding the ownership of our common stock as of November 12, 2003 by: (i) each director; (ii) each executive officer; (iii) all executive officers and directors of MDA as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated, the mailing address for each party listed below is c/o Medical Device Alliance Inc., 5851 West Charleston Boulevard, Las Vegas, Nevada 89146.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares		Percent of Total Class
Executive Officers and Directors

Jeffrey J. Barber (2)	210,000		2.7%
Howard Preissman (3)	389,746		5.0%
George C. Swarts	—		—

5% Stockholders

ArthroCare Corporation (4) 680 Vaqueros Avenue Sunnyvale, CA 94085	3,353,010		43.0	%(5)

Donald K. McGhan (6) 4560 S. Decatur Blvd., Suite 300 Las Vegas, NV 89103	2,150,391		27.9%

International Integrated Industries, LLC (7) c/o Donald K. McGhan 4560 S. Decatur Blvd., Suite 300 Las Vegas, NV 89103	1,534,792		19.8%

Vegas Ventures, LLC (8) 1700 Hayes Street, Suite 304 Nashville, Tennessee 37203	1,750,000		22.6%

Howard Preissman (3)	389,746		5.0%

All executive officers and directors as a group (3 persons)	599,746	(9)	7.7%

Former Officers and Directors

Charles E. Barrantes	—		*
Jim J. McGhan	75,000		*
Nikki M. Moseley	75,000	(10)	*
John S. Gaynor	—		*
Joseph J. Territo, M.D.	—		*
Gerald W. Yankie	—		*

*	Less than 1%.
(1)

This table is based upon information supplied by officers, directors and principal stockholders filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 7,738,652 shares of the company’s capital stock outstanding on November 12, 2003, which is comprised of 6,871,529 shares of common stock, 579,603 shares of Series B preferred stock and options to purchase 287,520 shares of common stock, and are calculated as required by rules promulgated by the Securities and Exchange Commission.
(2)	Includes 125,000 shares Mr. Barber has the right to acquire pursuant to outstanding options exercisable within 60 days of November 12, 2003.
(3)	Represents 389,746 shares of our Series B preferred stock, which is convertible into 389,746 shares of our common stock.
(4)	Beneficial ownership of the common stock referred to herein is being reported hereunder solely because ArthroCare may be deemed to have beneficial ownership of such shares as a result of certain stockholder support agreements granted to ArthroCare, pursuant to which certain of our stockholders granted an irrevocable proxy to vote approximately 45% of our currently outstanding capital stock in favor of adoption of the merger agreement and the transactions contemplated thereby. ArthroCare expressly disclaims all beneficial ownership of all of the common stock listed above.
(5)	This percentage is based on our capital stock outstanding plus all of our options that are currently exercisable. For the purposes of calculating the percentage of our capital stock that may be beneficially held by ArthroCare pursuant to the stockholder support agreements described in footnote (4) above, we did not include our options that are currently exercisable. Consequently, the amount of our currently outstanding capital stock, which may be beneficially owned by ArthroCare, as described above in footnote (4), is approximately 45%.
(6)	Includes: (i) 153,699 shares held by Mr. McGhan personally; (ii) 1,534,792 shares held by International Integrated Industries, LLC, of which Mr. McGhan is the Managing Member; (iii) 200,000 shares held by Shirley M. McGhan, the wife of Mr. McGhan; (iv) 75,000 shares held by Nikki M. Pomeroy, an adult child of Mr. McGhan; (v) 91,900 shares held by Lon L. McGhan, an adult child of Mr. McGhan; (vi) 75,000 shares held by Jim J. McGhan, an adult child of Mr. McGhan; and (vii) 20,000 shares held by MDA Equity Performance, L.P., in which Mr. McGhan acts as General Partner (collectively, the “McGhan Entities”). Mr. McGhan disclaims beneficial ownership of all shares held by members of his immediate family, which shares total 241,900. In connection with the execution of the ArthroCare merger agreement, the McGhan Entities entered into a stockholder support agreement, dated as of October 23, 2003, with ArthroCare, pursuant to which the McGhan Entities granted ArthroCare an irrevocable proxy to vote their aggregate of 2,150,391 shares of common stock in favor of adoption of the merger agreement and the transactions contemplated thereby.
(7)	Donald K. McGhan is the Managing Member of International Integrated Industries, LLC. International Integrated Industries, LLC is a party to that certain McGhan stockholder support agreement, which is described in footnote (6) above. The shares beneficially owned by International Integrated Industries, LLC are included in the shares beneficially owned by Donald K. McGhan.
(8)	In connection with the execution of the merger agreement, Vegas Ventures entered into a stockholder support agreement, dated as of October 23, 2003, with ArthroCare, pursuant to which Vegas Ventures granted ArthroCare an irrevocable proxy to vote 1,202,619 of their shares of common stock in favor of adoption of the merger agreement and the transactions contemplated thereby.
(9)	Includes 125,000 shares Mr. Barber has the right to acquire pursuant to outstanding options exercisable within 60 days of November 12, 2003, and 389,746 shares Mr. Preissman has the right to acquire within 60 days of November 12, 2003 through conversion of Mr. Preissman’s 389,746 shares of our Series B preferred stock.
(10)	Includes 75,000 shares issued to the Pomeroy Living Trust of which Nikki M. Pomeroy is the trustee.

Series B Preferred Stock

The following table sets forth certain information regarding the ownership of our Series B preferred stock as of November 12, 2003 by: (i) each director; (ii) each executive officer; (iii) all executive officers and directors of MDA as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock on an as-converted basis. Unless otherwise indicated, the mailing address for each party listed below is c/o Medical Device Alliance Inc., 5851 West Charleston Boulevard, Las Vegas, Nevada 89146.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total Class
Executive Officers and Directors

Jeffrey J. Barber	—	—
Howard Preissman	389,746	67.2%
George C. Swarts	—	—

5% Stockholders

Peter D. Costantino, M.D. 12 Wrights Mill Road Armonk, NY 10504	87,065	15%

Jacques E. Dion, M.D. 794 Springdale Road Atlanta, GA 30306	42,874	7.4%

Mary E. Jensen, M.D. 6183 Plank Road Aston, VA 22920	42,874	7.4%

All executive officers and directors as a group (3 persons)	389,746	67.2%

(1)	This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 579,603 shares of our Series B preferred stock outstanding on November 12, 2003 adjusted as required by rules promulgated by the Securities and Exchange Commission.

INDEPENDENT PUBLIC ACCOUNTANTS

Representatives of BDO Seidman, LLP, our independent public accountants, are expected to be present at the special meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they so desire.

ADDITIONAL INFORMATION

As required by law, we file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information contain additional information about our company. You can inspect and copy these materials at the Securities and Exchange Commission public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on public reference rooms. Some of this information may also be accessed on the World Wide Web through the Securities and Exchange Commission’s Internet address at “http://www.sec.gov.”

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THE DATE OF THIS PROXY STATEMENT IS JANUARY 6, 2004. WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY LATER DATE THAN THE DATE OF THE PROXY STATEMENT, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

OTHER BUSINESS

We know of no other matter to be presented at the special meeting. However, if other matters should properly come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy with respect to such matters in accordance with their best judgment.

APPENDIX A

EXECUTED COPY

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ARTHROCARE CORPORATION,

ALPHA MERGER SUB CORPORATION

and

MEDICAL DEVICE ALLIANCE INC.

Dated as of October 23, 2003

i

ATTACHMENTS

Attachment A	—	Form of Contingent Value Rights Agreement
Attachment B-1	—	Form of Support Agreement for Vegas Ventures, LLC
Attachment B-2	—	Form of Support Agreement for the McGhan Entities
Attachment C	—	Form of Consulting Agreement
Attachment D-1	—	Form of Non-Compete Agreement for Jeffrey Barber
Attachment D-2	—	Form of Non-Compete Agreement for Howard Preissman
Attachment E	—	Form of Amendment to the Certificate of Designation
Attachment F-1	—	Form of Opinion of Counsel to the Company
Attachment F-2	—	Form of Opinion of Counsel to the Principal Stockholders
Attachment G-1	—	Form of Stockholder Waiver Agreement for Vegas Ventures, LLC, Howard Preissman and Jeffrey Barber
Attachment G-2	—	Form of Stockholder Waiver Agreement for the McGhan Entities
Attachment H	—	Form of Distribution Agreement

ii

AGREEMENT AND PLAN OF MERGER, dated as of October 23, 2003 (this “Agreement”), by and among ArthroCare Corporation, a corporation organized under, and governed by, the laws of the State of Delaware, whose address is 680 Vaqueros Avenue, Sunnyvale, California (“Parent”), Alpha Merger Sub Corporation, a corporation organized under, and governed by, the laws of the State of Nevada, whose address is 680 Vaqueros Avenue, Sunnyvale, California, and a wholly-owned subsidiary of Parent (“Merger Sub”), and Medical Device Alliance Inc., a corporation organized under, and governed by, the laws of the State of Nevada, whose address is 5851 West Charleston, Las Vegas, Nevada (the “Company”).

WHEREAS, the respective Boards of Directors of Parent and the Receiver, having been granted the power to do so by the Court pursuant to the Order, have approved and declared advisable the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes (the “NRS”);

WHEREAS, the Board of Directors of Parent and Merger Sub and the Receiver, having been granted the power to do so by the Court, have determined that the Merger is in furtherance of and consistent with the business strategies of Parent and the Company, respectively, and is in the best interest of their respective stockholders and the Receiver has recommended the Merger to the Company’s stockholders, and Parent has approved this Agreement and the Merger as the sole stockholder of Merger Sub;

WHEREAS, the Company, Parent and Merger Sub propose to enter into a Contingent Value Rights Agreement (as the same may be amended from time to time and together with any schedules, exhibits and annexes attached thereto, the “CVR Agreement”) with the Rights Agent (as defined therein) and the Stockholders’ Agent (as defined therein), in the form attached hereto as Attachment A, pursuant to which the Contingent Value Rights will be issued as part of the Merger Consideration pursuant to the Merger;

WHEREAS, as a condition to and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, the Principal Stockholders of the Company are entering into support agreements with Parent and the Merger Sub (the “Support Agreements”), in the forms attached hereto as Attachment B-1 and Attachment B-2, respectively;

WHEREAS, as a condition to and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, Howard Preissman is entering into a consulting agreement with Parent in the form attached hereto as Attachment C;

WHEREAS, as a condition to and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, Jeffrey Barber and Howard Preissman (each Stockholders of the Company) are entering into non-compete agreements with Parent, in the forms attached hereto as Attachment D-1 and Attachment D-2, respectively, pursuant to which such Stockholders shall agree not to compete with Parent or any Parent Subsidiary for a period of three years following the closing of the transactions contemplated by this Agreement (the “Closing”);

WHEREAS, as a condition to inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, the Company is entering into the Distribution Agreement with Parent in the form attached hereto as Attachment H;

WHEREAS, as a condition to inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, the Principal Stockholders are entering into Stockholder Waiver Agreements with Parent in the forms attached hereto as Attachment G-1 and Attachment G-2, respectively;

WHEREAS, as a condition to inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, the holders of Company Series B Preferred Stock (as defined below) have agreed to amend the Certificate of Designation setting for the rights, preferences and privileges of the Company Series B Preferred Stock and the Amendment to the Certificate of Designation, in the form attached hereto as Attachment E, will be filed with the Secretary of State of the State of Nevada prior to the Effective Time; and

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1.

The Merger

Section 1.1 The Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the NRS, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 1.2 Effective Time. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article 6, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the Secretary of State of the State of Nevada, in such form as required by, and executed in accordance with the relevant provisions of, the NRS (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the “Effective Time”).

Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the NRS. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4 Articles of Incorporation; Bylaws. At the Effective Time, the Articles of Incorporation and the Bylaws of the Surviving Corporation shall be amended in their entirety to contain the provisions set forth in the Articles of Incorporation and the Bylaws of Merger Sub, each as in effect immediately prior to the Effective Time, as the same may be amended in accordance with Section 5.1.1 hereof.

Section 1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

Article 2.

Conversion of Securities; Exchange of Certificates

Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

Section 2.1.1 Conversion Generally.

Section 2.1.1.1 Conversion of Common Stock. Each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1.2 and any shares of Company Common Stock which are held by stockholders exercising appraisal rights pursuant to Section 92A.300 et seq. of the NRS (any such holders of Company Common Stock, and any holders of Company Series B Preferred Stock, exercising such appraisal rights, shall hereinafter be referred to as the “Dissenting Stockholders”)) shall be converted, subject to Section 2.2.4, into the right to receive (1) the Initial Common Consideration, without interest and (2) one Common Stock Contingent Value Right (as defined in the CVR Agreement), pursuant to the terms of and as more fully set forth in the CVR Agreement (collectively, the “Common Stock Merger Consideration”). All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Common Stock Merger Consideration therefor or the right, if any, to receive payment from the Surviving Corporation of the “fair value” of such shares of Company Common Stock as determined in accordance with Section 92A.300 et seq. of the NRS. Certificates previously representing shares of Company Common Stock shall be exchanged for the Common Stock Merger Consideration upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest.

Section 2.1.1.2 Conversion of Preferred Stock. Each share of Series B convertible preferred stock, par value $0.001 per share, of the Company (“Company Series B Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Series B Preferred Stock to be canceled pursuant to Section 2.1.2 and any shares of Company Series B Preferred Stock which are held by Dissenting Stockholders) shall be converted, subject to Section 2.2.4, into the right to receive the Initial Preferred Consideration without interest and (2) a Preferred Stock Contingent Value Right (as defined in the CVR Agreement), pursuant to the terms of and as more fully set forth in the CVR Agreement (collectively, the “Preferred Stock Merger Consideration”). All such shares of Company Series B Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Preferred Stock Merger Consideration therefor or the right, if any, to receive payment from the Surviving Corporation of the “fair value” of such shares of Company Series B Preferred Stock as determined in accordance with Section 92A.300 et seq. of the NRS. Certificates previously representing shares of Company Series B Preferred Stock shall be exchanged for the Preferred Stock Merger Consideration upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest.

Section 2.1.1.3 Cancellation of Certain Shares. Each share of Company Common Stock and Company Series B Preferred Stock held by Parent, Merger Sub, any wholly-owned subsidiary of Parent or Merger Sub, in the treasury of the Company or by any wholly-owned subsidiary of the Company, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

Section 2.1.2 Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

Section 2.1.3 Change in Shares. If between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock or Company Series B Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

Section 2.2 Exchange of Certificates.

Section 2.2.1 Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of shares of Company Common Stock and Company Series B Preferred Stock, for exchange in accordance with this Article 2, through the Exchange Agent, cash in U.S. dollars in an amount sufficient to pay the Initial Consideration as provided herein (such cash being hereinafter referred to as the “Exchange Fund”) payable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock and Company Series B Preferred Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Initial Consideration contemplated to be paid pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

Section 2.2.2 Exchange Procedures. Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and Company Series B Preferred Stock (the “Certificates”) (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (B) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Initial Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, properly completed and duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Initial Consideration which such holder has the right to receive in respect of the shares of Company Common Stock or Company Series B Preferred Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any Initial Consideration payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock or Company Series B Preferred Stock which is not registered in the transfer records of the Company, the applicable Initial Consideration may be issued to a transferee if the Certificate representing such shares of Company Common Stock or Company Series B Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Initial Consideration.

Section 2.2.3 Further Rights in Company Common Stock and Company Series B Preferred Stock. All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and Company Series B Preferred Stock.

Section 2.2.4 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock and Company Series B Preferred Stock for six months after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Common Stock or Company Series B Preferred Stock who have not theretofore complied with this Article 2 shall thereafter look only to Parent for the applicable Initial Consideration, without any interest thereon.

Section 2.2.5 No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock or Company Series B Preferred Stock for any cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

Section 2.2.6 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Initial Consideration without any interest thereon.

Section 2.2.7 Withholding. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Company Series B Preferred Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax Law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock or Company Series B Preferred Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

Section 2.3 Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, if any Dissenting Stockholder shall demand to be paid the “fair value” of such holder’s shares of Company Common Stock or Company Series B Preferred Stock, as provided in Section 92A.300 et seq. of the NRS, such shares shall not be converted into or exchangeable for the right to receive the Merger Consideration except as provided in this Section 2.3, and the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares of Company Common Stock or Company Series B Preferred Stock held by such Dissenting Stockholder shall thereupon be treated as though such shares had been converted into the applicable Merger Consideration pursuant to Section 2.1.

Section 2.4 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of shares of Company Common Stock and Company Series B Preferred Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock and Company Series B Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock and Company Series B Preferred Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the applicable Merger Consideration.

Section 2.5 Stock Options.

Section 2.5.1 Parallax Options. Prior to the Effective Time, the Company shall obtain all necessary consents of the holders of all outstanding Parallax Options under any Parallax Stock Option Plan to cause such Parallax Options to be validly exchanged immediately after the Effective Time into the right to receive the Parallax Option Payment (as defined below), which exchange shall be effected by the Surviving Corporation immediately following the Effective Time. In consideration of the exchange of such Parallax Options for the right to receive the Parallax Option Payment and in settlement therefor, Parent shall pay (as promptly as practicable after the Effective Time) to each holder of any such outstanding Parallax Options as of the Effective Time (i) a payment in cash (subject to any applicable withholding or other taxes required by applicable Law to be withheld) of an amount equal to the product of (A) the number of Parallax Options held by the holder as of the Effective Time, multiplied by 0.75, multiplied by (B) the Initial Common Consideration, without interest, minus the exercise price per share of Parallax common stock previously subject to such outstanding Parallax Options, plus (ii) a number of Common Stock Contingent Value Rights equal to the total number of shares of Parallax common stock previously subject to such Parallax Options held by the holder, multiplied by 0.75 (collectively, the “Parallax Option Payment”). Following the Effective Time, the Parallax Options shall no longer be exercisable by the holder thereof, but shall only entitle such holder to the payment of the Parallax Option Payment, and, prior to the Effective Time, the Company and Parallax shall obtain all necessary consents to ensure that the holders of the Parallax Options will have no rights other than the right to receive the Parallax Option Payment.

Section 2.5.2 Company Options. Prior to the Effective Time, the Company shall take all actions necessary and appropriate to provide that, immediately prior to the Effective Time, each unexpired and unexercised option or similar right to purchase Company Common Stock (each, a “Company Option”), under any stock option plan of the Company (including the Company’s 1998 Stock Compensation Program) or any other plan, agreement or arrangement (the “Company Stock Option Plans”), whether or not then exercisable or vested, shall be cancelled and, in exchange therefor, each former holder of any such cancelled Company Option shall be entitled to receive (as promptly as practicable after the Effective Time), in consideration of the cancellation of such Company Option and in settlement therefor, (i) a payment in cash (subject to any applicable withholding or other taxes required by applicable Law to be withheld) of an amount equal to the product of (A) the total number of shares of Company Common Stock previously subject to such Company Option and (B) the excess, if any, of the Initial Common Consideration over the exercise price per share of Company Common Stock previously subject to such Company Option, and (ii) whether or not there is any excess of the Initial Common Consideration over the exercise price per share of

Company Common Stock previously subject to such Company Option, a number of Common Stock Contingent Value Rights equal to the total number of shares of Company Common Stock previously subject to such Company Option (such amounts payable hereunder being referred to as the “Option Payment”). From and after the Effective Time, any such cancelled Company Option shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Option Payment, and, prior to the Effective Time, the Company shall obtain all necessary consents to ensure that former holders of Company Options will have no rights other than the right to receive the Option Payment.

Section 2.6 Exchange of Parallax Common Stock Not Held by the Company. Prior to the Effective Time, the Company shall obtain all necessary consents of the holders of all outstanding shares of Parallax common stock not held by the Company (the “Minority Parallax Common Stock Holders”) to cause such shares of Parallax common stock to be validly exchanged immediately after the Effective Time into the right to receive the Parallax Common Stock Payment (as defined below), which exchange shall be effected by the Surviving Corporation immediately following the Effective Time. In consideration of the exchange of such shares of Parallax common stock by the Minority Parallax Common Stock Holders for the right to receive the Parallax Common Stock Payment and in settlement therefor, Parent shall pay (as promptly as practicable after the Effective Time) to each Minority Parallax Common Stock Holder as of the Effective Time (i) a payment in cash (subject to any applicable withholding or other taxes required by applicable Law to be withheld) of an amount equal to the product of (A) the number of shares of Parallax common stock held by the Minority Parallax Common Stock Holder as of the Effective Time, multiplied by 0.75, multiplied by (B) the Initial Common Consideration, without interest, plus (ii) a number of Common Stock Contingent Value Rights equal to the total number of shares of Parallax common stock held by the Minority Parallax Common Stock Holder, multiplied by 0.75 (collectively, the “Parallax Common Stock Payment”). Prior to the Effective Time, the Company shall obtain all necessary consents to ensure that the Minority Parallax Common Stock Holders will have no rights other than the right to receive the Parallax Common Stock Payment.

Article 3.

Representations and Warranties of the Company

Except as set forth in the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”), which identifies exceptions by specific Section references, the Company hereby represents and warrants to Parent as follows:

Section 3.1 Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each subsidiary of the Company (each a “Company Subsidiary” and, collectively, the “Company Subsidiaries”) has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of the Company and each Company Subsidiary has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.1 of the Company Disclosure Schedule sets forth a true and complete list of all of the Company Subsidiaries. Except as set forth in Section 3.1 of the Company Disclosure Schedule, none of the Company or any Company Subsidiary holds an Equity Interest in any other person.

Section 3.2 Articles of Incorporation and Bylaws; Corporate Books and Records. The Company has provided Parent with accurate and correct copies of the Company’s Articles of Incorporation (the “Company

Articles”) and Bylaws (the “Company Bylaws”) as in effect on the date hereof. The Company is not in violation of any of the provisions of the Company Articles or the Company Bylaws. True and complete copies of all minute books of the Company and each Company Subsidiary have been made available by the Company to Parent.

Section 3.3 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”). As of October 23, 2003, (A) 6,871,529 shares of Company Common Stock (other than treasury shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (B) 2,005,000 shares of Company Common Stock were held in the treasury of the Company or by the Company Subsidiaries, and (C) 287,520 shares of Company Common Stock were issuable (and such number was reserved for issuance) upon exercise of Company Options outstanding as of such date. As of October 23, 2003, 2,000,000 shares of Company Preferred Stock are designated as Series A preferred stock, no shares of which are issued and outstanding, and 666,667 shares of Company Preferred Stock are designated as Series B Preferred Stock, of which 579,603 shares are issued or outstanding. Section 3.3 of the Company Disclosure Schedule sets forth a complete and accurate list of all of the record and, to the knowledge of the Company, beneficial owners of the Company Common Stock and the Company Preferred Stock. Except for Company Options to purchase not more than 287,520 shares of Company Common Stock and Parallax Options to purchase not more than 972,500 shares of Parallax common stock and arrangements and agreements set forth in Section 3.3 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued capital stock or other Equity Interests of the Company or any Company Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company or any Company Subsidiary to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company or any Company Subsidiary. Since October 23, 2003, neither the Company nor any Company Subsidiary has issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance as set forth in Section 3.3 of the Company Disclosure Schedule. The Company has previously provided Parent with a true and complete list, as of the date hereof, of the prices at which outstanding Company Options and Parallax Options may be exercised under the applicable Company Stock Option Plan or Parallax Stock Option Plan, as the case may be, the number of Company Options or Parallax Options outstanding at each such price and the vesting schedule of the Company Options or Parallax Options for each director, officer, employee or consultant of the Company. Except as otherwise set forth in Section 3.3 of the Company Disclosure Schedule, all of the Company Options are “incentive stock options” within the meaning of Section 422 of the Code. Except as otherwise set forth in Section 3.3 of the Company Disclosure Schedule, all of the Parallax Options are non-qualified stock options within the meaning of the Code. All shares of Company Common Stock subject to issuance under the Company Stock Option Plans and all shares of Parallax common stock subject to issuance under the Parallax Stock Option Plan, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 3.3 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of, or (E) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock or any capital stock of, or other Equity Interests in, the Company or any Company Subsidiary. Except as set forth in Section 3.3 of the Company Disclosure Schedule, each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company’s or such other Company Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person, other than guarantees by the Company of any indebtedness or other obligations of any wholly-owned Company Subsidiary.

Section 3.4 Authority.

Section 3.4.1 The Company, through the Receiver, by virtue of the Order, has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and each Ancillary Agreement to be consummated by the Company. The execution and delivery of this Agreement and each Ancillary Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to authorize this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby or thereby other than, with respect to the Merger, as provided in Section 3.20. The Receiver has approved this Agreement and each Ancillary Agreement, declared advisable the transactions contemplated hereby and thereby and has recommended this Agreement and each Ancillary Agreement to the stockholders of the Company and has directed that this Agreement and each Ancillary Agreement and the transactions contemplated hereby and thereby be submitted to the Company’s stockholders for approval at a meeting of such stockholders. This Agreement and each Ancillary Agreement have been duly authorized and validly executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

Section 3.4.2 The Receiver, having been granted the power to do so by the Court, has taken all appropriate actions so that the restrictions on business combinations contained in Sections 78.411 through 78.444, inclusive, of the NRS will not apply with respect to or as a result of this Agreement or any Ancillary Agreement and the transactions contemplated hereby and thereby, including the Merger, without any further action on the part of the stockholders or the Receiver. True and complete copies of all documentation of the Receiver reflecting such actions have been included in Section 3.4 of the Company Disclosure Schedule. No other state takeover statute or similar statute or regulation is applicable to or purports to be applicable to the Merger or any other transaction contemplated by this Agreement or any Ancillary Agreement.

Section 3.5 No Conflict; Required Filings and Consents.

Section 3.5.1 The execution and delivery of this Agreement and each Ancillary Agreement by the Company does not, and the performance of this Agreement and each Ancillary Agreement by the Company will not, (A) (assuming the stockholder approval set forth in Section 3.20 is obtained) conflict with or violate any provision of the Company Articles or Company Bylaws or any equivalent organizational documents of any Company Subsidiary, (B) assuming that all consents, approvals, authorizations and permits described in Section 3.5.2 have been obtained and all filings and notifications described in Section 3.5.2 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (C) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation.

Section 3.5.2 The execution and delivery of this Agreement and each Ancillary Agreement by the Company does not, and the performance of this Agreement and each Ancillary Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any

Governmental Entity, except under the Exchange Act, Securities Act, any applicable Blue Sky Law, foreign or supranational antitrust and competition laws or by the Court pursuant to Sections 78.622 through 78.720 of the NRS and the filing and recordation of the Articles of Merger as required by the NRS.

Section 3.6 Permits. Each of the Company and each Company Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for the Company and each Company Subsidiary to own, lease and operate its properties or to carry on its respective businesses substantially as it is being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement or (C) have a Company Material Adverse Effect. None of the Company or any Company Subsidiary is in conflict with, or in default or violation of, any Company Permits, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement or (C) have a Company Material Adverse Effect.

Section 3.7 Compliance with Laws.

Section 3.7.1 Except as set forth in the Company Disclosure Schedule, the Company and the Company Subsidiaries have complied in a timely manner with all Laws relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, applicable labor, equal employment opportunity, occupational safety and health, environmental waste disposal and antitrust Laws, except where the failure to so comply would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in the Company Disclosure Schedule, the Company and the Company Subsidiaries have complied in a timely manner with the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”), including, but not limited to, compliance with provisions pursuant to Sections 303, 306(a), 402, 802, 806, 904, and 1107 of the Sarbanes Act and the rules and regulations promulgated thereunder.

Section 3.7.2 Except as set forth in Section 3.7.2 of the Company Disclosure Schedule, or would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Government Entity, including, without limitation, the United States Food and Drug Administration (the “FDA”) and similar authorities in the U.S. and non-U.S. jurisdictions necessary for the Company to own, lease and operate its properties or to develop, produce, store, distribute, promote and sell its products or otherwise to carry on its business as it is now being conducted (the “Company Permits”), and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Except for conflicts, defaults or violations which, individually or in the aggregate, would not have a Company Material Adverse Effect, the Company is not in conflict with, or in default of, any law applicable to the Company or by which any property, asset or product of the Company is bound or affected, including, without limitation, the Federal Food, Drug and Cosmetic Act (the “FDCA”), the Comprehensive Drug Abuse Prevention and Control Act of 1970 (the “CDAPCA”), the Controlled Substances Act (the “CSA”) and any other similar act or law.

Section 3.7.3 Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

Section 3.7.3.1 all manufacturing operations of the Company and the Company Subsidiaries are being conducted in substantial compliance with applicable good manufacturing practices;

Section 3.7.3.2 all necessary clearances or approvals from governmental agencies for all device products which are manufactured or sold by the Company and the Company Subsidiaries have been obtained, and the Company and the Company Subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the development, production, storage, distribution, promotion and sale by the Company and the Company Subsidiaries of such products;

Section 3.7.3.3 all of the clinical studies of investigational devices (as defined by the FDA) which have been, or are being conducted by or for the Company, are being conducted in substantial compliance with generally accepted good clinical practices and all applicable government regulatory, statutory and other requirements;

Section 3.7.3.4 none of its respective officers, employees or agents (during the term of such person’s employment by the Company or while acting as an agent of the Company) has made any untrue statement of a material fact or fraudulent statement to the FDA or any governmental agency (including, without limitation, non-U.S. regulatory agencies), failed to disclose a material fact required to be disclosed to the FDA or similar governmental agency (including, without limitation, non-U.S. regulatory agencies), or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA or similar governmental agency (including, without limitation, non-U.S. regulatory agencies) to invoke its Application Integrity Policy or similar governmental policy or regulation (including, without limitation, non-U.S. policies or regulations), rule, regulation or law;

Section 3.7.3.5 the Company has not received any notice that the FDA or any similar governmental agency (including, without limitation, non-U.S. regulatory agencies) has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of the Company; (f) as to each article of drug, device or cosmetic manufactured and/or distributed by the Company, such article is not adulterated or misbranded within the meaning of the FDCA or any similar governmental act or law of any jurisdiction (including, without limitation, non-U.S. jurisdictions); and

Section 3.7.3.6 none of its officers, employees or agents (during the term of such person’s employment by the Company or while acting as an agent of the Company), subsidiaries or affiliates has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any applicable law.

Section 3.7.4 As to each product subject to the jurisdiction of the FDA under the FDCA which is developed, manufactured, tested, distributed, held and/or marketed by the Company, such product is being developed, manufactured, held and distributed in substantial compliance with all applicable requirements under the FDCA, if applicable, including, but not limited to, such requirements relating to investigational use, pre-market clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, except for such non-compliance which, individually or in the aggregate, would not have a Company Material Adverse Effect.

Section 3.7.5 Except as provided for in Section 3.7.5 of the Company Disclosure Schedule, the Company has, prior to the execution of this Agreement, provided to Parent copies of or made available for Parent’s review any and all documents in its possession material to assessing the Company’s compliance with the FDCA or the CDAPCA and implementing regulations, including, but not limited to, copies in its possession of (A) all 483s issued during the last three years; (B) all audit reports performed during the last three years, whether performed by the Company or an outside consultant; (C) any material document (prepared by the Company) concerning any material oral or written communication received from the FDA or the United States Department of Justice during the last three years; (D) any administrative or judicial order, ruling or agreement issued or entered into during the last three years in which the Company or its respective predecessor companies were a named party; or (E) any recall notice or order relating to any product of the Company.

Section 3.7.6 Schedule 3.7.6 of the Company Disclosure Schedule sets forth a complete and accurate list of (A) medical devices listed by the Company with the FDA or similar U.S. or non-U.S. governmental agency, (B) each clinical trial protocol submitted by the Company to the FDA or similar U.S. or non-U.S. governmental agency, (C) each new Pre-Market Approval or 510(k) Notification and any amendments or supplements thereto filed by the Company pursuant to the FDCA, or any non-US. equivalents, (D) each product license application filed by the Company pursuant to the Public Health Service Act, as amended, or any non-U.S. equivalents and (E) each establishment license application filed with respect to any product of the Company under the Public Health Service Act, as amended, or any non-U.S. equivalents.

Section 3.8 SEC Filings; Financial Statements.

Section 3.8.1 From the date of the filing of the Form 10-KSB (as defined in Section 5.2 below) until the Effective Time, the Company will timely file all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be (such filings, collectively with the Form 10-KSB and the Company Form 8-K filed July 21, 2003 (the “Form 8-K”), the “Company SEC Filings”). Each Company SEC Filing (A) as of its date, complied or shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not or shall not, at the time it was or is filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

Section 3.8.2 Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Filings was or will be, as the case may be, prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly the consolidated financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as of the respective dates thereof and for the respective periods indicated therein. The books and records of the Company and each Company Subsidiary have been, and are being, maintained in accordance with applicable legal and accounting requirements.

Section 3.8.3 Except as and to the extent set forth on the consolidated balance sheets of the Company and the consolidated Company Subsidiaries as of December 31, 2002, 2001, 2000, 1999, 1998 and 1997 included in the Form 8-K, including the notes thereto, none of the Company or any consolidated Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations incurred in the ordinary course of business since December 31, 2002 that would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement or (C) have a Company Material Adverse Effect.

Section 3.8.4 The Company has previously provided to Parent a complete and correct copy of any amendment or modification which has not yet been filed with the SEC to any agreement, document or other instrument which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

Section 3.9 Disclosure Documents.

Section 3.9.1 The Proxy Statement and any Other Filings, and any amendments or supplements thereto, when filed by the Company with the SEC, or when distributed or otherwise disseminated to the Company’s stockholders, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act and other applicable Laws.

Section 3.9.2 (A) The Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement, and at the Effective Time and (B) any Other Filings or any supplement or amendment thereto, at the time of the filing thereof and at the time of any distribution or dissemination thereof, in each case, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.9.2 will not apply to statements or omissions included in the Proxy Statement or any Other Filings based upon information furnished in writing to the Company by Parent or Merger Sub specifically for use therein.

Section 3.10 Absence of Certain Changes or Events. Since December 31, 2002, except as specifically contemplated by, or as disclosed in, this Agreement or in Section 3.10 of the Company Disclosure Schedule, the Company and each Company Subsidiary has conducted its businesses in the ordinary course consistent with past practice and, since such date, there has not been (A) any Company Material Adverse Effect or an event or development that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (B) any event or development that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement or any Ancillary Agreement by the Company, or (C) any action taken by the Company or any Company Subsidiary during the period from January 1, 2003 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

Section 3.11 Employee Benefit Plans.

Section 3.11.1 Section 3.11.1 of the Company Disclosure Schedule sets forth a true and complete list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or, since the date that the Receiver was appointed by the Court, oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof of the Company or any ERISA Affiliate (as defined below)), which are now, or were within the past 6 years, maintained, sponsored or contributed to by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements (each a “Company Benefit Plan”). For purposes of this Section 3.11, “ERISA Affiliate” shall mean any entity (whether or not incorporated) other than the Company that, together with the Company, is considered under common control and treated as one employer under Section 414(b), (c), (m) or (o) of the Code. None of the Company or, to the knowledge of the Company, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

With respect to each Company Benefit Plan, the Company has delivered to Parent true, correct and complete copies of (A) each Company Benefit Plan (or, if not written a written summary of its material terms), including without limitation all plan documents, trust agreements, insurance contracts or other funding vehicles and all amendments thereto, (B) all summaries and summary plan descriptions, including any summary of material modifications, (C) the three most recent annual reports (Form 5500 series) filed with the IRS with respect to such Company Benefit Plan (and, if any such annual report is a Form 5500R, the Forms 5500C filed with respect to such Company Benefit Plan), (D) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, (E) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan and any pending request for such a determination letter, (F) the most recent nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Company Benefit Plan, (G) all filings made with any Governmental Entity, including but not limited to any filings under the Voluntary Compliance Resolution or Closing Agreement Program or the Department of Labor Delinquent Filer Program.

Section 3.11.2 Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company SEC Filings prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

Section 3.11.3 Except as disclosed on Section 3.11.3 of the Company Disclosure Schedule: (A) each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS as to its qualified status or the remedial amendment period for such Company Benefit Plan has not yet expired, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to the Company’s knowledge no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust, (B) to the Company’s knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company or an ERISA Affiliate, (C) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (i) liability for ordinary administrative expenses typically incurred in a termination event or (ii) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Subtitle B of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company SEC Filings prior to the date of this Agreement), (D) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims), (E) no Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (“Multiemployer Plan”) or other pension plan subject to Title IV of ERISA and neither the Company nor any ERISA Affiliate has sponsored or contributed to or been required to contribute to a Multiemployer Plan or other pension plan subject to Title IV of ERISA, (F) no material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder, (G) none of the assets of the Company or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code, (H) neither the Company nor any ERISA Affiliate has any liability under ERISA Section 502, (I) all tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Entity and all notices and disclosures have been timely provided to participants, (J) all contributions and payments to such Company Benefit Plan are deductible under Code Sections 162 or 404, (K) no amount is subject to Tax as unrelated business taxable income under Section 511 of the Code, (L) no excise tax could be imposed upon the Company under Chapter 43 of the Code, and (M) each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has been timely amended in accordance with the legislation commonly referred to as “GUST” and “EGTRRA.”

Section 3.11.4 With respect to each Company Benefit Plan required to be set forth in Section 3.11.1 of the Company Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code (other than a Multiemployer Plan), (A) no “reportable event” (within the meaning of Section 4043 of ERISA, other than an event for which the reporting requirements have been waived by regulations) has occurred or is expected to occur, (B) there was not an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan, (C) there is no “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA, but excluding from the definition of “current value” of “assets” accrued but unpaid contributions), (D) the Company and each ERISA Affiliate has made when due any “required installments” within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, (E) neither the Company nor any ERISA Affiliate is required to provide security under Section 401(a)(29) of the Code, (F) all premiums (and interest charges and penalties for late payment, if applicable) have been paid when due to the Pension Benefit Guaranty Corporation (“PBGC”), (G) no filing has been made by the Company or any ERISA Affiliate with the PBGC and no proceeding has been commenced by the PBGC to terminate any Company Benefit Plan and no condition exists which could constitute grounds for the termination of any such Company Benefit Plan by the PBGC.

Section 3.11.5 Except as disclosed on Section 3.11.5 of the Company Disclosure Schedule, with respect to each Company Benefit Plan that is a Multiemployer Plan, (A) neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Section 4201 of ERISA nor does the Company or any ERISA Affiliate expect to withdraw in a “complete withdrawal” or “partial withdrawal” within the meaning of Sections 4203 and 4205 of ERISA, (B) all contributions required to be made to any such Company Benefit Plan have been timely made, and (C) to the best knowledge of the Company, no such Multiemployer Plan has been terminated or has been in or is about to be in reorganization under ERISA so as to result directly or indirectly in any increase in contributions under Section 4243 of ERISA or in liability contingent or otherwise to the Company or any ERISA Affiliate.

Section 3.11.6 Except as set forth on Section 3.11.6 of the Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property) as a result of the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement by any employee, officer or director of the Company or any Company Subsidiary who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). Set forth in Section 3.11.6 of the Company Disclosure Schedule is (A) the estimated maximum amount that could be paid to any disqualified individual as a result of the transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans currently in effect, and (B) the “base amount” (as defined in Section 280G(b)(e) of the Code) for each such individual as of the date of this Agreement.

Section 3.11.7 Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. No Company Benefit Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. The Company and each ERISA Affiliate are in material compliance with (A) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the regulations (including proposed regulations) thereunder and any similar state law and (B) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

Section 3.11.8 Neither the Company nor any Company Subsidiary maintains, sponsors, contributes or has any liability with respect to any employee benefit plan program or arrangement that provides benefits to non-resident aliens with no U.S. source income outside of the United States.

Section 3.12 Labor and Other Employment Matters.

Section 3.12.1 Each of the Company and each Company Subsidiary is in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, and wages and hours. None of Company or any Company Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

Section 3.12.2 The Company has identified in Section 3.12.2 of the Company Disclosure Schedule and has made available to Parent true and complete copies of (A) all severance and employment agreements with directors, officers or employees of or consultants to the Company or any Company Subsidiary; (B) all severance programs and policies of the Company and each Company Subsidiary with or relating to its employees; and (C) all plans, programs, agreements and other arrangements of the Company and each Company Subsidiary with or relating to its directors, officers, employees or consultants which contain change in control provisions. Except as set forth in Section 3.12.2 of the Company Disclosure Schedule, none of the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any director or any employee of the Company or any Company Subsidiary or affiliate from the Company or any Company Subsidiary or affiliate under any Company Benefit Plan or otherwise, (B) significantly increase any benefits otherwise payable under any Company Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any material benefits. No individual who is a party to an employment agreement listed in Section 3.12.2 of the Company Disclosure Schedule or any agreement incorporating change in control provisions with the Company has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that have given, or could give, rise to a severance obligation on the part of the Company under such agreement. Section 3.12.2 of the Company Disclosure Schedule sets forth the Company’s best estimates of the amounts payable to the executives listed therein, as a result of the transactions contemplated by this Agreement, any Ancillary Agreement and/or any subsequent employment termination (including any cash-out or acceleration of options and restricted stock and any “gross-up” payments with respect to any of the foregoing), based on compensation data applicable as of the date of the Company Disclosure Schedule and the assumptions stated thereon.

Section 3.12.3 There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against any Company Benefit Plan, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts thereunder which could reasonably be expected to result in any material liability of the Company or any Company Subsidiary to the PBGC, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

Section 3.13 Contracts; Debt Instruments. Except as disclosed in Section 3.13 of the Company Disclosure Schedule, none of the Company or any Company Subsidiary is a party to or bound by any contract (A) any of the benefits to any party of which will be increased, or the vesting of the benefits to any party of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or any Ancillary Agreement, or the value of any of the benefits to any party of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any Ancillary Agreement, or (B) which, as of the date hereof, (1) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (2) which involves aggregate expenditures in excess of $50,000, (3) which involves annual expenditures in excess of $50,000 and is not cancelable within one year, (4) which contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to the Company, any Company Subsidiary or any of the Company’s current or future affiliates, or which restricts the conduct of any line of business by the Company, any Company Subsidiary or any of the Company’s current or future affiliates or any geographic area in which the Company, any Company Subsidiary or any of the Company’s current or future affiliates may conduct business, in each case in any material respect, or (5) which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement or any Ancillary Agreement. Each contract of the type described in Section 3.13, whether or not set forth in Section 3.13 of the Company Disclosure Schedule, is referred to herein as a “Company Material Contract.” Each Company Material Contract is valid and binding on the Company and each Company Subsidiary party thereto and, to the Company’s knowledge, each other party thereto, and in full force and effect, and the Company and each Company Subsidiary has in all material respects performed all obligations required to be performed by it to the date hereof under each Company Material Contract and, to the Company’s knowledge, each other party to each Company Material Contract has in all material respects performed all obligations required to be performed by it under such Company Material Contract, except as would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement or (3) result in a Company Material Adverse Effect. None of the Company or any Company Subsidiary knows of, or has received notice of, any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract or any other contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement or (3) result in a Company Material Adverse Effect. Section 3.13 of the Company Disclosure Schedule provides the Company’s good faith estimate of the additional costs which will accrue to the Company under the contracts described in clause (A) of Section 3.13 as a result of the transactions contemplated by this Agreement or any Ancillary Agreement, and such estimate is, in the aggregate, accurate in all material respects.

Section 3.14 Litigation. Except as and to the extent set forth in Section 3.14 of the Company Disclosure Schedule, (A) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or for which the Company or any Company Subsidiary is obligated to indemnify a third party that (1) has had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (2) challenges the validity or propriety, or seeks to prevent or materially delay consummation of the Merger or any other transaction contemplated by this Agreement or any Ancillary Agreement and (B) none of the Company or any Company Subsidiary is subject to any outstanding order, writ, injunction, decree or arbitration ruling, award or other finding which has had or would, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement or (3) result in a Company Material Adverse Effect.

Section 3.15 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

Section 3.15.1 The Company and each Company Subsidiary (A) is in compliance with all, and is not subject to any liability, with respect to any, applicable Environmental Laws, (B) holds or has applied for all Environmental Permits necessary to conduct their current operations and (C) is in compliance with their respective Environmental Permits.

Section 3.15.2 None of the Company or any Company Subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any Company Subsidiary may be in violation of, or liable under, any Environmental Law.

Section 3.15.3 None of the Company or any Company Subsidiary (A) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (B) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

Section 3.15.4 None of the real property owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the “National Priorities List” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

Section 3.16 Intellectual Property. Except as set forth in Section 3.16 of the Company Disclosure Schedule:

Section 3.16.1 The Company and/or the Company Subsidiaries is the sole owner of all right, title and interest in and to, or has the right to use pursuant grant of rights made by a third party (each of which grant of rights is listed in Section 3.16.1 of the Company Disclosure Schedule), all Intellectual Property Rights used in the business of the Company and the Company Subsidiaries as presently conducted and as currently proposed to be conducted. Prior to the date of this Agreement, each of the Company’s officers, directors and employees has made an irrevocable assignment to the Company of all Intellectual Property Rights used in or related to the business of the Company and the Company Subsidiaries as presently conducted and as currently proposed to be conducted. Except as otherwise set forth in the Company Disclosure Schedule, each such Intellectual Property Right owned or used by the Company and/or its subsidiaries will be owned or available for use by the Surviving Corporation or its subsidiaries on identical terms and conditions immediately subsequent to the Effective Time.

Section 3.16.2 Neither the Company nor any of its subsidiaries is, nor will the Company or any of its subsidiaries be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense, or other agreement as to which the Company or any of its subsidiaries is a party and pursuant to which the Company or any of its subsidiaries is authorized to use any third-party Intellectual Property Rights. To the Company’s knowledge, other than as described in the Company Disclosure Schedule, there are no infringements, misappropriations or violations of any Intellectual Property Rights of any other person that has occurred or results in any way from the operations of the respective businesses of the Company or the Company Subsidiaries.

Section 3.16.3 Except as set forth in the Company Disclosure Schedule, to the Company’s knowledge, neither the Company nor any of its subsidiaries has had notice of, and there are no valid grounds for, any bona fide claim against the Company or the Company Subsidiaries that the Intellectual Property Rights used in the business of the Company and the Company Subsidiaries as presently conducted or as currently proposed to be conducted infringe, misappropriate or violate any Intellectual Property Rights of any other person.

Section 3.16.4 The Company has paid all application, prosecution, maintenance and annuity fees for all patents and patent applications identified in Section 3.16 of the Company Disclosure Schedule, which include all patents and applications in which the Company holds an ownership interest or that are used in the business of the Company and the Company Subsidiaries as presently conducted.

Section 3.16.5 The Company Disclosure Schedule (A) identifies each issued patent, each trademark and service mark registration and each copyright registration currently in effect, owned by the Company or the Company Subsidiaries; (B) identifies each pending patent application and application for registration of a trademark or service mark that the Company or the Company Subsidiaries has made with respect to their Intellectual Property Rights and (C) identifies each license, agreement or other permission that the Company or the Company Subsidiaries has granted to any third party with respect to any of its owned Intellectual Property Rights. The Company has delivered to Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended). With respect to each such Intellectual Property Right that the Company or the Company Subsidiaries owns, except as otherwise set forth in the Company Disclosure Schedule:

Section 3.16.5.1 the Company or the Company Subsidiaries possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

Section 3.16.5.2 the item is not subject to any outstanding injunction, judgment, order, decree or ruling;

Section 3.16.5.3 to the Company’s knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership of the Intellectual Property Right; and

Section 3.16.5.4 the Company and the Company Subsidiaries have not agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to the Intellectual Property Right.

Section 3.16.6 The Company Disclosure Schedule identifies each Intellectual Property Right that is used in the business of the Company and the Company Subsidiaries as presently conducted or as currently proposed to be conducted that any third party owns and that the Company and/or its subsidiaries use pursuant to license, sublicense, agreement or permission. The Company has delivered to Parent correct and complete copies of all such licenses, sublicenses, agreements and permissions (each as amended). With respect to each such Intellectual Property Right required to be identified in the Company Disclosure Schedule, except as set forth in Section 3.16.6 of the Company Disclosure Schedule:

Section 3.16.6.1 to the Company’s knowledge, the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect in all material respects;

Section 3.16.6.2 to the Company’s knowledge, no party to the license, sublicense, agreement or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder; and

Section 3.16.6.3 the Company and the Company Subsidiaries have not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

Section 3.17 Taxes.

Section 3.17.1 Except as disclosed in Section 3.17.1 of the Company Disclosure Schedule, the Company and each Company Subsidiary has filed all Tax Returns with the appropriate taxing authority required to be filed, taking into account any extensions of time within which to file such Tax Returns. All such Tax Returns are complete and correct, subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. All material Taxes due and payable have been timely paid and the Company and each Company Subsidiary has provided adequate reserves (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) in accordance with GAAP in their financial statements for any Taxes that have not been paid, subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Since the date of the most recent financial statements, none of the Company and the Company Subsidiaries has (x) engaged in any transactions or incurred any material liability for Taxes other than in the ordinary course of business or (y) paid any material Taxes other than Taxes paid on a timely basis and in a manner consistent with past practice.

Section 3.17.2 Subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, (x) there are no audits, examinations, investigations, deficiencies, claims or other proceeding presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary and (y) none of the Company or any Company Subsidiary has received a written notice or announcement of any audits or proceedings. No requests for waivers of time to assess any Taxes are pending and none of the Company or any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open tax year.

Section 3.17.3 There are no Tax liens upon any property or assets of the Company or any Company Subsidiary except liens for current Taxes not yet due and payable, subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.17.4 The Company and each Company Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, subject to such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.17.5 None of the Company or any Company Subsidiary is responsible for the Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), except as a result of the application of Treasury Regulation Section 1.11502.6 (and any comparable provision of state, local or foreign law) to the affiliated group of corporations which the Company is the common parent, as a transferee, by contract, or otherwise which could reasonably be expected to give rise to a Company Material Adverse Effect. None of the Company or any Company Subsidiary has been a member of any group that has filed a combined, consolidated or unitary Tax Return other than the affiliated group of corporations of which the Company is the common parent.

Section 3.17.6 None of the Company or any Company Subsidiary has filed a consent pursuant to former Section 341(f) of the Code or agreed to have former Section 341(f)(2) of the Code apply to any disposition of any asset owned by it.

Section 3.17.7 None of the Company or any Company Subsidiary is a party to any contract, plan or arrangement, under which it is obligated to make or to provide, or could become obligated to make or to provide, a payment or benefit that would not be deductible as a result of application of Section 280G of the Code.

Section 3.17.8 None of the Company or any Company Subsidiary is party to, bound by or has any obligation under, any Tax sharing agreement or similar contract or arrangement or any agreement that obligates such entity to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person and, after the Closing Date, none of the Company or the Company Subsidiaries shall be bound by any such Tax-sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

Section 3.17.9 None of the Company or any of the Company Subsidiaries (i) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) has made an election, or is required, to treat any of its assets as owned by another Person pursuant to the provisions of former Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; or (iii) has acquired or owns any asset that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code.

Section 3.17.10 None of the Company or any of the Company Subsidiaries nor any of their affiliates or predecessors by merger or consolidation has within the past three (3) years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code.

Section 3.17.11 None of the Company or any of the Company Subsidiaries has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Section 1.6011-4(b)(2) or 301.6111-2(b)(2). If any of the Company and the Company Subsidiaries has entered into any transaction such that, if the treatment claimed by it were to be disallowed, the transaction would constitute a substantial understatement of federal income tax within the meaning of Section 6662 of the Code, then it believes that it has either (x) substantial authority for the tax treatment of such transaction or (y) disclosed on its Tax Return the relevant facts affecting the tax treatment of such transaction.

Section 3.17.12 The Company’s net operating losses for U.S. federal income tax purposes as of September 30, 2003 were no less than $15,000,000. Except as set forth in Schedule 3.17 of the Company Disclosure Schedule, from November 1, 1998 through November 30, 2002, no more than 1,000,000 shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock were exchanged between the Company’s stockholders. The Company was not involved in any additional equity transactions other than those identified on Schedule 3.17. The Company has no knowledge of any contracts between stockholders with respect to shares of the Company’s capital stock that were entered into during the period between November 1, 1998 through November 30, 2002. There is no claimed, proposed or asserted material alternative minimum tax adjustments that would reduce the Company’s loss carryovers available in the taxable year 2002 or that would increase the Company’s 2002 taxable income. None of the options outstanding in the taxable years 2001 through 2003 were issued to “5 percent shareholders” (as defined in Code Section 382(k)(7), taking into account Code Section 382(l)) at any time during the period November 1, 1998 through November 30, 2002. At no time were the provisions of Code Section 382 considered in determining whether to grant or to whom to grant any option outstanding during this period. The Company did not issue any stock in 1998 at a price other than its fair market value.

Section 3.17.13 Except as set forth on Section 3.17.13 of the Company Disclosure Schedule, all sales Taxes for which the Company or any Company Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements) that are due and payable have been paid.

Section 3.18 Insurance. The Company maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance).

Section 3.19 Opinion of Financial Advisors. Houlihan Lokey Howard Zukin (the “Company Financial Advisor”) has delivered to the Receiver its written opinion that the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock and Company Series B Preferred Stock.

Section 3.20 Vote Required. The affirmative vote of the holders of a majority of the outstanding Company Common Stock and Company Series B Preferred Stock (voting on an as converted basis), voting as a single class, is the only vote, if any, of the holders of any class or series of capital stock or other Equity Interests of the Company necessary to approve the Merger.

Section 3.21 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has heretofore made available to Parent a true and complete copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger or any other transaction contemplated by this Agreement or any Ancillary Agreement.

Article 4.

Representations and Warranties of Parent and Merger Sub

Except as set forth in the Disclosure Schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”), which shall identify exceptions by specific Section references, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.1 Organization and Qualification; Subsidiaries. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and each has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and each Ancillary Agreement to be consummated by it. The execution and delivery of this Agreement and each Ancillary Agreement to which it is a party by each of Parent and Merger Sub, as applicable, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action (including approval by Parent as the sole stockholder of the Merger Sub), and no other corporate proceedings on the part of Parent and Merger Sub and no other stockholder votes are necessary to authorize this Agreement or any such Ancillary Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and each Ancillary Agreement to which Parent or the Merger Sub is a party have been duly authorized and validly executed and delivered by Parent and Merger Sub, as applicable, and constitute a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms.

Section 4.3 No Conflict; Required Filings and Consents.

Section 4.3.1 The execution and delivery of this Agreement and each Ancillary Agreement to which Parent or Merger Sub is a party do not, and the performance thereof by Parent and Merger Sub will not, (A) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Parent or Merger Sub, (B) assuming that all consents, approvals, authorizations and permits described in Section 4.3.2 have been obtained and all filings and notifications described in Section 4.3.2 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Merger Sub or any other subsidiary of Parent (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”) or by which any property or asset of Parent, Merger Sub or any Parent Subsidiary is bound or affected or (C) result in any breach of, any loss of any benefit under, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent, Merger Sub or any Parent Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, other instrument or obligation, except, with respect to clauses (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by Parent or Merger Sub of any of their material obligations under this Agreement or any Ancillary Agreement or (3) have a Parent Material Adverse Effect.

Section 4.3.2 The execution and delivery of this Agreement and each Ancillary Agreement to which Parent or Merger Sub is a party do not, and the performance hereof and thereof by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other person, except (A) under the Exchange Act, Securities Act, any applicable Blue Sky Laws, the rules and regulations of the Exchange, foreign or supranational antitrust and competition laws, filing and recordation of the Articles of Merger as required by the NRS and as otherwise set forth in Section 4.3.2 of the Parent Disclosure Schedule and (B) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Merger, (2) otherwise prevent or materially delay performance by Parent or Merger Sub of any of their material obligations under this Agreement or any Ancillary Agreement or (3) have a Parent Material Adverse Effect.

Section 4.4 Litigation. As of the date hereof, (A) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or Merger Sub and (B) neither Parent nor Merger Sub is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Entity which, in the case of (A) or (B), would, individually or in the aggregate, reasonably be expected to prevent or materially delay Parent’s or Merger Sub’s ability to consummate the Merger.

Section 4.5 Disclosure Documents. The information with respect to Parent and the Merger Sub that Parent or the Merger Sub furnishes to the Company specifically for use in the Proxy Statement or any Other Filings will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (A) in the case of the Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement, and at the Effective Time and (B) in the case of any Other Filings, or any supplement or amendment thereto, at the time of the filing thereof and at the time of any distribution or dissemination thereof.

Section 4.6 Ownership of Merger Sub; No Prior Activities.

Section 4.6.1 Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

Section 4.6.2 Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and each Ancillary Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

Section 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or any Parent Subsidiary.

Section 4.8 Financing. At the Effective Time, Parent will have available all the funds necessary to pay all of the Merger Consideration and to pay all fees and expenses payable by Parent related to the transactions contemplated by this Agreement and each Ancillary Agreement.

Article 5.

Covenants

Section 5.1 Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.1 of the Company Disclosure Schedule or as specifically permitted by any other provision of this Agreement, unless Parent shall otherwise agree in writing: the Company will, and will cause each Company Subsidiary to, (A) conduct its operations only in the ordinary and usual course of business consistent with past practice and (B) use its reasonable best efforts to keep available the services of the current officers, key employees and consultants of the Company and each Company Subsidiary and to preserve the current relationships of the Company and each Company Subsidiary with such of the customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations as is reasonably necessary to preserve substantially intact its business organization. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 5.1 of the Company Disclosure Schedule or as specifically permitted by any other provision of this Agreement, the Company shall not (unless required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company), and shall not permit any Company Subsidiary to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

Section 5.1.1 amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

Section 5.1.2 (A) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of any shares of capital stock of, or other Equity Interests in, the Company or any Company Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), of the Company or any Company Subsidiary, other than the issuance of shares of Company Common Stock upon the exercise of Company Options outstanding as of the date hereof in accordance with their terms or (B) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets (including Intellectual Property Rights) of the Company or any Company Subsidiary, except pursuant to existing contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly-owned Company Subsidiary and the Company or another wholly-owned Company Subsidiary:

Section 5.1.3 declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than dividends paid by a wholly-owned Company Subsidiary to the Company or to any other wholly-owned Company Subsidiary) or enter into any agreement with respect to the voting of its capital stock;

Section 5.1.4 reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or other securities;

Section 5.1.5 (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration that is individually not in excess of $50,000, or in the aggregate, not in excess of $50,000 for the Company and the Company Subsidiaries taken as a whole, (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a wholly-owned Company Subsidiary) for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business or other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $50,000 for the Company and the Company Subsidiaries taken as a whole, (C) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract other than in the ordinary course of business consistent with past practice, (D) make or authorize any capital expenditure in excess of the Company’s budget as disclosed to Parent prior to the date hereof, other than capital expenditures that are not, in the aggregate, in excess of $50,000 for the Company and the Company Subsidiaries taken as a whole, or (E) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.1.5;

Section 5.1.6 except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date of this Agreement as disclosed in Section 3.11 of the Company Disclosure Schedule: (A) increase the compensation or benefits payable or to become payable to its directors, officers or employees (except for increases in accordance with past practices in salaries or wages of employees of the Company or any Company Subsidiary which are not across-the-board increases); (B) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or the terms of a collective bargaining agreement in existence on the date of this Agreement; or (C) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan.

Section 5.1.7 (A) pre-pay any long-term debt, except in the ordinary course of business in an amount not to exceed $50,000 in the aggregate for the Company and the Company Subsidiaries taken as a whole, or pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms, (B) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, (C) delay or accelerate payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice, or (D) vary the Company’s inventory practices in any material respect from the Company’s past practices;

Section 5.1.8 make any change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Entity;

Section 5.1.9 waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

Section 5.1.10 make any, or change any existing, material tax election, settle or compromise any material liability for Taxes, adopt or change any material accounting method in respect of a material amount of Taxes, file any amended Tax Return with respect to a material Tax or request any waiver of a statute of limitations with respect to any material Tax Return;

Section 5.1.11 modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which the Company is a party;

Section 5.1.12 write up, write down or write off the book value of any assets, individually or in the aggregate, for the Company and the Company Subsidiaries taken as a whole, in excess of $50,000, except for depreciation and amortization in accordance with GAAP consistently applied;

Section 5.1.13 take any action to exempt or make not subject to (A) the provisions of Sections 78.411 through 78.444, inclusive, of the NRS or (B) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares any person or entity (other than Parent, Merger Sub and any Parent Subsidiary) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

Section 5.1.14 take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied; or

Section 5.1.15 authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Section 5.2 Filing of Form 10-KSB; Cooperation. On or prior to November 14, 2003, the Company shall file a Form 10-KSB with the SEC covering the period from January 1, 1998 through June 30, 2003 (the “Form  10-KSB”). The Company and Parent shall coordinate and cooperate in connection with (A) the preparation of the Form 10-KSB, (B) the preparation of the Proxy Statement and any Other Filings, (C) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Company Material Contracts, in connection with the consummation of the Merger and (D) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement or any Other Filings and timely seeking to obtain any such actions, consents, approvals or waivers. The Company shall provide Parent with drafts of the Form 10-KSB, the Proxy Statement and any Other Filings a reasonably sufficient period of time prior to filing and shall consider in good faith Parent’s comments thereon.

Section 5.3 Proxy Statement. As promptly as practicable after the execution of this Agreement but in any event no later than November 28, 2003, the Company shall prepare and file with the SEC a proxy statement relating to the meeting of the Company’s stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the “Proxy Statement”). In addition, the Company shall prepare and file with the SEC, any Other Filings as and when required or requested by the SEC. The Company, after consultation with Parent, will use all reasonable efforts to respond as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement and any Other Filings. Parent shall furnish all information concerning it and the holders of its capital stock as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement and any Other Filings. As promptly as practicable after the clearance of the Proxy Statement by the SEC, the Company shall mail the Proxy Statement to its stockholders. The Proxy Statement shall (subject to the last sentence of Section 5.6.3 hereof) include the recommendation of the Receiver that adoption of the Merger Agreement by the Company’s stockholders is advisable and that the Receiver has determined that the Merger is fair and in the best interests of the Company’s stockholders.

Subject to the last sentence of Section 5.6.3 hereof, no amendment or supplement (other than pursuant to Rule 425 of the Securities Act with respect to releases made in compliance with Section 5.9 of this Agreement) to the Proxy Statement or any Other Filings will be made by the Company without the approval of Parent (which approval shall not be unreasonably withheld or delayed). The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or any Other Filings or comments thereon and responses thereto or requests by the SEC for additional information.

If at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Proxy Statement or any Other Filing, Parent shall promptly inform the Company.

If at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement or any Other Filing, the Company shall promptly inform Parent. All documents that the Company is responsible for filing in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act, the rules and regulations thereunder and other applicable Laws.

Section 5.4 Stockholders’ Meeting. The Company shall call and hold a meeting of its stockholders (the “Company Stockholders’ Meeting”) as promptly as practicable for the purpose of voting upon the approval of the Merger, the Merger Agreement and the transactions contemplated thereby (including, but not limited to, the CVR Agreement), and the Company shall use its best efforts to hold the Company Stockholders’ Meeting as soon as practicable after the date on which the Proxy Statement is cleared by the SEC.

Section 5.5 Access to Information; Confidentiality.

Section 5.5.1 Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any Company Subsidiary is a party (which such person shall use its reasonable best efforts to cause the counterparty to waive), from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary and each of their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, and agents and other representatives, including the Receiver (collectively, the “Company Representatives”) to: (A) provide to Parent and Merger Sub and their respective officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, the “Parent Representatives”) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof and (B) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.5 shall affect or be deemed to modify or limit any representation or warranty made in this Agreement.

Section 5.5.2 With respect to the information disclosed pursuant to Section 5.5.1, the parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement previously executed by the Company and Parent (the “Confidentiality Agreement”) and the letter agreement dated September 23, 2003 entered into between the Company, the Receiver and Parent (the “Exclusivity Agreement”).

Section 5.5.3 Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound (including the Confidentiality Agreement and the Exclusivity Agreement), the parties acknowledge and agree that any obligations of confidentiality contained herein and therein shall not apply to the tax treatment and tax structure of the Merger and any related transactions (the “Transactions”), all within the meaning of Treasury Regulations Section 1.6011-4; provided however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the Transactions, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

Section 5.6 No Solicitation of Transactions.

Section 5.6.1 None of the Company or any Company Subsidiary shall, directly or indirectly, take (and the Company shall not authorize or permit the Company Representatives or, to the extent within the Company’s control, other affiliates to take) any action to (A) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Acquisition Proposal, (B) enter into any agreement with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement or (C) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; provided, however, that if, at any time prior to the obtaining of the Company’s stockholders’ approval of the Merger, the Receiver determines in good faith, after consultation with outside counsel, that it would otherwise constitute a breach of the Receiver’s fiduciary duties to stockholders, the Company may, in response to a Superior Proposal and subject to the Company’s compliance with Section 5.4 and Section 5.6.2, (x) furnish information with respect to the Company and the Company Subsidiaries to the person making such Superior Proposal pursuant to a customary confidentiality agreement the benefits of the terms of which are no more favorable to the other party to such confidentiality agreement than those in place with Parent and (y) participate in discussions with respect to such Superior Proposal. Upon execution of this Agreement, the Company shall cease immediately and cause to be terminated any and all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal and promptly request that all confidential information with respect thereto furnished on behalf of the Company be returned.

Section 5.6.2 The Company shall, as promptly as practicable (and in no event later than 24 hours after receipt thereof), advise Parent of any inquiry received by it relating to any potential Acquisition Proposal and of the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such potential Acquisition Proposal, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it, shall furnish to Merger Sub a copy of any such proposal or inquiry, if it is in writing, or a written summary of any such proposal or inquiry, if it is not in writing and shall keep Parent fully informed on a prompt basis with respect to any developments with respect to the foregoing.

Section 5.6.3 The Receiver shall not (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Receiver of the adoption and approval of the Merger (the “Company Recommendation”) and the matters to be considered at the Company

Stockholders’ Meeting, (B) other than the Merger, approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (C) other than the Merger, cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal. Nothing contained in this Section 5.6.3 shall prohibit the Company (x) from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (y) in the event that a Superior Proposal is made and the Receiver determines in good faith, after consultation with outside counsel, that it would otherwise constitute a breach of its fiduciary duty to stockholders, from withdrawing or modifying its recommendation of the Merger no earlier than five business days following the day of delivery of written notice to Parent of its intention to do so, so long as the Company continues to comply with all other provisions of this Agreement including, without limitation, Section 5.4 hereof.

Section 5.6.4 Upon execution of this Agreement, paragraph 1 of the Exclusivity Agreement shall terminate and be of no further force and effect.

Section 5.7 Appropriate Action; Consents; Filings.

Section 5.7.1 The Company and Parent shall use their reasonable best efforts to (A) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and each Ancillary Agreement as promptly as practicable, (B) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their respective Subsidiaries, or to avoid any action or proceeding by any Governmental Entity, in connection with the authorization, execution and delivery of this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated herein and therein, including, without limitation, the Merger, and (C) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and each Ancillary Agreement and the Merger required under (x) the Exchange Act, and any other applicable federal or state securities Laws and (y) any other applicable Law; provided, that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith and, provided, however, that nothing in this Section 5.7.1 shall require Parent to agree to (AA) the imposition of conditions, (BB) the requirement of divestiture of assets or property or (CC) the requirement of expenditure of money by Parent or the Company to a third party in exchange for any such consent. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement and each Ancillary Agreement.

Section 5.7.2 The Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement and each Ancillary Agreement, (B) required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring after the Effective Time, or (D) otherwise referenced in Section 6.1.3 or Section 6.2.3. In the event that either party shall fail to obtain any third party consent described in the first sentence of this Section 5.7.2, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

Section 5.7.3 From the date of this Agreement until the Effective Time, the Company shall promptly notify Parent in writing of any pending or, to the knowledge of the Company, threatened action, suit,

arbitration or other proceeding or investigation by any Governmental Entity or any other person (A) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock or Company Series B Preferred Stock into the Merger Consideration pursuant to the Merger or (B) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or any Parent Subsidiary to own or operate all or any portion of the businesses or assets of the Company or any Company Subsidiary, which in either case would reasonably be expected to have a Company Material Adverse Effect prior to or after the Effective Time or a Parent Material Adverse Effect after the Effective Time.

Section 5.8 Certain Notices. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of (A) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement or any Ancillary Agreement not to be satisfied or (B) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement or any Ancillary Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement or any Ancillary Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

Section 5.9 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or any listing agreement with the Exchange.

Section 5.10 Employee Benefit Matters. With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any Parent Subsidiary (collectively, the “Parent Benefit Plans”) in which any director, officer or employee of the Company or any Company Subsidiary (the “Company Employees”) will participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Company Employees with the Company or a Company Subsidiary, as the case may be, for purposes of vacation and severance and participation in, but not for purposes of benefit accrual, in any Parent Benefit Plan in which such Company Employees may be eligible to participate after the Effective Time. Unless Parent requests otherwise in writing, the Receiver shall adopt resolutions terminating, effective at least two (2) days prior to the Closing Date, any Company Benefit Plan which is intended to meet the requirements of Section 401(k) of the Code (each such Company Benefit Plan, a “401(k) Plan”). At the Closing, the Company shall provide Parent (i) executed resolutions of the Receiver effecting such termination and (ii) an executed amendment to each such 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of each such 401(k) Plan will be maintained at the time of termination.

Section 5.11 Taxes. The Company shall, and shall cause the Company Subsidiaries to timely file or cause to be timely filed (in all cases, giving effect to any valid extension granted to the Company by an appropriate Governmental Entity), consistent with past practice, all Tax Returns due prior to the Closing Date and shall timely pay, or cause to be timely paid (in all cases, giving effect to any valid extension granted to the Company by an appropriate Governmental Entity) all Taxes due and payable by or with respect to the Company and each Company Subsidiary. Prior to filing any such Tax Return with respect to federal income Taxes of the Company or its Subsidiaries, the Company shall provide a copy of such returns to Parent for Parent’s review. At the Closing, on behalf of Company stockholders, the Company shall furnish Parent an affidavit stating, under penalty of perjury, that the Company is not and has not been a United States real property holding corporation at any time during the applicable period specified in Code Section 897(c)(1)(A)(ii) and no interest in the Company constitutes a United States real property interest pursuant to Section 1445(b)(3) of the Code.

Section 5.12 Current Assets and Liabilities.

Section 5.12.1 At least five days prior to the Effective Time, Parent shall have audited the Company’s and Parallax’s unconsolidated balance sheets as of August 31, 2003 according to GAAP (the “Audited Balance Sheets”). The amount of current assets minus current liabilities shown on the Audited Balance Sheet of Parallax (in each case, ignoring all intercompany accounts) is referred to herein as the “Base Working Capital Amount.” The Company and Parallax shall cooperate and assist Parent and its auditors in connection with such audit. Parent shall provide the Company with access to the audit work papers related to such computations.

Section 5.12.2 Not later than two business days prior to the Effective Time, the Company shall provide to Parent a certificate executed by two executive officers of the Company stating a reasonable good faith estimate in accordance with GAAP consistently applied in the preparation of the Audited Balance Sheet of Parallax as of the proposed Effective Time of Parallax’s current assets minus current liabilities (in each case, ignoring all intercompany accounts), which is referred to herein as the “Estimated Working Capital Amount.” The Company and Parallax shall provide Parent with access to the audit work papers related to such computations in providing the Estimated Working Capital Amount.

Section 5.12.3 Not later than two business days prior to the Effective Time, the Company shall provide to Parent a certificate executed by two executive officers of the Company stating a reasonable good faith estimate of the liabilities and obligations of the Company on an unconsolidated basis (whether accrued, absolute, contingent or otherwise) (ignoring all intercompany accounts) (including as liabilities of the Company all estimated amounts relating to any financial advisor, legal, accounting, and any other transaction fees, as well as any other liabilities or obligations (including, without limitation, parachute payments and severance payments) that arise out of or result from the transactions contemplated by this Agreement (but not paid in cash prior to the Effective Time) (the “Estimated MDA Liabilities”).

Section 5.12.4 Not later than two business days prior to the Effective Time, the Company shall provide to Parent a certificate executed by two executive officers of the Company stating a reasonable good faith estimate in accordance with GAAP consistently applied in the preparation of the Audited Balance Sheet of the Company as of the proposed Effective Time of (a) the cash and Cash Equivalents of the Company (on an unconsolidated basis), less (b) all liabilities or obligations of the Company on an unconsolidated basis relating to any financial advisor, legal, accounting, and any other transaction fees, as well as any other liabilities or obligations (including, without limitation, parachute payments and severance payments) that arise out of or result from the transactions contemplated by this Agreement (but not paid in cash prior to the Effective Time), less (c) all accrued dividends owed to the holders of the Company Series B Preferred Stock on or prior to the Closing Date (but not paid in cash prior to the Closing Date) (in each case, ignoring all intercompany accounts) (the “Estimated Cash Amount”). The Company shall provide Parent with access to the audit work papers related to such computations in providing the Estimated Cash Amount.

Section 5.12.5 As of the Effective Time, Parallax shall have no current liabilities relating to any financial advisor, legal, accounting, and any other transaction fees, or any other liabilities or obligations (including, without limitation, parachute payments and severance payments) that arise out of or result from the transactions contemplated by this Agreement or otherwise.

Section 5.12.6 As of the Effective Time, no Company Subsidiary other than Parallax shall have any operations, any assets or liabilities or any nature on an unconsolidated basis.

Section 5.13 Wholly-Owned Subsidiary. The Company shall take all necessary action such that prior to the Effective Time each Company Subsidiary is wholly-owned by the Company. As of the Effective Time, there shall be no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Company Subsidiary is a party or by which any Company Subsidiary is bound relating to the issued or unissued capital stock or other Equity Interests of any Company Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Company Subsidiary to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, any Company Subsidiary.

Section 5.14 California Tax Liability. Prior to the Effective Time, the Company shall (a) have prepared a return for 2002 for filing with the California Franchise Tax Board, a copy of which shall have been provided to Parent in advance of filing in order for Parent to review and comment, which comments the Company shall consider and reflect in its reasonable discretion, (b) file such return and (c) pay in full the tax liability owed to the State of California set forth on such return.

Article 6.

Closing Conditions

Section 6.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

Section 6.1.1 Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company.

Section 6.1.2 No Order. No Governmental Entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or finding or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement, any Ancillary Agreement or any Stockholder Related Agreement.

Section 6.1.3 Consents and Approvals. All consents, approvals and authorizations of any Governmental Entity set forth in Section 3.5.2 or Section 4.3.2, or required to be set forth in the related sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall have been obtained, in each case, without (A) the imposition of conditions, (B) the requirement of divestiture of assets or property or (C) the requirement of expenditure of money by Parent or the Company to a third party in exchange for any such consent.

Section 6.1.4 CVR Agreement. All parties to the CVR Agreement shall have executed and delivered such CVR Agreement in the form attached hereto as Attachment A.

Section 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

Section 6.2.1 Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement and each Ancillary Agreement that are qualified by materiality or Company Material Adverse Effect shall be true and correct as of the date hereof and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), and all representations and warranties which are not so qualified shall be true and correct in all material respects (except that those representations and warranties which address matters only as of a particular date need only remain true and correct in all material respects as of such date). Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

Section 6.2.2 Agreements and Covenants.

Section 6.2.2.1 The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and each Ancillary Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

Section 6.2.2.2 Each party to each of the Stockholder Related Agreements shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and each Stockholder Related Agreement to be performed or complied with by it on or prior to the Effective Time. Each Stockholder Related Agreement shall have been duly authorized and validly executed and delivered and constitute a legal, valid and binding obligation of the parties, enforceable against any party in accordance with their respective terms. No action shall have been taken which questions the validity of any of the Stockholder Related Agreements or invalidates, limits or voids any of the Stockholder Related Agreements. The execution and delivery of the Stockholder Related Agreements shall not, and the performance of each Stockholder Related Agreement will not conflict with or violate any Law applicable to the parties to the Stockholder Related Agreements or by which any property or asset of the parties to the Stockholder Related Agreements is bound or affected. Parent shall have received a certificate from a duly authorized member, partner, officer or individual, as the case may be, of each party to the Stockholder Related Agreements to the foregoing effect.

Section 6.2.3 Consents and Approvals. All consents, approvals and authorizations listed on Schedule 6.2.3 hereto or of any person other than a Governmental Entity required to be set forth in Section 3.5 or Section 4.3 or the related sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall have been obtained in each case, without (A) the imposition of conditions, (B) the requirement of divestiture of assets or property or (C) the requirement of expenditure of money by Parent or the Company to a third party in exchange for any such consent.

Section 6.2.4 Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect or any event or development that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 6.2.5 Court Proceedings. No action or claim shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, any Ancillary Agreement or any Stockholder Related Agreement, (B) cause any of the transactions contemplated by this Agreement, any Ancillary Agreement or any Stockholder Related Agreement to be rescinded following consummation thereof or (C) affect adversely the right or powers of Parent to own, operate or control the Company, and no such injunction, judgment, order, decree, ruling or charge shall be in effect.

Section 6.2.6 Maintenance of Working Capital. The Estimated Working Capital Amount shall not be less than 80% of the Base Working Capital Amount.

Section 6.2.7 No Liabilities. As of the Effective Time, the Estimated Cash Amount minus the Estimated MDA Liabilities shall not be less than zero.

Section 6.2.8 Opinion of Counsel. Parent shall have been provided with an opinion of Sklar Warren Conway & Williams LLP, counsel to the Company, in the form attached hereto as Attachment F-1, and an opinion of counsel (reasonably acceptable to Parent), of the Principal Stockholders, in the form attached hereto as Attachment F-2.

Section 6.2.9 Dissenter’s Rights. Dissenting Stockholders holding shares of Company Common Stock or Company Series B Preferred Stock which would otherwise represent the right to receive not more than 2% of the aggregate Initial Consideration shall have elected to exercise rights of appraisal under NRS Section 92A.300 et seq.

Section 6.2.10 Exchange of Parallax Options. The Company shall have obtained all necessary consents of the holders of all outstanding Parallax Options under any Parallax Stock Option Plan to cause such Parallax Options to be validly exchanged for the right to receive the Parallax Option Payment set forth in Section 2.5.1 above.

Section 6.2.11 Exchange of Parallax Common Stock. The Company shall have obtained all necessary consents of each of the Minority Parallax Common Stock Holders to cause such shares of Parallax common stock to be validly exchanged for the right to receive the Parallax Common Stock Payment set forth in Section 2.6 above. Set forth on Schedule 6.2.11 is a list of each of the Minority Parallax Common Stock Holders.

Section 6.2.12 Consent to Payment of Cash for Options. Each holder of outstanding Company Options at the Effective Time will have agreed to convert each of their Company Options into the Option Payment, and the former holders of Company Options will have no rights other than the right to receive the Option Payment.

Section 6.2.13 Payment of Dividends. The Company shall have paid all accrued dividends owed to the holders of the Company Series B Preferred Stock on or prior to the Effective Time pursuant to the Amended Certificate of Designation, in the form attached hereto as Attachment E, to be filed prior to the Effective Time.

Section 6.2.14 Payment of Certain Other Fees Prior to Closing. The Company shall have paid all amounts relating to any financial advisor, legal, accounting, and any other transaction fees, as well as any other liabilities or obligations (including, without limitation, parachute payments and severance payments) that arise out of or result from the transactions contemplated by the Merger Agreement or the CVR Agreement. The Company shall have paid in cash to Jeffrey Barber his base salary for the year 2004, under the terms of his employment agreement with the Company dated October 10, 2000.

Section 6.2.15 382 Analysis. The Company shall have provided Parent with access to all data and information reasonably requested to permit Parent to complete a Code Section 382 analysis within a reasonable period prior to the Effective Time. Such information shall include copies of the documents set forth on Schedule 6.2.15 hereto.

Section 6.2.16 Filing of Amendment to the Certificate of Designation. The Amendment to the Certificate of Designation, in the form attached hereto as Attachment E, shall have been filed with the Secretary of State of the State of Nevada.

Section 6.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

Section 6.3.1 Representations and Warranties. Each of the representations and warranties of Parent contained in this Agreement and each Ancillary Agreement that are qualified by materiality or Parent Material Adverse Effect shall be true and correct as of the date hereof and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), and all representations and warranties which are not so qualified shall be true and correct in all material respects (except that those representations and warranties which address matters only as of a particular date need only remain true and correct in all material respects as of such date). The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

Section 6.3.2 Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and each Ancillary Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of a responsible officer of Parent to that effect.

Article 7.

Termination, Amendment and Waiver

Section 7.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by its Board of Directors in the case that Parent is the terminating party, or the Receiver in the case that the Company is the terminating party, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

Section 7.1.1 By mutual written consent of Parent by action of its Board of Directors, and the Company by action of the Receiver;

Section 7.1.2 By either the Company or Parent if the Merger shall not have been consummated prior to April 23, 2004; provided, however, that such date may, from time to time, be extended by Parent (by written notice thereof to the Company) for successive thirty-day periods (each such thirty-date period, an “Extension Period”); provided that Parent shall have given written notice to the Company no later than the day on which the then-current Extension Period is to expire (and in the case of the initial Extension Period, on or prior to April 23, 2004), in the event all conditions to effect the Merger other than those set forth in Section 6.1.2 and Section 6.1.3 (the “Regulatory Conditions”) have been or are capable of being satisfied at the time of any such Extension Period and the Regulatory Conditions have been or are reasonably capable of being satisfied on or prior to the end of the then-current Extension Period (such earlier date, as it may be so extended, shall be referred to herein as the “Outside Date”); provided further that the right to terminate this Agreement under this Section 7.1.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

Section 7.1.3 By either the Company or Parent if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, any Ancillary Agreement or any Stockholder Related Agreement, and such order, decree, ruling or other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.7);

Section 7.1.4 By either Parent or the Company if the approval by the stockholders of the Company required for the consummation of the Merger or the other transactions contemplated hereby or thereby shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

Section 7.1.5 By Parent if (A) the Receiver shall have withdrawn, or adversely modified, or failed upon Parent’s request to reconfirm its recommendation of the Merger or this Agreement (or determined to do so), (B) the Receiver shall have determined to recommend to the stockholders of the Company that they approve an Acquisition Proposal other than that contemplated by this Agreement or shall have determined to accept a Superior Proposal, (C) a tender offer or exchange offer that, if successful, would result in any person or group becoming a beneficial owner of 20% or more of the outstanding shares of Company Common Stock or Company Series B Preferred Stock, is commenced (other than by Parent or an affiliate of Parent) and the Receiver fails to recommend that the stockholders of the Company not tender their shares in such tender or exchange offer, (D) for any reason the Company fails to call or hold the Company Stockholders’ Meeting by the Outside Date or (E) the Company shall have furnished or caused to be furnished confidential information or data, or engaged in negotiations or discussions with another person pursuant to clauses (x) or (y) of the proviso to Section 5.6.1;

Section 7.1.6 By the Company, if the Receiver determines to accept a Superior Proposal, but only after the Company (A) holds the Company Stockholders’ Meeting and has failed to obtain the stockholder approval required for consummation of the Merger and the other transactions contemplated hereby, and (B) fulfills its obligations under Section 7.2 hereof upon such termination (provided that the Company’s right to terminate this Agreement under this Section 7.1.6 shall not be available if the Company is then in breach of Section 5.6.1.

Section 7.1.7 By Parent, if since the date of this Agreement, there shall have been any event, development or change of circumstance that constitutes, has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and such Company Material Adverse Effect is not cured within 10 days after written notice thereof or if (A)(1) there shall be breached any covenant or agreement on the part of a party other than Parent or Merger Sub set forth in this Agreement, any Ancillary Agreement or any Stockholder Related Agreement, (2) any representation or warranty of a party other than Parent or Merger Sub set forth in this Agreement, any Ancillary Agreement or any Stockholder Related Agreement that is qualified as to materiality or Material Adverse Effect shall have become untrue or (3) any representation or warranty of a party other than Parent or Merger Sub set forth in this Agreement, any Ancillary Agreement or any Stockholder Related Agreement that is not so qualified shall have become untrue in any material respect, (B) such breach or misrepresentation is not cured within 10 days after written notice thereof and (C) such breach of misrepresentation would cause the conditions set forth in Section 6.2.1 or Section 6.2.2 not to be satisfied (a “Terminating Company Breach”); or

Section 7.1.8 By the Company, if (A)(1) Parent has breached any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement or any Ancillary Agreement, (2) any representation or warranty of Parent or Merger Sub that is qualified as to materiality or Material Adverse Effect shall have become untrue or (3) any representation or warranty of Parent or Merger Sub that is not so qualified shall have become untrue in any material respect, (B) such breach or misrepresentation is not cured within 10 days after written notice thereof and (C) such breach or misrepresentation would cause the conditions set forth in Section 6.3.1 or Section 6.3.2 not to be satisfied (a “Terminating Parent Breach”).

Section 7.2 Effect of Termination.

Section 7.2.1 Limitation on Liability. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective Subsidiaries, officers or directors or the Receiver except (A) with respect to Section 5.5, Section 5.9, this Section 7.2 and Article 8 and (B) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement or any Ancillary Agreement.

Section 7.2.2 Parent Expenses. Parent and the Company agree that if this Agreement is terminated pursuant to Section 7.1.4, Section 7.1.5, Section 7.1.6 or Section 7.1.7, then the Company shall pay Parent an amount equal to the sum of Parent’s Expenses in an amount not to exceed $1,000,000.

Section 7.2.3 Company Expenses. Parent and the Company agree that if this Agreement is terminated pursuant to Section 7.1.8, then Parent shall pay to the Company an amount equal to the sum of the Company’s Expenses in an amount not to exceed $1,000,000.

Section 7.2.4 Payment of Expenses. Payment of Expenses pursuant to Section 7.2.2 or Section 7.2.3 shall be made not later than two business days after delivery to the other party of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of the party entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the 90th day after such party delivers such notice of demand for payment).

Section 7.2.5 Termination Fee. In addition to any payment required by the foregoing provisions of this Section: (A) in the event that this Agreement is terminated pursuant to Section 7.1.5 or Section 7.1.6, then the Company shall pay to Parent immediately prior to such termination, in the case of a termination by the Company, or within two business days thereafter, in the case of a termination by Parent, a termination fee of $2.0 million, or (B) in the event that this Agreement is terminated pursuant to Section 7.1.4, and an Acquisition Proposal has been publicly announced and not expressly and publicly withdrawn prior to the Company Stockholders’ Meeting, then the Company shall pay Parent, no later than two days after the earlier to occur of (x) the date of entrance by the Company or any Company Subsidiary into an agreement concerning a transaction that constitutes an Acquisition Proposal or (y) the date any person or persons (other than Parent) purchases 20% or more of the assets or Equity Interests of the Company or any Company Subsidiary (provided that the entering of any definitive agreement referred to in clauses (x) and (y) of this sentence is entered into by the Company or any Company Subsidiary, or if there is no such agreement with respect to a purchase contemplated by clause (y), any tender, exchange or other offer or arrangement for the Company’s voting securities is first publicly announced, within 12 months of such termination of this Agreement), a termination fee of $2.0 million.

Section 7.2.6 All Payments. All payments under Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

Section 7.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors or the Receiver, as the case may be, at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 7.4 Waiver. At any time prior to the Effective Time, any party hereto may (A) extend the time for the performance of any of the obligations or other acts of the other party hereto, (B) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (C) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 7.5 Fees and Expenses. Subject to Section 7.2.1, Section 7.2.2 and Section 7.2.3 of this Agreement, all expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; provided, however, that each of Parent and the Company shall pay one-half of the expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement.

Article 8.

General Provisions

Section 8.1 Survival of Representations and Warranties. Each statement contained in any Schedule or certificate delivered by or on behalf of the Company pursuant to this Agreement or any of the Ancillary Agreements shall be deemed to be a representation and warranty by the Company contained in this Agreement. The representations and warranties of the Company contained in Article 3 of this Agreement shall survive the Effective Time until March 30, 2006; provided, that in the case of actual fraud, intentional misrepresentation or criminal activity, the representations and warranties of the Company shall survive until the expiration of the applicable statute of limitations. Any claims under this Agreement with respect to a breach of a representation or warranty must be asserted by written notice within the applicable survival period contemplated by this Section 8.1, and if such a notice is given, the survival period for such representation and warranty shall continue, solely with respect to such claim, until the claim is fully resolved. The right to recovery or other remedy based on the representations, warranties, covenants and agreements herein will not be affected by any investigation conducted with respect to, or any knowledge acquired by Parent or Merger Sub (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Effective Time, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or agreement. All representations and warranties of the Company set forth in this Agreement shall be deemed to have been made again by the Company at and as of the Closing Date. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to recovery or other remedy based on such representations, warranties, covenants and agreements, unless such right is also expressly waived.

Section 8.2 Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next business day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by national overnight courier, in each case as follows:

If to Parent or Merger Sub, addressed to it at:

ArthroCare Corporation

680 Vaqueros Avenue

Sunnyvale, CA 94085-3523

Attn: Michael A. Baker, Chief Executive Officer

Fax: (408) 736-0226

with a mandated copy to:

Latham & Watkins LLP

505 Montgomery Street, Suite 1900

San Francisco, CA 94111

Attn: John M. Newell, Esq.

Fax: (415) 395-8095

If to the Company, addressed to it at:

Medical Device Alliance Inc.

5851 West Charleston

Las Vegas, NV 89146

Attn: Jeffrey Barber, Chief Executive Officer

Fax: (702) 878-4510

with a mandated copy to:

Sklar, Warren, Conway & Williams LLP

221 North Buffalo Drive, Suite A

Las Vegas, NV 89145

Attn: Bryan Williams, Esq.

Fax: (702) 360-0000

Section 8.3 Certain Definitions. For purposes of this Agreement, the term:

“affiliate” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

“Acquisition Proposal” means any offer or proposal concerning any (A) merger, consolidation, business combination, or similar transaction involving the Company or any Company Subsidiary, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of the Company or any Company Subsidiary representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries, (C) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 20% or more of the voting power of the Company or (D) transaction in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the outstanding voting capital stock of the Company or (E) any combination of the foregoing (other than the Merger).

“Ancillary Agreements” means the CVR Agreement and the Distribution Agreement.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Blue Sky Laws” means state securities or “blue sky” laws.

“Business Day” shall mean any day other than a day on which the SEC shall be closed.

“California Holdback Amount” means $1.8 million, minus the amount that, prior to the Effective Time, the Company shall have paid to the California Franchise Tax Board with respect to the liability owed to the State of California as set forth on the 2002 tax return referred to in Section 5.14.

“Closing Date” means as soon as practicable (but in any event within two business days) after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, or at such other date, time and place as Parent and the Company may agree in writing (the date of the Closing being the Closing Date).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any change affecting, or condition having an effect on, the Company and the Company Subsidiaries that is, or would reasonably be expected to be, materially adverse to the assets, liabilities, business, financial condition, results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole.

“Company’s Expenses” means the Company’s reasonable, documented, out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement.

“contracts” means any of the agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, purchase orders, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, policies, purchase and sales orders, quotations and other executory commitments to which any company is a party or to which any of the assets of the companies are subject, whether oral or written, express or implied.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

“Court” means the Eighth Judicial District Court for Clark County, Nevada.

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety as affected by the environment or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution or contamination.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Exchange Act” shall mean Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expenses” includes all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereto.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means domestic or foreign governmental, administrative, judicial or regulatory authority.

“group” is defined as in the Exchange Act, except where the context otherwise requires.

“Hazardous Materials” means (A) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (B) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

“Initial Common Consideration” means (a) $28.0 million, plus (i) the aggregate exercise prices as of the Effective Time of all outstanding Company Options, plus (ii) the aggregate exercise prices as of the Effective Time of all outstanding Parallax Options, multiplied by 0.75, minus (iii) the Initial Preferred Consideration paid in the aggregate to all holders of the Company Series B Preferred Stock at the Effective Time, minus (iv) $2.0 million, which represents the Working Capital Holdback Amount as set forth in the CVR Agreement, and minus (v) the California Holdback Amount, divided by (b) (i) the number of shares of Company Common Stock and Company Options outstanding, plus (ii) the number of outstanding Parallax Options multiplied by 0.75, plus (iii) the number of shares of Parallax common stock held by the Minority Parallax Common Stock Holders, multiplied by 0.75 as of the Effective Time.

“Initial Consideration” means, collectively, Initial Common Consideration and Initial Preferred Consideration.

“Initial Preferred Consideration” means $7.50 per share of Company Series B Preferred Stock.

“Intellectual Property Rights” means (A) United States and foreign patents, patent applications, continuations, continuations-in-part, continuing prosecution applications, divisions, reissues, patent disclosures, extensions, re-examinations, inventions (whether or not patentable) or improvements thereto; (B) United States, state, foreign, and common law trademarks, service marks, domain names, logos, trade dress and trade names (including all assumed or fictitious names under which the Company or any of its subsidiaries is conducting its business), whether registered or unregistered, and pending applications to register the foregoing; (C) copyrightable expressions fixed in tangible form, United States and foreign copyrights therein, whether registered or unregistered, and pending applications to register the same; and (D) trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and other information that is confidential and proprietary, in each case either owned or used pursuant to a valid license.

“IRS” means the United States Internal Revenue Service.

“knowledge” will be deemed to be present when the matter in question was brought to the attention of any officer of Parent or the Company, as the case may be, and in the case of the Company, the following additional persons: Jeff Barber, Howard Preissman, George Swarts, Curtis Swarts, Kim McCall, and Patty Winters.

“Law” means foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“McGhan Entities” means Donald K. McGhan, International Integrated Industries, LLC, McGhan Management Corporation, McGhan Management, L.P., McMark, L.P., MDA Equity Performance, Global Asset Management, L.P., Executive Flite Management, Inc., SMM Charitable Unitrust and TLC Family L.P., Shirley M. McGhan, Nikki M. Pomeroy, Lon L. McGhan, Jim J. McGhan and their affiliates.

“Merger Consideration” means, collectively, the Common Stock Merger Consideration and the Preferred Stock Merger Consideration.

“Order” means, collectively, the order of the Court dated June 30, 1999 which has been amended nunc pro tunc by order of the Court dated October 14, 2003, the order of the Court dated October 14, 2003 granting the Receiver’s motion for instructions regarding the merger of the Company, and the order of the Court dated October 23, 2003 granting the Receiver’s motion to evaluate, negotiate and consummate the transactions contemplated by this Agreement, the Ancillary Agreements and the Stockholder Related Agreements (each of which Orders are in the substantially in the form previously provided by the Receiver to Parent).

“Other Filings” means all filings made by, or required to be made by, the Company with the SEC other than the Proxy Statement.

“Parallax” means Parallax Medical, Inc., a Delaware corporation.

“Parallax Options” means each unexpired and unexercised option or similar right to purchase shares of Parallax common stock under any stock option plan of Parallax, including the Parallax Medical, Inc. 1999 Equity Incentive Plan (the “Parallax Stock Option Plans”).

“Parent Material Adverse Effect” means any change affecting, or condition having an effect on, Parent, Merger Sub and the Parent Subsidiaries that is, or would reasonably be expected to be, materially adverse to the assets, liabilities, business, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, other than any change or condition relating to the economy or securities markets in general, or the industries in which Parent operates in general, and not specifically relating to Parent.

“Parent’s Expenses” means Parent’s reasonable, documented, out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement.

“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Principal Stockholders” means, collectively, Vegas Ventures LLC and the McGhan Entities.

“Receiver” means George C. Swarts.

“Stockholder Related Agreements” means the Support Agreement, the Consulting Agreement, the Non-Compete Agreements and the Stockholder Waiver Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“subsidiary” or “subsidiaries” of Parent, the Company, the Surviving Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Superior Proposal” means a bona fide Acquisition Proposal made by a third party which was not solicited by the Company, any Company Subsidiary, any Company Representatives or any other affiliates and which, in the good faith judgment of the Receiver, taking into account, to the extent deemed appropriate by the Receiver, the various legal, financial and regulatory aspects of the proposal and the person making such proposal (A) if accepted, is reasonably likely to be consummated, and (B) if consummated would, based upon the written advice of the Company’s financial advisor, result in a transaction that is more favorable to the Company’s stockholders, from a financial point of view, than the transactions contemplated by this Agreement.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or domestic or foreign taxing authority, including, without limitation, income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees.

“Tax Returns” means any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be supplied to any Governmental Entity or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

Section 8.4 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“Agreement”	Preamble

“Articles of Merger”	Section 1.2

“Audited Balance Sheet”	Section 5.12.1

“Base Working Capital Amount”	Section 5.12.1

“CDAPCA”	Section 3.7.2

“Certificates”	Section 2.2.2

“Closing”	Recitals

“Common Stock Merger Consideration”	Section 2.1.1.1

“Company”	Preamble

“Company Articles”	Section 3.2

“Company Benefit Plan”	Section 3.11.1

“Company Bylaws”	Section 3.2

“Company Common Stock”	Section 2.1.1

“Company Disclosure Schedule”	Article 3

“Company Employees”	Section 5.10

“Company Financial Advisor”	Section 3.19

“Company Material Contract”	Section 3.13

“Company Options”	Section 2.5.2

“Company Permits”	Section 3.6

“Company Preferred Stock”	Section 3.3

“Company Recommendation”	Section 5.6.3

“Company Representatives”	Section 5.5.1

“Company SEC Filings”	Section 3.8.1

“Company Series B Preferred Stock”	Section 2.1.1.2

“Company Stock Option Plans”	Section 2.5.2

“Company Stockholders’ Meeting”	Section 5.4

“Company Subsidiary”	Section 3.1

“Confidentiality Agreement”	Section 5.5.2

“CSA”	Section 3.7.2

“CVR Agreement”	Recitals

“Dissenting Stockholders”	Section 2.1.1.1

“Distribution Agreement”	Recitals

“Effective Time”	Section 1.2

“ERISA”	Section 3.11.1

“ERISA Affiliate”	Section 3.11.1

“Estimated Cash Amount”	Section 5.12.4

“Estimated MDA Liabilities”	Section 5.12.3

“Estimated Working Capital Amount”	Section 5.12.2

“Exchange Agent”	Section 2.2.1

“Exchange Fund”	Section 2.2.1

“Exclusivity Agreement”	Section 5.5.2

“Extension Period”	Section 7.1.2

“FDA”	Section 3.7.2

“FDCA”	Section 3.7.2

“Form 8-K”	Section 3.8.1

“Form 10-KSB”	Section 5.2

“Merger”	Recitals

“Merger Sub”	Preamble

“Minority Parallax Common Stock Holders”	Section 2.6

“Multiemployer Plan”	Section 3.11.3

“NRS”	Recitals

“Option Payment”	Section 2.5.2

“Outside Date”	Section 7.1.2

“Parallax Common Stock Payment”	Section 2.6

“Parallax Option Payment”	Section 2.5.1

“Parent”	Preamble

“Parent Benefit Plans”	Section 5.10

“Parent Disclosure Schedule”	Article 4

“Parent Representatives”	Section 5.5.1

“Parent Subsidiary”	Section 4.3.1

“PBGC”	Section 3.11.4

“Preferred Stock Merger Consideration”	Section 2.1.1.2

“Proxy Statement”	Section 5.3

“Receiver”	Section 3.4.1

“Regulatory Conditions”	Section 7.1.2

“Sarbanes Act”	Section 3.7.1

“Surviving Corporation”	Section 1.1

“Support Agreements”	Recitals

“Terminating Company Breach”	Section 7.1.7

“Terminating Parent Breach”	Section 7.1.8

“Transactions”	Section 5.5.3

“401(k) Plan”	Section 5.10

Section 8.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 8.7 Entire Agreement. This Agreement (together with the Exhibits, Parent and Company Disclosure Schedules and the other documents delivered pursuant hereto), each Ancillary Agreement and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 8.8 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.10 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

Section 8.11 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

Section 8.11.1 This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Nevada, without regard to laws that may be applicable under conflicts of laws principles.

Section 8.11.2 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any California State court, or Federal court of the United States of America, sitting in California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in such courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in such California State court or, to the extent permitted by law, in such Federal court, (C) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such California State or Federal court, and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such California State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.11.3 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.3.

Section 8.12 Disclosure. Any matter disclosed in any section of a party’s Disclosure Schedule shall be considered disclosed for other sections of such Disclosure Schedule, but only to the extent such matter on its face would reasonably be expected to be pertinent to a particular section of a party’s Disclosure Schedule in light of the disclosure made in such section. The provision of monetary or other quantitative thresholds for disclosure does not and shall not be deemed to create or imply a standard of materiality hereunder.

Section 8.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.14 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ARTHROCARE CORPORATION

By:	/s/ MICHAEL A. BAKER

a duly authorized signatory

ALPHA MERGER SUB CORPORATION

By:	/s/ MICHAEL A. BAKER

a duly authorized signatory

MEDICAL DEVICE ALLIANCE INC.

By:	/s/ GEORGE SWARTS

George Swarts, Receiver

By:	/s/ JEFFREY BARBER

Jeffrey Barber, Chief Executive Officer

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment, dated as of January 5, 2004 (the “Amendment”), to the Agreement and Plan of Merger, dated as of October 23, 2003 (the “Agreement”), by and among ArthroCare Corporation, a corporation organized under, and governed by, the laws of the State of Delaware, whose address is 680 Vaqueros Avenue, Sunnyvale, California (“Parent”), Alpha Merger Sub Corporation, a corporation organized under, and governed by, the laws of the State of Nevada, whose address is 680 Vaqueros Avenue, Sunnyvale, California, and a wholly-owned subsidiary of Parent (“Merger Sub”), and Medical Device Alliance Inc., a corporation organized under, and governed by, the laws of the State of Nevada, whose address is 5851 West Charleston, Las Vegas, Nevada (the “Company”), is entered into by and among Parent, Merger Sub and the Company.

RECITALS

WHEREAS, Parent, Merger Sub and the Company are parties to the Agreement and wish to amend the Agreement in accordance with the terms of this Amendment;

WHEREAS, pursuant to Section 7.3 of the Agreement, the Agreement may be amended in writing by action by each party thereto, which shall be by action taken by or on behalf of their respective boards of directors or the Receiver of such party, as the case may be, at any time prior to the Effective Time;

WHEREAS, the actions required by Section 7.3 of the Agreement to enter into this Amendment have been taken by or on behalf of the board of directors or the Receiver of each party, as the case may be, to this Amendment; and

WHEREAS, as a condition to and inducement to Parent’s and Merger Sub’s willingness to enter into this Amendment, simultaneously with the execution of this Amendment, Vegas Ventures LLC and the McGhan Entities are each entering into an amendment to their respective support agreements with Parent and the Merger Sub, in the forms attached hereto as Attachment A-1 and Attachment A-2, respectively.

AGREEMENT

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendment to Section 2.5.1 of the Agreement. The second sentence of Section 2.5.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“In consideration of the exchange of such Parallax Options for the right to receive the Parallax Option Payment and in settlement therefor, Parent shall pay (as promptly as practicable after the Effective Time) to each holder of any such outstanding Parallax Option as of the Effective Time (i) a payment in cash (subject to any applicable withholding or other taxes required by applicable Law to be withheld) of an amount equal to the product of (A) the total number of shares of Parallax common stock previously subject to such Parallax Option held by the holder as of the Effective Time, multiplied by 0.75, and (B) the excess, if any, of the Initial Common Consideration, without interest, over the exercise price per share of Parallax common stock previously subject to such outstanding Parallax Option, plus (ii) a number of Common Stock Contingent Value Rights equal to the total number of shares of Parallax common stock previously subject to such Parallax Option held by the holder, multiplied by 0.75 (such amounts payable hereunder being referred to as the “Parallax Option Payment”).”

3. Amendment to Section 2.5.2 of the Agreement. Section 2.5.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.5.2 Company Options and Cancelled Company Options.

Section 2.5.2.1 Company Options. Prior to the Effective Time, the Company shall take all actions necessary and appropriate to provide that, immediately prior to the Effective Time, each unexpired and unexercised option or similar right to purchase Company Common Stock with an exercise price less than $3.53 per share (each, a “Company Option”), under any stock option plan of the Company (including the Company’s 1998 Stock Compensation Program) or any other plan, agreement or arrangement (the “Company Stock Option Plans”), whether or not then exercisable or vested, shall be cancelled and, in exchange therefor, each former holder of any such Cancelled Company Option shall be entitled to receive (as promptly as practicable after the Effective Time), in consideration of the cancellation of such Company Option and in settlement therefor, (i) a payment in cash (subject to any applicable withholding or other taxes required by applicable Law to be withheld) of an amount equal to the product of (A) the total number of shares of Company Common Stock previously subject to such Company Option and (B) the excess of the Initial Common Consideration over the exercise price per share of Company Common Stock previously subject to such Company Option, and (ii) a number of Common Stock Contingent Value Rights equal to the total number of shares of Company Common Stock previously subject to such Company Option (such amounts payable hereunder being referred to as the “Option Payment”). From and after the Effective Time, any such Cancelled Company Option shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Option Payment, and, prior to the Effective Time, the Company shall obtain all necessary consents to ensure that former holders of Company Options will have no rights other than the right to receive the Option Payment.

Section 2.5.2.2 Cancelled Company Options. Prior to the Effective Time, the Company shall take all actions necessary and appropriate to provide that, immediately prior to the Effective Time, each unexpired and unexercised option or similar right to purchase Company Common Stock with an exercise price equal to or greater than $3.53 per share (each, a “Cancelled Company Option”), under any Company Stock Option Plan, whether or not then exercisable or vested, shall be cancelled. Prior to the Effective Time, the Company shall obtain all necessary consents to ensure that former holders of Cancelled Company Options will have no right to receive any Merger Consideration.”

4. Amendments to Section 3.3 of the Agreement.

The fifth sentence of Section 3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Except for Company Options to purchase not more than 125,000 shares of Company Common Stock, Cancelled Company Options to purchase not more than 162,500 shares of Company Common Stock and Parallax Options to purchase not more than 972,500 shares of Parallax common stock and arrangements and agreements set forth in Section 3.3 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued capital stock or other Equity Interests of the Company or any Company Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company or any Company Subsidiary to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company or any Company Subsidiary.”

The seventh and eighth sentences of Section 3.3 of the Agreement are hereby deleted in their entirety and replaced with the following:

“The Company has previously provided Parent with a true and complete list, as of the date hereof, of the prices at which outstanding Company Options, Cancelled Company Options and Parallax Options may

be exercised under the applicable Company Stock Option Plan or Parallax Stock Option Plan, as the case may be, the number of Company Options, Cancelled Company Options or Parallax Options outstanding at each such price and the vesting schedule of the Company Options, Cancelled Company Options or Parallax Options for each director, officer, employee or consultant of the Company. Except as otherwise set forth in Section 3.3 of the Company Disclosure Schedule, all of the Company Options and Cancelled Company Options are “incentive stock options” within the meaning of Section 422 of the Code.”

5. Amendment to Section 5.1.2 of the Agreement.

Subsection (A) of Section 5.1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(A) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of any shares of capital stock of, or other Equity Interests in, the Company or any Company Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), of the Company or any Company Subsidiary, other than the issuance of shares of Company Common Stock upon the exercise of Company Options or Cancelled Company Options outstanding as of the date hereof in accordance with their terms or”

6. Amendment to Section 6.2.12 of the Agreement. Section 6.2.12 of the Agreement is hereby divided into two subsections, 6.2.12.1 and 6.2.12.2. The heading of Section 6.2.12 shall be restated as “Company Options and cancelled Company Options.” The text of current Section 6.2.12 shall become Section 6.2.12.1 entitled “Consent to Payment of Cash for Company Options.” A Section 6.2.12.2 shall be added, as follows:

“Section 6.2.12.2 Consent to Cancellation of Cancelled Company Options. Each holder of outstanding Cancelled Company Options at the Effective Time will have agreed to cancel each of their Cancelled Company Options and the Company shall have obtained all necessary consents to ensure that former holders of Cancelled Company Options will have no right to receive any Merger Consideration.”

7. Amendment to Attachment A of the Agreement. The CVR Agreement in the form attached as Attachment A to the Agreement is hereby deleted in its entirety and replaced with the CVR Agreement attached hereto as Attachment B.

8. Amendment to Attachment E of the Agreement. The Amendment to the Certificate of Designation in the form attached as Attachment E to the Agreement is hereby deleted in its entirety and replaced with the Amendment to the Certificate of Designation in the form attached hereto as Attachment C.

9. Reference to Support Agreements. After the date of this Amendment, any reference to the Support Agreements shall mean the Support Agreements, as amended by Attachment A-1 and Attachment A-2 to this Amendment, respectively.

10. Reference to Agreement. After the date of this Amendment, any reference to the Agreement shall mean the Agreement as amended by this Amendment.

11. Full Force and Effect. Except as expressly modified by this Amendment, the Agreement is unmodified and this Amendment shall not impair the full force and effect of the Agreement.

12. Choice of Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Nevada, without regard to laws that may be applicable under conflicts of laws principles.

13. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ARTHROCARE CORPORATION

By:	/s/ JOHN T. RAFFLE
a duly authorized signatory

ALPHA MERGER SUB CORPORATION

By:	/s/ JOHN T. RAFFLE
a duly authorized signatory

MEDICAL DEVICE ALLIANCE INC.

By:	/s/ GEORGE SWARTS
George Swarts, Receiver

By:	/s/ JEFFREY BARBER
Jeffrey Barber, Chief Executive Officer

APPENDIX B

CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of             , 2004 (this “Agreement”), is entered into by and among MEDICAL DEVICE ALLIANCE INC., a Nevada corporation (the “Company”), ARTHROCARE CORPORATION, a Delaware corporation (“Parent”), ALPHA MERGER SUB CORPORATION, a Nevada corporation (“Merger Sub”), Wells Fargo Bank, N.A. (the “Rights Agent”) and Frank Bumstead (the “Stockholders’ Agent”).

RECITALS

WHEREAS, the Company, Parent and Merger Sub have entered into an Agreement and Plan of Merger dated as of October 23, 2003, as amended by Amendment No. 1 thereto, dated as of January 5, 2004 (the “Merger Agreement”), pursuant to which at the Effective Time, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation;

WHEREAS, upon consummation of the Merger, the Company will become a wholly-owned subsidiary of Parent;

WHEREAS, the consideration that shall be paid by Parent pursuant to the Merger Agreement includes contingent value rights as hereinafter described; and

WHEREAS, all things necessary have been done to make the contingent value rights, when issued pursuant to the Merger Agreement and hereunder, the valid obligations of Parent, and to make this Agreement a valid agreement of Parent, in accordance with its terms, and to ensure that payment in the form of such contingent value rights will not require registration under the Securities Act.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed as follows:

ARTICLE I.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions.

(a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(ii) all accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the time of any computation;

(iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(iv) unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa.

(b) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement. The following additional terms shall have the meanings ascribed to them as follows:

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.2.

“Aggregate Earnout Payment Amount” shall mean (A) 2.75 times the Net Revenue recognized by the Company during the Earnout Period, minus (B) each of (1) the Initial Common Consideration (as defined in the Merger Agreement) paid in connection with the Merger to the holders of Company Common Stock, (2) the aggregate Initial Preferred Consideration (as defined in the Merger Agreement) paid to the holders of Company Series B Preferred Stock, (3) the Initial Parallax Option Payment, (4) the Initial Option Payment and (5) the Initial Parallax Common Stock Payment, minus (C) the Working Capital Holdback Amount, minus (D) the California Holdback Amount, minus (E) 50% of payments made by Parent under Section 3.4 of this Agreement, and minus (F) the accrued fees and expenses of the Stockholders’ Agent under Sections 8.1 and 8.5 of this Agreement and/or one-half of the accrued fees and expenses of the Balance Sheet Independent Accountant or Independent Accountant in excess of $300,000 in the aggregate, if any. In the event that the Aggregate Earnout Payment Amount is a negative number, then the Aggregate Earnout Payment Amount shall be equal to zero. For purposes of clarity, if no Net Revenue is recognized during the Earnout Period, the Aggregate Earnout Payment Amount shall be equal to zero.

“Aggregate Shared Earnout Payment Amount” means (i) the Aggregate Earnout Payment Amount, minus (ii)(A) the Common Stock Earnout Payment Amount, multiplied by (B) the total number of Common Stock CVRs outstanding on any CVR Payment Date.

“Affiliate” of a Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

“Base Working Capital Amount” shall have the meaning set forth in Section 5.12 of the Merger Agreement.

“Board of Directors” means the board of directors of Parent.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business” shall mean the Company’s existing percutaneous cement injection and vertebroplasty related products (including biopsy products) and the percutaneous cement injection and vertebroplasty related products in the Company’s development process as of the date hereof (i.e. new needle configurations, mixing apparatus, new injection systems, potential new configurations and indications of polymethyl methacryate cement (“PMMA”), new tracer particles and new technology for bone navigation including the bone catheter), as well as any products that are covered by claims in the Company’s current patents or patent applications or any licenses or sales of products to third parties derived from the Company’s patents or patent applications as of the Effective Time or any continuations or divisionals that derive from such patents or patent applications. For purposes of clarity, specifically excluded from the definition of Business shall be bone cement other than PMMA to the extent it would not be covered by a patent or patent application held by the Company as of the Effective Time and any products derived from Parent’s coblation product line or products developed or acquired after the date hereof by Parent or any of its Affiliates.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

“California Holdback Amount” means $1.8 million, minus the amount that, prior to the Effective Time, the Company shall have paid to the California Franchise Tax Board with respect to the liability owed to the State of California as set forth on the 2002 California tax return referred to in Section 5.14 of the Merger Agreement.

“California Holdback Payment Amount” means the California Holdback Amount minus any Franchise Taxes owed or owing to the State of California with respect to the taxable year 2002, as finally determined by any examination, audit or other proceeding made by any taxing authority, divided by the total number of Common Stock CVRs outstanding on such CVR Payment Date.

“Cash/Holdback Payment Amount” means the Estimated Cash Amount minus the Estimated MDA Liabilities, plus the Working Capital Holdback Amount, divided by the total number of Common Stock CVRs outstanding on such CVR Payment Date.

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) certificates of deposit with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized and in existence under the laws of the United States and having capital and surplus in excess of $500 million, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and in each case maturing within 180 days after the date of acquisition, (v) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investor Service, Inc. or “A-1” (or higher) according to Standard & Poor’s Ratings Services, and (vi) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (i) through (v) above.

“Closing Balance Sheets” means the unconsolidated unaudited balance sheets of the Company and Parallax as of the Closing Date prepared in accordance with GAAP consistently applied in the preparation of the Audited Balance Sheets (as defined in the Merger Agreement).

“Closing Balance Sheet Payment Amount” means for each Common Stock CVR on any CVR Payment Date, (i)(A) the Closing Cash Amount, minus (B) the Working Capital Shortfall, minus (C) the MDA Liabilities plus (D) the Working Capital Holdback Amount, divided by (ii) the total number of Common Stock CVRs outstanding on such CVR Payment Date, provided that if the Closing Balance Sheet Payment Amount is zero or a negative number, then no payment shall be made, and Parent shall be entitled to offset any negative Closing Balance Sheet Payment Amount against any Earnout Payment Amount required to be made under Section 2.4(c).

“Closing Cash Amount” means, as of the Closing Date, (i) the cash and Cash Equivalents of the Company (on an unconsolidated basis), less (ii) all liabilities or obligations of the Company on an unconsolidated basis relating to any financial advisor, legal, accounting, and any other transaction fees, as well as any other liabilities or obligations (including, without limitation, golden parachute payments and severance payments) that arise out of or result from the transactions contemplated by this Agreement or the Merger Agreement (but not paid in cash prior to the Closing Date), less (iii) all accrued dividends owed to the holders of the Company Series B Preferred Stock on or prior to the Closing Date (but not paid in cash prior to the Closing Date) (in each case, ignoring all intercompany accounts). The Closing Cash Amount may be a negative number.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission of the United States of America.

“Common Stock CVRs” shall mean the contingent value rights issued pursuant to Sections 2.1.1.1 and 2.5 of the Merger Agreement.

“Common Stock Earnout Payment Amount” means the Aggregate Earnout Payment Amount divided by the total number of Common Stock CVRs outstanding on such CVR Payment Date; provided, however, in the event that the sum of (i) the Common Stock Earnout Payment Amount, plus (ii) the Initial Common Consideration (as defined in the Merger Agreement), plus (iii) the Cash/Holdback Payment Amount or the Closing Balance Sheet Payment Amount (whichever is paid under Section 2.4(a) or (b)) is greater than $7.50, then the Common Stock Earnout Payment Amount shall be equal to (i) $7.50, minus (ii) the Initial Common Consideration (as defined in the Merger Agreement), and minus (iii) the Cash/Holdback Payment Amount or the Closing Balance Sheet Payment Amount (whichever is paid under Section 2.4(a) or (b)).

“control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, including the power to dispose of or vote such stock, as trustee or executor, by contract or otherwise.

“CVR Payment Amount” means, collectively, the Cash/Holdback Payment Amount or the Closing Balance Sheet Payment Amount (whichever is paid under Section 2.4(a) or (b)), the Earnout Payment Amount, and the California Holdback Payment Amount.

“CVR Payment Date” means any date that any CVR Payment Amount is paid by Parent to the Holders, which shall be established pursuant to Section 2.5(a).

“CVR Register” and “CVR Registrar” have the respective meanings specified in Section 2.3(b).

“CVRs” means the Common Stock CVRs and Preferred Stock CVRs to be issued by Parent pursuant to the Merger Agreement.

“Earnout Payment Amount” for each Common Stock CVR on any CVR Payment Date means the Common Stock Earnout Payment Amount and the Shared Earnout Payment Amount, and for each Preferred Stock CVR on any CVR Payment Date means the Shared Earnout Payment Amount.

“Earnout Period” shall mean January 1, 2005 through December 31, 2005.

“Estimated Cash Amount” shall have the meaning set forth in Section 5.12 of the Merger Agreement.

“Holder” means a Person in whose name a CVR is registered in the CVR Register.

“Initial Option Payment” means the Option Payment, excluding the Common Stock Contingent Value Rights payable thereunder.

“Initial Parallax Common Stock Payment” means the Parallax Common Stock Payment, excluding the Common Stock Contingent Value Rights payable thereunder.

“Initial Parallax Option Payment” means the Parallax Option Payment, excluding the Common Stock Contingent Value Rights payable thereunder.

“MDA Liabilities” means, on an unconsolidated basis, the liabilities and obligations of the Company of any nature (whether accrued, absolute, contingent or otherwise) (ignoring all intercompany accounts) (including as liabilities of the Company all estimated amounts relating to any financial advisor, legal, accounting, and any other transaction fees, as well as any other liabilities or obligations (including, without limitation, parachute payments and severance payments) that arise out of or result from the transactions contemplated by this Agreement (but not paid in cash prior to the Effective Time), plus all accrued dividends owed to the holders of the Company Series B Preferred Stock on or prior to the Closing Date (but not paid in cash prior to the Closing Date) (in each case, ignoring all intercompany accounts).

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Net Revenue” shall mean all revenue earned by the Company in the operation of the Business during the Earnout Period, less, to the extent included in such revenue, the total of: (i) ordinary and customary trade, quantity or cash discounts actually allowed; (ii) credits, rebates and returns (including, but not limited to, wholesaler and retailer returns); (iii) freight, postage, insurance, transportation and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business; and (iv) sales, use, tariff and other excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business. Net Revenue shall be determined in accordance with the Company books and records in respect of such Business in accordance with GAAP.

“Officer’s Certificate” means a certificate signed by the chairman of the Board of Directors or the president, any vice president, the controller, the treasurer, the secretary or any assistant secretary, in each case of Parent, in his or her capacity as such an officer.

“Opinion of Counsel” means a written opinion of counsel, who shall be selected by the Rights Agent or the Stockholders’ Agent, as the case may be.

“Parallax” means Parallax Medical, Inc., a Delaware corporation.

“Parent” has the meaning set forth in the first paragraph of this Agreement.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock CVRs” shall mean the contingent value rights issued pursuant to Sections 2.1.1.2 of the Merger Agreement.

“Rights Agent” has the meaning set forth in the first paragraph of this Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, at which time “Rights Agent” shall mean such successor Rights Agent.

“Shared Earnout Payment Amount” means the Aggregate Shared Earnout Payment Amount divided by the total number of Common Stock CVRs and Preferred Stock CVRs on such CVR Payment Date.

“Stockholders’ Agent” has the meaning set forth in the first paragraph of this Agreement, until a successor Stockholders’ Agent shall have become such pursuant to the applicable provisions of this Agreement, at which time “Stockholders’ Agent” shall mean such successor Stockholders’ Agent.

“Subsidiary” when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such Person is a general partner.

“Surviving Person” has the meaning set forth in Section 7.1(a)(1).

“Working Capital Amount” means (i) all unconsolidated current assets of the Parallax, minus (ii) all unconsolidated current liabilities of Parallax, each as calculated in accordance with GAAP consistently applied with the Audited Balance Sheet, provided, however, that all unconsolidated liabilities or obligations of Parallax relating to any financial advisor, legal, accounting, and any other transaction fees, as well as any other liabilities or obligations (including, without limitation, parachute payments and severance payments) that arise out of or result from the transactions contemplated by this Agreement or the Merger Agreement (but not paid in cash prior to the Closing Date) shall be included as current liabilities of Parallax.

“Working Capital Holdback Amount” means $2.0 million.

“Working Capital Shortfall” means, in the event that the Working Capital Amount as of the Closing Date is less than 80% of the Base Working Capital Amount, (i) (A) the Base Working Capital Amount, multiplied by (B) 0.80, minus (ii) the Working Capital Amount. In the event that the Working Capital Amount is equal to or more than 80% of the Base Working Capital Amount, then the Working Capital Shortfall shall be equal to zero.

The following additional terms have the meanings ascribed to them in the sections indicated:

Term	Section
Balance Sheet Independent Accountant	2.4(b)(iii)
Balance Sheet Report	2.4(b)(i)
Change of Control	2.4(c)(v)
Claim Notice	2.4(d)(iv)
Covered Parties	2.4(d)(ii)
Damages	2.4(d)(ii)
Dispute Notice	2.4(b)(iii)
Earnout Dispute Notice	2.4(c)(iii)
Earnout Report	2.4(c)(i)
Independent Accountant	2.4(c)(iii)
Offset Dispute Notice	2.4(d)(v)

Section 1.2 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments, executed by the requisite percentage of the Holders in accordance with this Agreement, are delivered to Parent. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Unless otherwise expressly provided to the contrary herein, the Act of the Holders of a majority of the outstanding CVRs shall constitute the Act of the Holders.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that Parent deems sufficient.

(c) The ownership of CVRs shall be proved by the CVR Register.

Section 1.3 Notices to Rights Agent, Stockholders’ Agent and Parent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

(a) the Rights Agent by Parent shall be sufficient for every purpose hereunder if in writing and delivered personally, or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the Rights Agent addressed to it at Wells Fargo Bank, N.A., Corporate Trust Services, Sixth & Marquette; N9303-120, Minneapolis, MN 55479, Attention: Marco Morales, or at any other address previously furnished in writing to the Parent by the Rights Agent; provided that a copy of any such request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement sent by Parent to the Rights Agent is sent to the Stockholders’ Agent as soon as reasonably practicable thereafter in accordance with subsection (b) below;

(b) the Stockholders’ Agent by Parent, the Rights Agent or any Holder shall be sufficient for every purpose hereunder if in writing and delivered personally, or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to the Stockholders’ Agent addressed to it at 1700 Hayes Street, Nashville, TN 37203, or at any other address previously furnished in writing to Parent, the Rights Agent and the Holders by the Stockholders’ Agent; or

(c) Parent by the Rights Agent, Stockholders’ Agent or by any Holder shall be sufficient for every purpose hereunder if in writing and delivered personally, telecopied or mailed first-class postage prepaid or sent by a nationally recognized overnight courier to Parent addressed to it at 680 Vaqueros Avenue, Sunnyvale, CA 94085, or at any other address previously furnished in writing to the Rights Agent, Stockholders’ Agent and the Holders by Parent.

Section 1.4 Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 1.5 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 1.6 Successors and Assigns. All covenants and agreements in this Agreement by Parent shall bind its successors and assigns, whether so expressed or not.

Section 1.7 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto, the Holders and their successors and permitted assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their successors and permitted assigns.

Section 1.8 Governing Law. This Agreement and the CVRs shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any principles of conflicts of laws.

Section 1.9 Legal Holidays. In the event that a CVR Payment Date shall not be a Business Day, then (notwithstanding any provision of this Agreement to the contrary) any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable CVR Payment Date.

Section 1.10 Severability Clause. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the court or other tribunal making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible so that the transactions and agreements contemplated herein are consummated as originally contemplated to the fullest extent possible.

Section 1.11 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed to constitute but one and the same instrument.

Section 1.12 Effectiveness. This Agreement shall be effective from and after the Effective Time of the Merger. This Agreement shall be deemed terminated and of no force or effect, and the parties hereto shall have no liability hereunder, if the Merger Agreement is terminated in accordance with its terms.

Section 1.13 Entire Agreement. This Agreement and the Merger Agreement represent the entire understanding of the parties hereto with reference to the transactions and matters contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements hereto made except for the Merger Agreement. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling. Notwithstanding the foregoing, the parties acknowledge that Parent and Wells Fargo Bank will enter into an Exchange Agent Agreement in connection with the transactions contemplated by the Merger Agreement to which none of the Company, the Holders or the Stockholders’ Agent are a party or have any obligations thereunder.

ARTICLE II.

CONTINGENT VALUE RIGHTS

Section 2.1 Issuance of CVRs. The CVRs shall be issued as a portion of the Merger Consideration at the times and in the manner set forth in the Merger Agreement.

Section 2.2 Nontransferable. The CVRs shall not be assignable or otherwise transferable by Holders, except by will, upon death or by operation of law.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs shall not be evidenced by a certificate or other instrument.

(b) Parent shall cause to be kept at Rights Agent’s principal office a register (the register maintained in such office and in any other office designated pursuant to this Section 2.3 being herein sometimes referred to as the “CVR Register”) in which Rights Agent shall provide for the registration of CVRs. The Rights Agent is hereby initially appointed “CVR Registrar” for the purpose of registering CVRs and transfers of CVRs as herein provided. Rights Agent shall provide a copy of the CVR Register to Parent or the Stockholders’ Agent upon request.

(c) Subject to the restriction on transferability set forth in Section 2.2, every request made to Parent to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to Parent and the CVR Registrar, duly executed by the Holder thereof, his attorney duly authorized in writing, personal representative or survivor and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice by Parent, the CVR Registrar shall, subject to his reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein, register the transfer of the CVRs in the CVR Register. All transfers of CVRs registered in the CVR Register shall be the valid obligations of Parent, evidencing the same right, and shall entitle the transferee to the same benefits and rights under this Agreement, as those held by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register and any transfer not duly registered in the CVR Register will be void ab initio.

(d) A Holder may make a written request to the CVR Registrar or Parent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice by the CVR Registrar or Parent, the CVR Registrar shall promptly record the change of address in the CVR Register.

Section 2.4 Payment Procedures.

(a) Cash/Holdback Payment. As promptly as practicable after the Closing, but in no event later than 15 days following the Closing, Parent shall review the Estimated Cash Amount, the Estimated Working Capital Amount, and the Estimated MDA Liabilities provided to Parent by the Company prior to the Effective Time of the Merger under Section 5.12 of the Merger Agreement. In addition, Parent shall review the books and records of the Company as of the Closing Date. In the event that Parent shall have any grounds to believe, in its sole and absolute discretion, that one or more of the following facts may be true, Parent shall have no further obligation under this Section 2.4(a) and Parent shall proceed to Section 2.4(b):

(i) the Closing Cash Amount is less than the Estimated Cash Amount,

(ii) the Working Capital Amount as of the Closing Date is less than 80% of the Base Working Capital Amount, or

(iii) the MDA Liabilities as of the Closing Date are greater than the Estimated MDA Liabilities.

However, in the event that Parent believes, in its sole and absolute discretion, that (i) the Closing Cash Amount is greater than or equal to the Estimated Cash Amount, (ii) the Working Capital Amount as of the Closing Date is greater than or equal to 80% of the Base Working Capital Amount and (iii) the MDA Liabilities as of the Closing Date are less than or equal to the Estimated MDA Liabilities, then Parent shall pay or cause to be paid as promptly as practicable the Cash/Holdback Payment Amount. Notwithstanding the foregoing, in the event that, Parent shall determine through the procedures and during the time periods set forth in Section 2.4(b) that any of the facts set forth in (i), (ii) or (iii) of the immediately preceding sentence are not true and accurate in all respects, then Parent shall be entitled to offset the amount of any final discrepancy against any Earnout Payment Amount required to be made under Section 2.4(c).

(b) Closing Balance Sheet Payment.

(i) As promptly as practicable after the Closing, but in no event later than 45 days following the Closing, Parent shall provide the Stockholders’ Agent a Closing Balance Sheet, together with schedules calculating the Closing Cash Amount, the Working Capital Amount and the MDA Liabilities as of the Closing Date (the “Balance Sheet Report”), together with schedules and any supporting information with respect thereto reasonably requested by the Stockholders’ Agent. If a Dispute Notice (as defined below) is not delivered pursuant to Section 2.4(b)(iii) below, then in no event later than 60 days following the Closing, Parent shall pay or cause to be paid the Closing Balance Sheet Payment Amount, provided, however, that if the Parent has previously paid or cause to be paid the Cash/Holdback Payment Amount pursuant to Section 2.4(a), then Parent shall not be obligated to pay the Closing Balance Sheet Payment Amount.

(ii) Parent shall keep at its principal place of business full, clear and accurate books and records with respect to the Business. The books and records shall be maintained in such a manner that the Closing Cash Amount, the Working Capital Amount and the MDA Liabilities shall be readily verifiable. All books and records with respect to the Business shall be available for inspection by the Stockholders’ Agent or any attorney or accountant engaged by the Stockholders’ Agent to act on behalf of the Holders, in all cases upon reasonable prior notice and during normal business hours. The information contained in the books and records of Parent with respect to the Business shall remain confidential. If the Stockholders’ Agent does not deliver to Parent a Dispute Notice (as defined below) as set forth in Section 2.4(b)(iii) below, then the Balance Sheet Report shall be deemed final and binding and neither the Stockholders’ Agent nor the Holders shall have any further right to contest the report, the computation of the Closing Cash Amount, the Working Capital Amount or the MDA Liabilities.

(iii) In the event that the Stockholders’ Agent shall dispute the information set forth by Parent in the Balance Sheet Report or, if based on the Stockholders’ Agent’s review of the books and records of the Business in accordance with subsection (b)(ii) above, omitted from the Balance Sheet Report, as the case may be, then, within 60 calendar days following the date of the delivery by Parent of such report, the Stockholders’ Agent shall provide written notice to Parent (the “Dispute Notice”) specifying the amount disputed and the basis for the dispute, together with supporting documentation reflecting the analysis of and justification for any recomputation made. Parent and the Stockholders’ Agent shall make good faith efforts to resolve the dispute through negotiations for a period of 30 calendar days following the receipt of the written notice defining and describing the nature of the dispute. In the event that the parties are unable to finally resolve the dispute within such 30 calendar-day period, the parties to the dispute may elect by mutual agreement to extend the period of negotiation and may elect by mutual agreement to engage a mediator to assist in such negotiation. To the extent that any matter remains unresolved (as determined by notice by any party to the other parties) following negotiations, the Stockholders’ Agent and Parent shall jointly select an independent accountant of recognized national standing to resolve any remaining disagreements, which independent accountant shall not have provided services to the Stockholders’ Agent, the Company or Parent or its affiliates during the five-year period preceding the date of its selection (the “Balance Sheet Independent Accountant”). The Stockholders’ Agent and Parent shall use their respective commercially reasonable efforts to cause such Balance Sheet Independent Accountant to make its determination within 60 calendar days of accepting its selection. Within 10 business days after the date of determination of such Balance Sheet Independent Accountant, Parent shall pay or cause to be paid to the Holders the Closing Balance Sheet Payment Amount, if any, in the manner set forth herein, provided, however, that if Parent has previously paid or cause to be paid the Cash/Holdback Payment Amount pursuant to Section 2.4(a), then Parent shall not be obligated to pay the Closing Balance Sheet Payment Amount.

(iv) The decision of the Balance Sheet Independent Accountant shall be a final, binding and conclusive resolution of the parties’ dispute as to the matter in question, shall be non-appealable, and shall not be subject to further review. Irrespective of the Balance Sheet Independent Accountant’s decision, the costs and expenses of the Balance Sheet Independent Accountant shall be split equally between the parties. In the event that the Stockholders’ Agent does not pay the full amount of one-half of the Balance Sheet Independent Accountant’s costs and expenses, Parent shall be entitled to deduct the difference between one-half of the costs and expenses of the Balance Sheet Independent Accountant and the amount actually paid by the Stockholders’ Agent to the Balance Sheet Independent Accountant from the Closing Balance Sheet Payment Amount (or, in the event that Parent has previously paid or caused to be paid the Cash/Holdback Payment Amount pursuant to Section 2.4(a), then Parent shall be entitled to offset such expenses against any Earnout Payment Amount required to be made under Section 2.4(c)). Notwithstanding the foregoing, in any case, the parties shall be responsible for the payment of their respective costs and expenses, including any attorneys’ and accountants’ fees (other than any accountants’ fees payable to the Balance Sheet Independent Accountant) incurred in connection with the dispute.

(c) Earnout Payment.

(i) As promptly as practicable after the end of the Earnout Period, but in no event later than 60 days following December 31, 2005, Parent shall provide the Stockholders’ Agent with a report, setting forth the Net Revenues for the 12-month period ended December 31, 2005 (the “Earnout Report”). If an Earnout Dispute Notice is not delivered pursuant to Section 2.4(c)(iii) below, then in no event later than 105 days following December 31, 2005, Parent shall pay or cause to be paid the Earnout Payment Amount in accordance with the terms of this Agreement, subject to the right of offset provisions of Sections 2.4(a), (b) and (d).

(ii) Parent shall keep full, clear and accurate books and records with respect to the Business. The books and records shall be maintained in such a manner that Net Revenue shall be readily verifiable. All books and records with respect to the Business shall be available for inspection by the Stockholders’ Agent or any attorney or accountant engaged by the Stockholders’ Agent to act on behalf of the Holders, in all cases upon reasonable prior notice and during normal business hours. The information contained in the books and records of Parent with respect to the Business shall remain confidential. Notwithstanding the foregoing, upon written request of the Stockholders’ Agent, Parent shall provide the Stockholders’ Agent with a report reflecting the estimate of the Net Revenue to date (which estimate is subject to change in the preparation of the Earnout Report) as promptly as practicable thereafter; provided that the Stockholders’ Agent may only make such a request once every six months commencing on July 1, 2005. If the Stockholders’ Agent does not deliver to Parent an Earnout Dispute Notice (as defined below) as set forth in Section 2.4(c)(iii) below, then the Earnout Report for the Earnout Period shall be deemed final and binding and neither the Stockholders’ Agent nor the Holders shall have any further right to contest the report, the computation of Net Revenue or payment of the Earnout Payment Amount.

(iii) In the event that the Stockholders’ Agent shall dispute the information set forth by Parent in the Earnout Report or, if based on the Stockholders’ Agent’s review of the books and records of the Business in accordance with subsection (c)(ii) above, omitted from the Earnout Report, as the case may be, then, within 60 calendar days following the date of the delivery by Parent of such report, the Stockholders’ Agent shall provide written notice to Parent (the “Earnout Dispute Notice”) specifying the amount disputed and the basis for the dispute, together with supporting documentation reflecting the analysis of and justification for any recomputation made. Parent and the Stockholders’ Agent shall make good faith efforts to resolve the dispute through negotiations for a period of 30 calendar days following the receipt of the written notice defining and describing the nature of the dispute. In the event that the parties are unable to finally resolve the dispute within such 30 calendar-day period, the parties to the dispute may elect by mutual agreement to extend the period of negotiation and may elect by mutual agreement to engage a mediator to assist in such negotiation. To the extent that any matter remains unresolved following negotiations (as determined by notice by any party to the other parties), the Stockholders’ Agent and Parent shall jointly select an independent accountant of recognized national standing to resolve any remaining disagreements, which independent accountant shall not have provided services to the Stockholders’ Agent, the Company or Parent or its affiliates during the five-year period preceding the date of its selection (the “Independent Accountant”). The Stockholders’ Agent and Parent shall use their respective commercially reasonable efforts to cause such Independent Accountant to make its determination within 60 calendar days of accepting its selection. Within 10 business days after the date of determination of such Independent Accountant, Parent shall pay or cause to be paid to the Holders the Earnout Payment Amount, if any, in the manner set forth herein, subject to the right of offset provisions of Sections 2.4(a), (b) and (d). The decision of the Independent Accountant shall be a final, binding, and conclusive resolution of the parties’ dispute, shall be non-appealable, and shall not be subject to further review. Irrespective of the Independent Accountant’s decision, the costs and expenses of the Independent Accountant shall be split equally between the parties. In the event that the Stockholders’ Agent does not pay the full amount of one-half of the Independent Accountant’s costs and expenses, Parent shall be entitled to deduct the difference between one-half of the costs and expenses of the Independent Accountant and the amount actually paid by the Stockholders’ Agent to the Independent Accountant from the Earnout Payment Amount. Notwithstanding the foregoing, in any case, the parties shall be responsible for the payment of their respective costs and expenses, including any attorneys’ and accountants’ fees (other than any accountants’ fees payable to the Independent Accountant, which shall be split equally between the parties) incurred in connection with the dispute. Notwithstanding the foregoing, in any case, the parties shall be responsible for the payment of their respective costs and expenses, including any attorneys’ and accountants’ fees (other than any accountants’ fees payable to the Independent Accountant, which shall be split equally between the parties) incurred in connection with the dispute.

(iv) The Holders will be deemed to, as part of their approval and adoption of the Merger Agreement and the transactions contemplated therein and herein, and the Stockholders’ Agent hereby, generally, irrevocably, unconditionally and completely agree that (1) the Company and Parent (as the controlling stockholder of the Company as of the Effective Time of the Merger) and each of their respective Affiliates shall be entitled to operate the Business after the Effective Time as they determine in their sole and absolute discretion, and shall have no obligation to operate the Business in any manner that would maximize, maintain or protect the value of the Common Stock CVRs and the Preferred Stock CVRs, and as a result of such operation of the Business, there may be a diminution in or elimination of the value of the CVRs, (2) the Common Stock CVRs and the Preferred Stock CVRs represent contractual obligations of Parent, and none of Parent, the Company or any of their respective Affiliates owes any fiduciary duty of any type (including, without limitation, any duty of loyalty or care) to any Holder of Common Stock CVRs and/or Preferred Stock CVRs, and (3) each of the Holders and the Stockholders’ Agent shall be prohibited from asserting any dispute, right, claim, action, cause of action, controversy or remedy of any kind and nature against any of the Company, Parent or any of their Affiliates resulting from the operation of the Business after the Effective Time or resulting from any allegation of breach of fiduciary duty of any nature, other than claims for fraud or intentional misconduct (and other than the right of the Stockholders’ Agent to dispute the Closing Balance Sheet Payment under Section 2.4(b)(iii) and/or the Earnout Report under Section 2.4(c)(iii) above). Upon either (A) the occurrence of an allegation by the Stockholders’ Agent of any claim which may arise for fraud or intentional misconduct under this subsection (iv) or (B) the receipt by the Stockholders’ Agent of written notice made in accordance with Section 1.3 by any Holder to the Stockholders’ Agent of the occurrence of any claim which such Holder has a good faith belief has arisen for fraud or intentional misconduct under this subsection (iv) (in each case, a “Claim”), the Stockholders’ Agent shall provide notice of such Claim to Parent, stating, to the best of his or her understanding, the circumstances giving rise to the Claim, specifying the amount of the Claim and making a request for any payment then believed due (the “Notice”). Upon receipt of any such Notice by Parent, within the next 45 days thereafter, the parties shall use their reasonable best efforts to cooperate and arrive at a mutually acceptable resolution of such dispute. If a mutually acceptable resolution cannot be reached between the parties within such 45-day period, the Stockholders’ Agent may submit the dispute for resolution by a panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Santa Clara County, California; provided, however, that (i) one arbitrator shall be selected by the Stockholders’ Agent, the second arbitrator shall be selected by Parent and the third arbitrator shall be selected by the two previously selected arbitrators and (ii) in all respects, such panel shall be governed by the American Arbitration Association’s then existing Commercial Arbitration Rules. If it is finally determined that all or a portion of such Claim amount is owed to the Holders, Parent shall, within 10 days of such determination, pay the Holders such amount owed, together with interest from the date that the Stockholders’ Agent initially requested such payment until the date of actual payment, at an annual rate equal to the prime interest rate then generally in effect on the date of payment as set forth in The Wall Street Journal. The arbitration panel’s decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by any party. The parties shall be responsible for their respective fees and costs (including any attorneys’ or accountants’ fees) incurred in connection with the arbitration.

EACH HOLDER AND THE STOCKHOLDERS’ AGENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE FOR FRAUD OR INTENTIONAL MISCONDUCT UNDER THE PRECEDING SENTENCE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO FRAUD OR INTENTIONAL MISCONDUCT UNDER THE PRECEDING SENTENCE. EACH HOLDER AND THE STOCKHOLDERS’ AGENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, AND (C) IT MAKES SUCH WAIVER VOLUNTARILY.

(v) Notwithstanding anything to the contrary set forth in this Section 2.4(c), in the event of a Change of Control (as defined below) of Parent before December 31, 2005, the Aggregate Earnout Payment Amount payable pursuant to this Section 2.4(c) shall be at least $14,000,000 regardless of the actual Net Revenue recognized during the Earnout Period, subject, however, to the offset provisions of Section 2.4(a), (b) and (d). In event of a Change of Control of Parent as set forth herein, Parent shall make proper provisions so that the continuing or surviving corporation or entity shall assume the obligation to pay the Aggregate Earnout Payment Amount as set forth herein. For purposes of this Section 2.4(c)(v), a “Change of Control” shall mean (1) the consummation of any transaction, including without limitation, any merger or consolidation, pursuant to which any of the voting stock of Parent is converted into or exchanged for cash, securities or other property, other than any transaction where the voting stock of Parent outstanding immediately prior to such transaction is converted into or exchanged for voting stock of the surviving or transferee entity constituting more than 50% of such voting stock of such surviving or transferee entity (immediately after giving effect to such issuance) and other than an acquisition of Parent in which the management of Parent participates in ten percent or more of the fully-diluted equity of the acquiror; or (2) a sale of all or substantially all of Parent’s assets.

(d) Offset Against Earnout Payment.

(i) Each statement contained in any Schedule or certificate delivered by or on behalf of the Company pursuant to this Agreement or the Merger Agreement shall be deemed to be a representation and warranty by the Company contained in this Agreement and the Merger Agreement. The representations and warranties of the Company contained in Article 3 of the Merger Agreement shall survive the Effective Time until March 30, 2006; provided, however, in the case of actual fraud, intentional misrepresentation or criminal activity, the representations and warranties of the Company shall survive until the expiration of the applicable statute of limitations. Any claims under this Agreement or the Merger Agreement with respect to a breach of a representation or warranty must be asserted by written notice within the applicable survival period contemplated by this Section 2.4(d)(i), and if such a notice is given, the survival period for such representation and warranty shall continue, solely with respect to such claim, until the claim is fully resolved. The right to recovery or other remedy based on the representations, warranties, covenants and agreements herein will not be affected by any investigation conducted with respect to, or any knowledge acquired by Parent or Merger Sub (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, the Merger Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or agreement. All representations and warranties of the Company set forth in this Agreement and the Merger Agreement shall be deemed to have been made again by the Company at and as of the Closing Date. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to recovery or other remedy based on such representations, warranties, covenants and agreements, unless such right is also expressly waived.

(ii) Subsequent to the Closing, Parent shall be entitled to offset against the Earnout Payment Amount an amount in cash equal to the amount of any damage, claim, loss, cost, tax liability or expense, including, without limitation, interest, penalties, reasonable attorneys’ fees and expenses of investigation, response action, removal action or remedial action (including any consequential or punitive damages) (collectively “Damages”) incurred by Parent and its respective Affiliates (including, after the Closing, the Company), and each of its respective officers, directors, employees, stockholders, partners and agents (the “Covered Parties”) that arise out of or relate to, whether directly or indirectly: (i) any misrepresentation or breach of any warranty on the part of the Company contained in this Agreement, the Merger Agreement or in any Schedule or certificate delivered by or on behalf of the Company pursuant to this Agreement or the Merger Agreement, or (ii) any breach or non-performance by the Company of any of their respective covenants or agreements contained in this Agreement, the Merger Agreement or in any Schedule or certificate delivered by or on behalf of the Company pursuant to this Agreement or the Merger Agreement.

(iii) The term “Damages” as used in this Section 2.4(d) is not limited to matters asserted by third parties against the Covered Parties, but includes Damages incurred or sustained by such persons in the absence of third-party claims, and payments by a Covered Party shall not be a condition precedent to recovery.

(iv) In the event that Parent seeks recovery under Section 2.4(d) hereunder, it shall, within the relevant limitation period provided for in Section 2.4(d)(i) above, give to the Stockholders’ Agent a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claims for offset under Section 2.4(d) hereunder, to the best of its understanding, and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, however, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which recovery will be sought shall be given promptly after the action or suit is commenced; and provided further, that failure to give such notice shall not prejudice the rights of Parent hereunder except to the extent that the Holders shall have been materially prejudiced by such failure. In the event that any Claim Notice is delivered and thereafter any Earnout Payment Amount is required to be paid hereunder, payment shall not be required of that portion of the Earnout Payment Amount equal to the amount of outstanding claims (as determined by Parent in good faith, in its sole discretion) until such time as Parent’s right of offset under this Section 2.4(d) has been finally resolved.

(v) The Stockholders’ Agent shall have sixty (60) days after receipt of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and agree that the amount set forth in the Claim Notice shall be offset by Parent against the Earnout Payment Amount in accordance with Section 2.4(d)(ii) hereof or (ii) to provide Parent with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the “Offset Dispute Notice”). Within fifteen (15) days after the giving of any Dispute Notice, the Stockholders’ Agent and Parent shall negotiate in a bona fide attempt to resolve the matter. If no Dispute Notice is given, then the claim in the amount alleged by the Covered Party in the Claim Notice shall be deemed to be valid and may be offset against the Earnout Payment Amount pursuant to Section 2.4(d)(ii) hereof. No claim shall be offset against the Earnout Payment Amount if such claim is timely disputed as set forth above, unless and until its validity is finally resolved.

(vi) If a claim by a third Person is made against a Covered Party, and if Parent intends to seek a right of offset with respect thereto under this Section 2.4(d), Parent shall promptly notify the Stockholders’ Agent in writing of such claims, setting forth such claims in reasonable detail. Failure to give such notice shall not prejudice the rights of Parent hereunder except to the extent that the Holders shall have been materially prejudiced by such failure. Parent shall have the right to undertake, at the Holders’ cost, risk and expense (which amounts Parent shall be entitled to offset against the Earnout Payment Amount), the defense, compromise or settlement of the claim but shall not thereby waive any right of offset therefor pursuant to this Agreement.

(e) California Holdback Payment. As promptly as practicable after the expiration of all applicable statutes of limitations (and any extensions thereof) relating to the Company’s 2002 California tax return referred to in Section 5.14 of the Merger Agreement, Parent shall pay or cause to be paid the California Holdback Payment Amount.

Section 2.5 Payments on CVRs.

(a) If any CVR Payment Amount is determined to be payable in accordance with Section 2.4, Parent shall establish a CVR Payment Date with respect to such CVR Payment Amount that is within 15 days following the date on which it is determined that a CVR Payment Amount is payable. On such CVR Payment Date, Parent shall then deposit with the Rights Agent the CVR Payment Amount, and the Right Agent shall cause such amount to be delivered to each of the Holders entitled thereto by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such CVR Payment Date.

(b) The determination by Parent of any CVR Payment Amount pursuant to the procedures set forth in Section 2.4, absent a mathematical error, shall be final and binding on Parent and each Holder; provided that in the event that the Stockholders’ Agent disputes the information set forth by Parent in the Balance Sheet Report or the Earnout Report, as the case may be, in accordance with Section 2.4, the CVR Payment Amount determined by agreement of the parties, by the Balance Sheet Independent Accountant or by the Independent Accountant, as the case may be, shall be final and binding on Parent and each Holder.

(c) Except in the specific cases specified in this Agreement, no interest shall accrue on any amounts payable on the CVRs to any Holder.

(d) Parent and the Rights Agent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the CVR Payment Amount otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

ARTICLE III.

THE RIGHTS AGENT

Section 3.1 Certain Duties and Responsibilities.

(a) The Rights Agent’s duties and responsibilities are solely ministerial in nature and shall be exercised at the sole direction of the Parent. No implied covenants or obligations shall be read into this Agreement against the Rights Agent.

(b) No provision of this Agreement shall be construed to relieve the Rights Agent from liability for its own willful misconduct or bad faith, except that no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or in the exercise of any of their rights or powers.

Section 3.2 Certain Rights of Rights Agent; Actions of the Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a) the Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may, in the absence of bad faith or willful misconduct on its part, rely upon an Officer’s Certificate;

(c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

(d) the Rights Agent may engage and consult with accounting firms, tax experts, valuation firms and other experts and third parties that it, in their sole and absolute discretion, deem appropriate or necessary to enable it to discharge its duties hereunder.

Section 3.3 Not Responsible for Recitals or Issuance of CVRs. The recitals contained herein shall be taken as the statements of Parent, and the Rights Agent assume no responsibility for their correctness. The Rights Agent makes no representations as to the validity or sufficiency of this Agreement or the CVRs.

Section 3.4 Compensation, Reimbursement and Indemnification of the Rights Agent. Parent agrees that the following shall be payable by Parent:

(a) except as otherwise expressly provided herein, to pay to or on behalf of the Rights Agent, upon the request of the Rights Agent, all reasonable expenses and disbursements incurred or to be incurred by the Rights Agent in connection with the discharge of its duties under this Agreement (including, without limitation, the reasonable compensation and the expenses and disbursements of its counsel, tax experts, valuation firms and other experts and third parties as contemplated in Section 3.2 and including premiums paid from time to time for liability insurance coverage for such Rights Agent); and

(b) to indemnify the Rights Agent and hold it harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses and reasonable disbursements of any kind or nature whatsoever (including, without limitation, the reasonable compensation and the expenses and disbursements of its counsel, tax experts, valuation firms and other experts and third parties as contemplated in Section 3.2) that may be imposed on, asserted against or incurred by them under this Agreement, and the Rights Agent shall be so indemnified under this Agreement for its own ordinary or gross negligence, but the Rights Agent does not have the right to be indemnified under this Agreement for its own willful misconduct or bad faith.

(c) Under the definition of “Aggregate Earnout Payment Amount”, Parent shall be entitled to deduct 50% of any payments made under this Section 3.4.

Section 3.5 Resignation and Removal; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to Parent.

(b) The Rights Agent may be removed at any time by Parent, so long as Parent obtains the prior written consent of the Stockholders’ Agent, which consent shall not be unreasonably conditioned, withheld or delayed.

(c) If at any time the Rights Agent shall become incapable of acting, any Holder of a CVR may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Rights Agent and the appointment of a successor Rights Agent.

(d) In the event that the Rights Agent resigns, is removed or becomes incapable of acting, then such Rights Agent shall not be entitled to any compensation payable pursuant to Section 3.4 from and after the date of his resignation or removal.

(e) Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.

Section 3.6 Acceptance of Appointment by Successor. Each successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; but, on request of Parent or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

ARTICLE IV.

HOLDERS’ LISTS AND REPORTS BY RIGHTS AGENT AND PARENT

Section 4.1 Parent to Furnish Rights Agent with Names and Addresses of Holders. Parent shall furnish or cause to be furnished to the Rights Agent (a) in such form as the Rights Agent may reasonably require, the names and addresses of the Holders within 15 days of the Effective Time, and (b) at such times as the Rights Agent may request in writing, within five days after receipt by Parent of any such request, a list, in such form as the Rights Agent may reasonably require, of the names and the addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished.

ARTICLE V.

COVENANT

Section 5.1 Federal Income Tax Treatment. Parent (and each of its Affiliates) shall for federal income tax purposes treat any CVR Payment Amount as a payment made in connection with the acquisition of Company Common Stock and Company Series B Preferred Stock, to the extent required by the Code, and Parent (and each of its Affiliates) shall file any tax return reporting the CVR Payment Amount consistent with such treatment.

ARTICLE VI.

AMENDMENTS

Section 6.1 Amendments Without Consent of Holders.

(a) Without the consent of any Holders, Parent, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i) to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein; provided that such succession and assumption is in accordance with the terms of this Agreement;

(ii) to evidence the succession of another Person as a successor Rights Agent and the assumption by any successor of the covenants and obligations of such Rights Agent herein; provided that such succession and assumption is in accordance with the terms of this Agreement;

(iii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as the Board of Directors shall consider to be for the protection of the Holders; provided that in each case, such provisions shall not adversely affect the interests of the Holders or the Stockholders’ Agent;

(iv) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that in each case, such provisions shall not adversely affect the interests of the Holders or the Stockholders’ Agent; or

(v) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act, as amended, provided that that such provisions shall not materially adversely affect the interests of the Holders or the Stockholders’ Agent.

In addition to the foregoing, upon the request of Parent, the Rights Agent hereby agrees to enter into one or more amendments hereto to evidence the succession of another Person as a successor Rights Agent and the assumption by any successor of the covenants and obligations of such Rights Agent herein.

(b) Promptly after the execution by Parent of any amendment pursuant to the provisions of this Section 6.1, Parent shall mail a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

Section 6.2 Amendments with Consent of Holders.

(a) With the consent of the Holders of not less than a majority of the outstanding CVRs, by Act of such Holders delivered to Parent and the Stockholders’ Agent, Parent (when authorized by a Board Resolution) and the Stockholders’ Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement if such addition, elimination or change is in any way adverse to the interest of the Holders.

(b) It shall not be necessary for any Act of Holders under this Section 6.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

(c) Promptly after the execution of any amendment pursuant to the provisions of this Section 6.2, Parent shall mail a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

Section 6.3 Execution of Amendments. In executing any amendment permitted by this Article VI, the Stockholders’ Agent shall each be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Stockholders’ Agent may, but is not obligated to, enter into any such amendment that affects the Stockholders’ Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 6.4 Effect of Amendments. Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE VII.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE;

JOINT AND SEVERAL RESPONSIBILITY

Section 7.1 Parent and the Company May Consolidate, Etc. Parent and the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless Parent or the Company shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which Parent or Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of Parent or Company substantially as an entirety (the “Surviving Person”) shall expressly assume payment of amounts on all the CVRs and the performance of every duty and covenant of this Agreement on the part of Parent or the Company to be performed or observed. For purposes of this Section 7.1, “convey, transfer or lease its properties and assets substantially as an entirety” shall mean properties and assets contributing in the aggregate at least 80% of Parent’s or the Company’s total consolidated revenues as reported in Parent’s or the Company’s last available periodic financial report (quarterly or annual, as the case may be).

Section 7.2 Successor Substituted. Upon any consolidation of or merger by Parent with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 7.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, Parent under this Agreement with the same effect as if the Surviving Person had been named as Parent herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the CVRs.

Section 7.3 Joint and Several Responsibility. Parent, the Company and Merger Sub are jointly and severally responsible for the performance of all actions, and the payment of all sums, required under this Agreement of either such party.

Section 7.4 No Liability. None of Parent, Merger Sub, the Company, the Rights Agent or the Stockholders’ Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. All funds held for payment to the Holders and unclaimed at the end of one year after the applicable CVR Payment Date shall be returned to Parent, after which time any Holder shall look as a general creditor only to Parent for payment of the CVR Payment Amount (without any interest being payable thereon) to which such Holder may be due, subject to applicable law. Any amounts remaining unclaimed by Holders seven years after the applicable CVR Payment Date (or such earlier date immediately before that time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any person previously (or subsequently claiming to be) entitled thereto.

ARTICLE VIII.

STOCKHOLDERS’ AGENT

Section 8.1 Designation; Duties. The Holders will be deemed to have authorized, designated and appointed, as part of their approval and adoption of the Merger Agreement and the transactions contemplated therein and herein, the Stockholders’ Agent to act as the sole and exclusive agent, attorney-in-fact and representative of each of the Holders by the consent of the Holders and as such is hereby authorized and directed to (a) take or refrain from taking any and all actions (including without limitation executing and delivering any documents, incurring any costs and expenses (including fees and costs of attorneys and accountants) for the account of the Holders and making any and all determinations required by this Agreement) which may be permitted in carrying out his duties under this Agreement, (b) give or refrain from giving notices and communications on behalf of the Holders as set forth in this Agreement, (c) notify Parent of any claim which may arise for fraud or intentional misconduct under Section 2.4(c)(iv) hereof or for which written notice is given to the Stockholders’ Agent by any Holder pursuant to Section 2.4(c)(iv), (d) exercise or refrain from exercising such other rights, power and authority as are authorized, delegated and granted to the Stockholders’ Agent under this Agreement in connection with the transactions contemplated by the Merger Agreement and hereby, and (e) exercise or refrain from exercising such rights, power and authority as are incidental to the foregoing, and any decision or determination made by the Stockholders’ Agent shall be absolutely and irrevocably binding on each Holder as if such Holder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Holder’s individual capacity.

Section 8.2 Removal; Resignation; Successor Stockholders’ Agent.

(a) The Stockholders’ Agent may be removed at any time by Act of the Holders of a majority of the outstanding CVRs (the “Majority Holders”). In the event the Majority Holders determine to remove the Stockholders’ Agent, the Majority Holders shall give notice of the removal of the Stockholders’ Agent and the appointment of any successor Stockholders’ Agent by mailing written notice of such event by first-class mail to Parent. Any such notice shall include the name and address of the successor Stockholders’ Agent.

(b) The Stockholders’ Agent may resign at any time by giving notice of his resignation to Parent and the Holders by mailing written notice of such event by first-class mail to Parent and each of the Holders; provided that the Stockholders’ Agent shall have designated a successor Stockholders’ Agent (including his/her name and address) approved by the Majority Holders in such notice; and provided further that the effective date of the Stockholders’ Agent’s resignation shall be the date on which a successor Stockholders’ Agent is appointed in accordance with subsection (c) below.

(c) Any successor Stockholders’ Agent appointed hereunder shall execute, acknowledge and deliver to Parent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Stockholders’ Agent shall be become vested with the powers of the prior Stockholders’ Agent.

Section 8.3 Certain Duties and Responsibilities.

(a) The Stockholders’ Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. The Stockholders’ Agent shall not be liable for any acts or omissions except to the extent that the Stockholders’ Agent has engaged in willful misconduct.

(b) No provision of this Agreement shall be construed to relieve the Stockholders’ Agent from liability for its own willful misconduct, except that no provision of this Agreement shall require the Stockholders’ Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or in the exercise of any of their rights or powers.

Section 8.4 Certain Rights of Stockholders’ Agent; Actions of the Stockholders’ Agent. The Stockholders’ Agent undertakes to perform such duties and only such duties as are specifically set forth in this

Agreement, and no implied covenants or obligations shall be read into this Agreement against the Stockholders’ Agent. In addition:

(a) the Stockholders’ Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever the Stockholders’ Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Stockholders’ Agent may, in the absence of willful misconduct on its part, rely upon an Officer’s Certificate;

(c) the Stockholders’ Agent may engage and consult with counsel of its selection and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder and in reliance thereon; and

(d) the Stockholders’ Agent may engage and consult with accounting firms, tax experts, valuation firms and other experts and third parties that it, in their sole and absolute discretion, deem appropriate or necessary to enable it to discharge its duties hereunder.

Section 8.5 Fees of Stockholders’ Agent, Etc. The Stockholders’ Agent shall be entitled to a fee of $50,000 per year for service in such capacity; provided, however, that in the event that the Stockholders’ Agent devotes more than 200 hours to service in such capacity during such period, the Stockholders’ Agent shall be entitled to a fee of $250 per each hour in excess of 200 hours during such period. Immediately prior to the Effective Date of the Merger, the Company shall deposit with Parent $300,000 from which Parent will, upon written request by the Stockholders’ Agent, pay the Stockholders’ Agent’s annual fee and pay to the Stockholders’ Agent (or his legal counsel or accountant, if the Stockholders’ Agent so designates in the written notice to Parent) any other fees and expenses incurred by the Stockholders’ Agent hereunder (including, but not limited to, one-half of the fees and expenses of the Balance Sheet Independent Accountant or Independent Accountant, if any); provided that the aggregate amount so requested by the Stockholders’ Agent hereunder shall in no event exceed $300,000; and provided further that, in the event that upon final determination of the payments payable under Section 2.4 of this Agreement, the Stockholders’ Agent has made written requests for payment aggregating less than $300,000, the Stockholders’ Agent shall have the right to request, in writing, that the difference between $300,000 and the aggregate amount for which the Stockholders’ Agent made written requests for payment be paid to the Stockholders’ Agent (or his legal counsel or accountant, if he so designates in the written notice to Parent) for the sole purpose of making a pro rata disbursement of such amount to the holders of the CVRs. The parties acknowledge that Parent shall have no liability for either the holding or disbursement of any funds under this arrangement. In the event that the Stockholders’ Agent’s fees and expenses (including any third party fees and expenses payable by the Stockholders’ Agent hereunder) exceed $300,000, then Parent shall pay and deduct from the Earnout Payment Amount, if any, an amount equal to the lesser of (1) the Aggregate Earnout Payment Amount (excluding any deduction set forth in subsection (F) of the definition of “Aggregate Earnout Payment Amount”) and (2) any fees and expenses of the Stockholders’ Agent (including any third party fees and expenses payable by the Stockholders’ Agent hereunder) in excess of $300,000.

Section 8.6 No Liability. The Stockholders’ Agent shall have no duties towards the Holders, and shall not incur any liability to the Holders, and the Holders shall have no claims, including those that may arise in the future, against the Stockholders’ Agent for any action or inaction taken or not taken by him in connection with his service as the Stockholders’ Agent, except to the extent that such action or inaction shall have been held by a court of competent jurisdiction to constitute willful misconduct. A decision, act, consent or instruction of the Stockholders’ Agent shall constitute a decision of all Holders and shall be final, binding and conclusive upon each such Holder, and Parent may rely upon any decision, act, consent or instruction of the Stockholders’ Agent as being the decision, act, consent or instruction of each and every such Holder. Parent is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Stockholders’ Agent. The Holders will be deemed to, as part of their approval and adoption of the Merger

Agreement and the transactions contemplated therein and herein, and hereby generally, irrevocably, unconditionally and completely agree that each of the Holders shall be prohibited from asserting any dispute, right, claim, action, cause of action, controversy or remedy of any kind and nature against the Stockholders’ Agent, other than claims for willful misconduct. The Stockholders’ Agent shall not be liable to any Holder for any claim for willful misconduct brought against the Stockholders’ Agent by the Holder(s) unless and until a court of competent jurisdiction has finally adjudicated the claim and found that the Stockholders’ Agent action or inaction constituted willful misconduct.

Section 8.7 Right to Use Counsel and Certain Other Experts. The Stockholders’ Agent may engage and consult with counsel of its selection and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon. The Stockholders’ Agent may also engage and consult with accounting firms, tax experts, valuation firms and other experts and third parties that it, in their sole and absolute discretion, deem appropriate or necessary to enable it to discharge its duties hereunder.

Section 8.8 Termination of Agreement as to Stockholders’ Agent. This Agreement shall terminate as to the Stockholders’ Agent at such time as the services to be provided by the Stockholders’ Agent have been completed and the Stockholders’ Agent has been paid pursuant to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ARTHROCARE CORPORATION

By:

Name:

Title:

ALPHA MERGER SUB CORPORATION

By:

Name:

Title:

MEDICAL DEVICE ALLIANCE INC.

By:

Name:

Title:

as Rights Agent

as Stockholders’ Agent

APPENDIX C

[HOULIHAN VALUATION ADVISORS LETTERHEAD]

October 23, 2003

Mr. George C. Swarts, Receiver

Medical Device Alliance, Inc.

5851 West Charleston

Las Vegas, Nevada 89146

Dear Mr. Swarts:

We understand that a transaction is contemplated (the “Transaction”) whereby Medical Device Alliance, Inc. (“MDA” or the “Company”), will be purchased by ArthroCare Corporation (“ArthroCare”) in a reverse tri-angular merger utilizing a wholly owned merger sub (“Merger Sub”) for a purchase price equal to the sum of the following: a) $28 million in cash, subject to possible adjustments and holdbacks (the “Initial Consideration”), b) an amount equal to MDA’s cash balance as of the closing, subject to possible adjustments and holdbacks (the “Closing Balance Sheet Payment”), and c) a contingent payment equal to the amount, if any, by which 2.75 times the Company’s 2005 revenue exceeds the Initial Consideration (the “Earnout Payment”). The Initial Consideration will be distributed as follows: a) $7.50 per share to the holders of the Company’s outstanding Series B Preferred Stock (the “Initial Preferred Consideration”), and b) an amount to the holders of the common stock of the Company equal to their pro rata share of the Initial Consideration, plus the Closing Balance Sheet Payment, less the Initial Preferred Consideration, subject to adjustments for outstanding options to purchase common stock of the Company. The holders of the common stock of the Company will also receive their pro rata share of the Earnout Payment, if any, subject to the potential for the holders of the Series B Preferred Stock to participate in the Earnout Payment if it exceeds certain levels.

You have requested our opinion (the “Opinion”) as to the fairness of the Transaction to the holders of both the common stock and the Series B Preferred Stock of the Company from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	Reviewed audited financial statements for MDA for the five years ended December 31, 2002;

2.	Reviewed internal (unaudited) financial statements for MDA for the two nine month periods ended September 30, 2002 and 2003;

3.	Reviewed internal (unaudited) financial statements for Parallax Medical, Inc. (the sole operating subsidiary of MDA, hereinafter referred to as “Parallax”) for the five years ended December 31, 2002 and the two nine month periods ended September 30, 2002 and 2003;

4.	Reviewed the Company’s Form 8-K filing as of July 21, 2003 and a draft of the Company’s Form 10-K filing for the year ended December 31, 2001;

5.	Reviewed financial projections for Parallax prepared by Parallax management for the year ending December 31, 2003;

6.	Reviewed certain documentation related to the Transaction (the “Transaction Documents”), including the following:

•	an Agreement and Plan of Merger between ArthroCare, Merger Sub, and the Company;

•	a Shareholder Support Agreement between ArthroCare, Merger Sub, and the Company;

•	a Noncompetition Agreement between Howard Preissman, Jeffrey Barber, and ArthroCare;

•	a Shareholder Waiver Agreement between the Company, ArthroCare, and the shareholders of the Company;

•	a Contingent Value Rights Agreement between ArthroCare, Merger Sub, and the Company;

C-1

Mr. George C. Swarts

October 23, 2003

7.	Visited Parallax headquarters in Scotts Valley, California;

8.	Met with certain members of management of Parallax regarding the history and nature of Parallax, as well as future prospects;

9.	Had discussions with representatives of MDA regarding matters pertinent to our analysis;

10.	Reviewed publicly available data, including data on the medical device industry and an analysis of certain publicly traded companies and acquisition transactions within the industry; and

11.	Conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have assumed that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not independently appraised any of the properties or assets of the Company. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based on the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the holders of both the common stock and the Series B Preferred Stock of the Company from a financial point of view.

This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent, subject to the provisions of our engagement letter. This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and subject to the understanding that the obligations of HVA in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of HVA shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

HOULIHAN VALUATION ADVISORS

/s/  HOULIHAN VALUATION ADVISORS

C-2

APPENDIX D

NEVADA DISSENTERS’ RIGHTS STATUTE

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 “Fair value” defined. “Fair value” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter’s notice is sent must:

(a) Demand payment;

(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation’s registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

APPENDIX E

EXECUTED COPY

STOCKHOLDER SUPPORT AGREEMENT

BY AND AMONG

ARTHROCARE CORPORATION

ALPHA MERGER SUB CORPORATION

AND

VEGAS VENTURES, LLC

DATED AS OF OCTOBER 23, 2003

STOCKHOLDER SUPPORT AGREEMENT, dated as of October 23, 2003 (this “Agreement”), by and among ArthroCare Corporation, a Delaware corporation (“Parent”), Alpha Merger Sub Corporation, a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Vegas Ventures, LLC (the “Stockholder”).

WHEREAS, simultaneously with the execution of this Agreement, Parent, Merger Sub and Medical Device Alliance Inc., a Nevada corporation (the “Company”), are entering into an Agreement and Plan of Merger (in substantially the form attached hereto as Annex A, the “Merger Agreement”) (with all capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”), which Merger Agreement has been approved by the Boards of Directors of the Parent and Merger Sub, and approved by the Receiver of the Company, having been given the power to do so by the Court pursuant to the Order;

WHEREAS, the Stockholder owns 1,750,000 shares of Company Common Stock (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by the Stockholder after the date hereof and during the term of this Agreement, including any shares issued upon the exercise of any warrants or options, the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Subject Shares”);

WHEREAS, upon completion of the transactions contemplated by the Merger Agreement, the Subject Shares will be converted into the right to receive the Merger Consideration specified in the Merger Agreement; and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that the Stockholder agree and, in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

Article 1.

Representations and Warranties of the Stockholder

The Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

Section 1.1 Organization. If the Stockholder is not an individual, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. If the Stockholder is an individual, the Stockholder is a natural person residing in the United States.

Section 1.2 Authority. If the Stockholder is not an individual, the Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to be consummated by the Stockholder. If the Stockholder is an individual, the Stockholder has the capacity to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated by this Agreement to be consummated by the Stockholder. If the Stockholder is not an individual, the execution and delivery of this Agreement by the Stockholder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings on the part of the Stockholder and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

Section 1.3 The Subject Shares. The Stockholder is the record and beneficial owner of the Subject Shares. As of the date of this Agreement, the Stockholder does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Subject Shares. The Stockholder has (a) the sole right to vote, (b) the sole power of disposition, (c) the sole power to issue instructions with respect to the matters set forth in Articles 3, 4 and 5 hereof, (d) the sole power to demand dissenters’ rights and (e) the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Subject Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Articles 3, 4 and 5 hereof, sole power to demand dissenters’ rights and sole power to agree to all of the matters set forth in this Agreement, with respect to all of the Stockholder’s Subject Shares at the Effective Time, with no limitations, qualifications or restrictions on such rights, subject to the terms of this Agreement. Except for this Agreement, none of the Stockholder’s Subject Shares are subject to any voting trust or other agreement, arrangement, limitation or restriction, other than those pursuant to applicable securities laws, with respect to the voting or disposition of such Subject Shares. All of the Stockholder’s Subject Shares are validly issued, fully paid and non-assessable.

Section 1.4 No Conflicts. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (a) if the Stockholder is not an individual, conflict with or violate any provision of the certificate or articles of incorporation or bylaws or any equivalent organizational documents of the Stockholder, (b) to the Stockholder’s knowledge, conflict with or violate any Law applicable to the Stockholder or by which any property or asset of the Stockholder is bound or affected, (c) require any consent or approval under, result in any breach of, or loss of any benefit under, or constitute a change of control or default (or any event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which the Stockholder is a party or by which any property or asset of the Stockholder is bound or affected. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, to the best of the Stockholder’s knowledge, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other person.

Section 1.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Stockholder.

Article 2.

Representations and Warranties of Parent and Merger Sub

Each of Parent and Merger Sub, jointly and severally, hereby represents and warrants to the Stockholder as follows:

Section 2.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

Section 2.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to be consummated by Parent and Merger Sub, respectively. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub, and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceedings may be brought).

Article 3.

Agreement to Vote

The Stockholder agrees that:

Section 3.1 Agreement to Vote in Favor of the Adoption of the Merger Agreement. During the period commencing on the date of this Agreement and ending on the Expiration Date (as defined below), at any meeting of stockholders of the Company called to vote upon the Merger Agreement and the transactions contemplated thereby, however called, or at any adjournment thereof or in connection with any written consent of the holders of Company Common Stock or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement and the transactions contemplated thereby is sought, the Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) 1,202,619 shares of Stockholder’s Subject Shares (the “Subject Voting Shares”) in favor of the Merger and adoption of the Merger Agreement and the transactions contemplated thereby. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

Section 3.2 Agreement to Vote Against Acquisition Proposals. During the period commencing on the date of this Agreement and ending on the Expiration Date, at any meeting of stockholders of the Company, however called, or at any adjournment thereof or in connection with any written consent of the holders of Company Common Stock or in any other circumstances upon which a vote, consent or other approval is sought, the Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all Subject Voting Shares then owned by the Stockholder against any of the following: (a) any Acquisition Proposal or extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its subsidiaries (other than the Merger); (b) a sale, lease, license or transfer of a material amount of assets of the Company and its subsidiaries or a reorganization, recapitalization, dissolution, winding up or liquidation of the Company and its subsidiaries; (c) any material change in the present capitalization or dividend policy of the Company; (d) any material change in the Company’s corporate structure, business, Articles of Incorporation or Bylaws; or (e) any action or agreement that could result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or which could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled.

Article 4.

Grant of Irrevocable Proxy; Appointment of Proxy

Section 4.1 Grant of Proxy. The Stockholder hereby irrevocably grants to and appoints Michael Baker and John Raffle, in their respective capacities as the Chief Executive Officer and the Vice President of Corporate Development and Legal Affairs of Parent, and any individual who shall hereafter succeed to their respective offices of Parent, and each of them individually, the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder’s Subject Voting Shares, or grant a consent or approval in respect of such Subject Voting Shares, (a) in favor of the Merger and adoption of the Merger Agreement and the transactions contemplated thereby and (b) against any of the following: (i) any Acquisition Proposal or extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its subsidiaries (other than the Merger); (ii) a sale, lease, license or transfer of a material amount of assets of the Company and its subsidiaries or a reorganization, recapitalization, dissolution, winding up or liquidation of the Company and its subsidiaries; (iii) any change in the board of directors of the Company, except as contemplated by the Merger Agreement or otherwise agreed to in writing by Parent; (iv) any material change in the present capitalization or dividend policy of the Company; (v) any material change in the Company’s corporate structure, business, Articles of Incorporation or Bylaws or (vi) any action or agreement that could result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or which could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled.

Section 4.2 Revocation of Prior Proxies. The Stockholder represents that any proxies heretofore given in respect of the Stockholder’s Subject Shares are revocable, that the Stockholder has taken any and all action necessary to revoke all such proxies, and that all such proxies are hereby revoked.

Section 4.3 Irrevocable Proxy Coupled With an Interest. The Stockholder hereby affirms that the irrevocable proxy set forth in this Article 4 is coupled with an interest, and may under no circumstances be revoked until its termination upon the Expiration Date. The Stockholder hereby ratifies and confirms all that such proxies may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 78.355 of the NRS.

Section 4.4 Company’s Acceptance of Proxy. The Stockholder covenants to take any and all action necessary or appropriate to assure that the Company will accept and give effect to, in accordance with Section 78.355 of the NRS, the irrevocable proxy appointment set forth in this Article 4, including, without limitation, delivery of this executed Agreement to any inspector or judge of elections, officer or agent of the Company authorized to tabulate votes.

ARTICLE 5.

COVENANTS AND AGREEMENTS

Section 5.1 Restriction on Transfer. The Stockholder agrees, for the period commencing on the date of this Agreement and ending on the Expiration Date, not (a) to sell, transfer, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer by the Stockholder of, any of the Subject Shares or offer any interest in any thereof to any Person other than pursuant to the terms of the Merger, (b) to enter into any voting arrangement or understanding, whether by proxy, power of attorney, voting agreement, voting trust or otherwise with respect to the Subject Shares in connection with, directly or indirectly, any Acquisition Proposal or otherwise and agrees not to commit or agree to take any of the foregoing actions or (c) take any action that could make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement.

Section 5.2 No Solicitation of Alternative Transactions. For the period commencing on the date of this Agreement and ending on the Expiration Date, the Stockholder shall not, directly or indirectly, take any action to, and the Stockholder shall use its reasonable best efforts to cause its agents and representatives (including investment bankers, attorneys or accountants) not to, (a) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Acquisition Proposal, (b) enter into any agreement with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement or the Merger Agreement or (c) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal. Upon the execution of this Agreement, the Stockholder shall cease immediately and cause to be terminated any and all existing discussions or negotiations, if any, with any parties conducted heretofore by the Stockholder with respect to any Acquisition Proposal and promptly request that all confidential information with respect thereto furnished by the Stockholder be returned. The Stockholder shall, as promptly as practicable (and in no event later than 24 hours after receipt thereof), advise Parent of any inquiry received by it relating to any potential Acquisition Proposal and of the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such potential Acquisition Proposal, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it, and shall furnish to Parent a copy of any such proposal or inquiry, if it is in writing, or a written summary of any such proposal or inquiry, if it is not in writing, and shall keep Parent fully informed on a prompt basis with respect to any developments with respect to the foregoing.

Section 5.3 Further Assurances. From time to time, for the period commencing on the date of this Agreement and ending on the Expiration Date, and without additional consideration, but without material cost or expense to the Stockholder, the Stockholder shall use its reasonable best efforts to assist and cooperate with Parent and to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. Without limiting the generality of the foregoing, for the period commencing on the date of this Agreement and ending on the Expiration Date, the Stockholder shall, from time to time, but without material cost or expense to the Stockholder, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and shall take all such other action as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement, including promptly making all regulatory filings and applications, and to obtain all licenses, permits, consents, approvals, authorizations, qualification and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement and the Merger Agreement.

Section 5.4 Waiver of Dissenters’ Rights. The Stockholder agrees that it will not exercise any rights to dissent from the Merger or demand payment of its respective Subject Voting Shares pursuant to 92A.300 et seq. of the NRS or any other similar provisions of law in connection with the merger.

ARTICLE 6.

GENERAL PROVISIONS

Section 6.1 Termination. This Agreement, and all obligations, agreements and waivers hereunder, will terminate and be of no further force and effect on the earliest of (a) such date and time as the Merger Agreement expires or is terminated in accordance with its terms and (b) the Effective Time (as defined in the Merger Agreement) (the “Expiration Date”); provided, however, that nothing herein shall relieve any party from liability for any breach hereof. Without limiting the generality of the foregoing, the proxy appointment set forth in Article 4 shall remain in full force and effect until this Agreement is terminated in accordance with this Section 6.1, notwithstanding the fact that such proxy appointment may remain valid for a period in excess of 6 months.

Section 6.2 Receiver Action. No action taken by the Receiver of the Company (other than termination of the Merger Agreement in accordance with its terms) shall modify, alter, change or otherwise affect the obligations of the Stockholder hereunder.

Section 6.3 Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. The Stockholder signs solely in its capacity as the record holder and beneficial owner of the Stockholder’s Subject Shares and nothing herein shall limit or affect the duties of or any actions taken by the Stockholder in his or her capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement. This Section 6.3 shall survive termination of this Agreement.

Section 6.4 Parent Guarantee. Parent hereby guarantees the due performance of any and all obligations and liabilities of Merger Sub under or arising out of this Agreement and the transactions contemplated hereby.

Section 6.5 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to the remedy of specific performance of such provisions and to an injunction or injunctions and/or such other equitable relief as may be necessary to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.6 Stop Transfer Order; Legend. In furtherance of this Agreement, concurrently herewith, the Stockholder shall, and hereby does authorize the Company to, notify the Company’s transfer agent that there is a stop transfer order with respect to any of the Subject Voting Shares (and that this Agreement places limits on the voting and transfer of such shares). If requested by Parent, the Stockholder agrees as promptly as is reasonably practicable to apply a legend to all certificates representing the Subject Voting Shares referring to the rights granted to Parent pursuant to this Agreement for the period commencing on the date of this Agreement and expiring on the Expiration Date.

Section 6.7 Adjustments to Prevent Dilution, Etc. In the event of a stock dividend or distribution, or any change in the Company’s capital stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination or the exchange of shares, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Subject Shares may be changed or exchanged and the term “Subject Voting Shares” shall be deemed to refer to and include the Subject Voting Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Subject Voting Shares may be changed or exchanged.

Section 6.8 Amendments. This Agreement may not be modified, altered, supplemented or amended except by an instrument in writing signed by each of the parties hereto.

Section 6.9 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent or Merger Sub in accordance with Section 8.2 of the Merger Agreement and to the Stockholder at the address set forth on the signature page hereof (or to such other address as any party may have furnished to the other parties in writing).

Section 6.10 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

Section 6.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 6.13 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including, without limitation, the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 6.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

Section 6.15 Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 6.16 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.16.

(Signature Page Follows)

IN WITNESS WHEREOF, Parent, Merger Sub and Vegas Ventures, LLC have caused this Stockholder Support Agreement to be signed by their respective officer thereunto duly authorized as of the date first written above.

ARTHROCARE CORPORATION

By:	/s/ Michael A. Baker

Name:	Michael A. Baker

Title:	President and CEO

ALPHA MERGER SUB CORPORATION

By:	/s/ Michael A. Baker

Name:	Michael A. Baker

Title:	President

VEGAS VENTURES, LLC

By:	/s/ Frank Bumstead

Name:	Frank Bumstead

Title:	Managing Member

Address:	1700 Hayes Street

Nashville, Tennessee 37203

AMENDMENT NO. 1 TO STOCKHOLDER SUPPORT AGREEMENT

BY AND AMONG

ARTHROCARE CORPORATION, ALPHA MERGER SUB CORPORATION

AND VEGAS VENTURES, LLC

This Amendment, dated as of January 5, 2004 (the “Amendment”), to the Stockholder Support Agreement, dated as of October 23, 2003 (the “Agreement”), by and among ArthroCare Corporation, a Delaware corporation (“Parent”), Alpha Merger Sub Corporation, a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Vegas Ventures, LLC (the “Stockholder”), is entered into by and among Parent, Merger Sub and the Stockholder.

RECITALS

WHEREAS, Parent, Merger Sub and the Stockholder are parties to the Agreement and wish to amend the Agreement in accordance with the terms of this Amendment;

WHEREAS, pursuant to Section 6.8 of the Agreement, the Agreement may be amended by an instrument in writing signed by each of the parties thereto;

WHEREAS, Parent, Merger Sub and Medical Device Alliance Inc., a Nevada corporation (the “Company”) have entered into that certain Agreement and Plan of Merger, dated as of October 23, 2003 (the “Merger Agreement”) and, simultaneously with the execution of the Merger Agreement, Parent, Merger Sub and Stockholder executed the Agreement;

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into an amendment to the Merger Agreement (“Amendment No. 1 to Merger Agreement”), Parent has required that the Stockholder agree and, in order to induce Parent and Merger Sub to enter into Amendment No. 1 to Merger Agreement, the Stockholder has agreed, to enter into this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendment to Annex A of the Agreement. Annex A to the Agreement is hereby amended by attaching Amendment No. 1 to the Merger Agreement, attached hereto as Attachment A, to the Merger Agreement. After the date of this Amendment, any reference to the Merger Agreement shall mean the Merger Agreement as amended by Amendment No. 1 to the Merger Agreement.

3. Covenant to Execute CVR Agreement. Frank Bumstead, as Managing Member of Vegas Ventures, LLC, hereby approves the CVR Agreement in the form attached hereto as Attachment B and covenants and agrees to execute the CVR Agreement, as the Stockholders’ Agent, in substantially the form attached hereto upon closing of the Merger and the transactions related thereto.

4. Reference to Agreement. After the date of this Amendment, any reference to the Agreement shall mean the Agreement, as amended by this Amendment.

5. Full Force and Effect. Except as expressly modified by this Amendment, the Agreement is unmodified and this Amendment shall not impair the full force and effect of the Agreement.

6. Choice of Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Nevada, without regard to laws that may be applicable under conflicts of laws principles.

7. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Parent, Merger Sub and Vegas Ventures, LLC have caused this Stockholder Support Agreement to be signed by their respective officer thereunto duly authorized as of the date first written above.

ARTHROCARE CORPORATION

By:	/s/ John T. Raffle
Name:	John T. Raffle
Title:	Vice President, Corporate
Development and Legal Affairs

ALPHA MERGER SUB CORPORATION

By:	/s/ John T. Raffle
Name:	John T. Raffle
Title:	Secretary

VEGAS VENTURES, LLC

By:	/s/ Frank Bumstead
Name:	Frank Bumstead
Title:	Managing Member
Address:	1700 Hayes Street
Nashville, Tennessee 37203

APPENDIX F

EXECUTED COPY

STOCKHOLDER SUPPORT AGREEMENT

BY AND AMONG

ARTHROCARE CORPORATION

ARTHROCARE MERGER SUB CORPORATION

AND

CERTAIN STOCKHOLDERS OF MEDICAL DEVICE ALLIANCE INC.

DATED AS OF OCTOBER 23, 2003

STOCKHOLDER SUPPORT AGREEMENT, dated as of October 23, 2003 (this “Agreement”), by and among ArthroCare Corporation, a Delaware corporation (“Parent”), Alpha Merger Sub Corporation, a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the parties listed on Annex A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, simultaneously with the execution of this Agreement, Parent, Merger Sub and Medical Device Alliance Inc., a Nevada corporation (the “Company”), are entering into an Agreement and Plan of Merger (in substantially the form attached hereto as Annex B, the “Merger Agreement”) (with all capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”), which Merger Agreement has been approved by the Boards of Directors of the Parent and Merger Sub, and approved by the Receiver of the Company, having been given the power to do so by the Court pursuant to the Order;

WHEREAS, each Stockholder owns the number of shares of Company Common Stock set forth opposite its name on Annex A hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, including any shares issued upon the exercise of any warrants or options, the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Subject Shares”);

WHEREAS, upon completion of the transactions contemplated by the Merger Agreement, the Subject Shares will be converted into the right to receive the Merger Consideration specified in the Merger Agreement; and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that each Stockholder agree and, in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

Article 1.

Representations and Warranties of the Stockholders

Each Stockholder, severally and not jointly, hereby represents and warrants to Parent and Merger Sub as follows:

Section 1.1 Organization. If such Stockholder is not an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. If such Stockholder is an individual, such Stockholder is a natural person residing in the United States.

Section 1.2 Authority. If such Stockholder is not an individual, such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to be consummated by such Stockholder. If such Stockholder is an individual, such Stockholder has the capacity to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated by this Agreement to be consummated by such Stockholder. If such Stockholder is not an individual, the execution and delivery of this Agreement by such Stockholder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other proceedings on the part of such Stockholder and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by each Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

Section 1.3 The Subject Shares. Such Stockholder is the record and beneficial owner of the Subject Shares set forth opposite its name on Annex A hereto. As of the date of this Agreement, such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Subject Shares set forth opposite its name on Annex A hereto. Such Stockholder has (a) the sole right to vote, (b) the sole power of disposition, (c) the sole power to issue instructions with respect to the matters set forth in Articles 3, 4 and 5 hereof, (d) the sole power to demand dissenters’ rights and (e) the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Subject Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Articles 3, 4 and 5 hereof, sole power to demand dissenters’ rights and sole power to agree to all of the matters set forth in this Agreement, with respect to all of such Stockholder’s Subject Shares at the Effective Time, with no limitations, qualifications or restrictions on such rights, subject to the terms of this Agreement. Except for this Agreement, none of such Stockholder’s Subject Shares are subject to any voting trust or other agreement, arrangement, limitation or restriction with respect to the voting or disposition of such Subject Shares. All of such Stockholder’s Subject Shares are validly issued, fully paid and non-assessable.

Section 1.4 No Conflicts. The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (a) if such Stockholder is not an individual, conflict with or violate any provision of the certificate or articles of incorporation or bylaws or any equivalent organizational documents of such Stockholder, (b) to such Stockholder’s knowledge, conflict with or violate any Law applicable to such Stockholder or by which any property or asset of such Stockholder is bound or affected, (c) require any consent or approval under, result in any breach of, or loss of any benefit under, or constitute a change of control or default (or any event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which such Stockholder is a party or by which any property or asset of such Stockholder is bound or affected. The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other person.

Section 1.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of such Stockholder.

Article 2.

Representations and Warranties of Parent and Merger Sub

Each of Parent and Merger Sub, jointly and severally, hereby represents and warrants to each Stockholder as follows:

Section 2.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

Section 2.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to be consummated by Parent and Merger Sub, respectively. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub, and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceedings may be brought).

Article 3.

Agreement to Vote

Each Stockholder, severally and not jointly, agrees that:

Section 3.1 Agreement to Vote in Favor of the Adoption of the Merger Agreement. During the period commencing on the date of this Agreement and ending on the Expiration Date (as defined below), at any meeting of stockholders of the Company called to vote upon the Merger Agreement and the transactions contemplated thereby, however called, or at any adjournment thereof or in connection with any written consent of the holders of Company Common Stock or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement and the transactions contemplated thereby is sought, such Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all Subject Shares then owned by such Stockholder in favor of the Merger and adoption of the Merger Agreement and the transactions contemplated thereby. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

Section 3.2 Agreement to Vote Against Acquisition Proposals. During the period commencing on the date of this Agreement and ending on the Expiration Date, at any meeting of stockholders of the Company, however called, or at any adjournment thereof or in connection with any written consent of the holders of Company Common Stock or in any other circumstances upon which a vote, consent or other approval is sought, such Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) all Subject Shares then owned by such Stockholder against any of the following: (a) any Acquisition Proposal or extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its subsidiaries (other than the Merger); (b) a sale, lease, license or transfer of a material amount of assets of the Company and its subsidiaries or a reorganization, recapitalization, dissolution, winding up or liquidation of the Company and its subsidiaries; (c) any material change in the present capitalization or dividend policy of the Company; (d) any material change in the Company’s corporate structure, business, Articles of Incorporation or Bylaws; or (e) any action or agreement that could result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or which could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled.

Article 4.

Grant of Irrevocable Proxy; Appointment of Proxy

Section 4.1 Grant of Proxy. Each Stockholder hereby irrevocably grants to and appoints Michael Baker and John Raffle, in their respective capacities as the Chief Executive Officer and the Vice President of Corporate Development and Legal Affairs of Parent, and any individual who shall hereafter succeed to their respective offices of Parent, and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Subject Shares, or grant a consent or approval in respect of such Subject Shares, (a) in favor of the Merger and adoption of the Merger Agreement and the transactions contemplated thereby and (b) against any of the following: (i) any Acquisition Proposal or extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its subsidiaries (other than the Merger); (ii) a sale, lease, license or transfer of a material amount of assets of the Company and its subsidiaries or a reorganization, recapitalization, dissolution, winding up or liquidation of the Company and its subsidiaries; (iii) any change in the board of directors of the Company, except as contemplated by the Merger Agreement or otherwise agreed to in writing by Parent; (iv) any material change in the present capitalization or dividend policy of the Company; (v) any material change in the Company’s corporate structure, business, Articles of Incorporation or Bylaws or (vi) any action or agreement that could result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or which could result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled.

Section 4.2 Revocation of Prior Proxies. Such Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares are revocable, that such Stockholder has taken any and all action necessary to revoke all such proxies, and that all such proxies are hereby revoked.

Section 4.3 Irrevocable Proxy Coupled With an Interest. Such Stockholder hereby affirms that the irrevocable proxy set forth in this Article 4 is coupled with an interest, and may under no circumstances be revoked until its termination upon the Expiration Date. Such Stockholder hereby ratifies and confirms all that such proxies may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 78.355 of the NRS.

Section 4.4 Company’s Acceptance of Proxy. Each Stockholder covenants to take any and all action necessary or appropriate to assure that the Company will accept and give effect to, in accordance with Section 78.355 of the NRS, the irrevocable proxy appointment set forth in this Article 4, including, without limitation, delivery of this executed Agreement to any inspector or judge of elections, officer or agent of the Company authorized to tabulate votes.

Article 5.

Covenants and Agreements

Section 5.1 Restriction on Transfer. Each Stockholder agrees not (a) to sell, transfer, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer by such Stockholder of, any of the Subject Shares or offer any interest in any thereof to any Person other than pursuant to the terms of the Merger, (b) to enter into any voting arrangement or understanding, whether by proxy, power of attorney, voting agreement, voting trust or otherwise with respect to the Subject Shares in connection with, directly or indirectly, any Acquisition Proposal or otherwise and agrees not to commit or agree to take any of the foregoing actions or (c) to take any action that could make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

Section 5.2 No Solicitation of Alternative Transactions. No Stockholder shall, directly or indirectly, take any action to, and each Stockholder shall use its reasonable best efforts to cause its agents and representatives (including investment bankers, attorneys or accountants) not to, (a) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Acquisition Proposal, (b) enter into any agreement with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement or the Merger Agreement or (c) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal. Upon the execution of this Agreement, each Stockholder shall cease immediately and cause to be terminated any and all existing discussions or negotiations, if any, with any parties conducted heretofore by such Stockholder with respect to any Acquisition Proposal and promptly request that all confidential information with respect thereto furnished by such Stockholder be returned. Each Stockholder shall, as promptly as practicable (and in no event later than 24 hours after receipt thereof), advise Parent of any inquiry received by it relating to any potential Acquisition Proposal and of the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such potential Acquisition Proposal, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it, and shall furnish to Parent a copy of any such proposal or inquiry, if it is in writing, or a written summary of any such proposal or inquiry, if it is not in writing, and shall keep Parent fully informed on a prompt basis with respect to any developments with respect to the foregoing.

Section 5.3 Further Assurances. From time to time and without additional consideration, each Stockholder shall use its reasonable best efforts to assist and cooperate with Parent and to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. Without limiting the generality of the foregoing, each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments, and shall take all such other action as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement, including promptly making all regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualification and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement and the Merger Agreement.

Section 5.4 Waiver of Dissenters’ Rights. Each Stockholder agrees that it will not exercise any rights to dissent from the Merger or demand payment of its respective Subject Shares pursuant to 92A.300 et seq. of the NRS or any other similar provisions of law in connection with the merger.

Article 6.

General Provisions

Section 6.1 Termination. This Agreement, and all obligations, agreements and waivers hereunder, will terminate and be of no further force and effect on the earliest of (a) a breach of the covenant set forth in the second sentence of Section 6.8, unless otherwise waived by the Stockholders, (b) such date and time as the Merger Agreement expires or is terminated in accordance with its terms, and (c) the Effective Time (the “Expiration Date”); provided, however, that nothing herein shall relieve any party from liability for any breach hereof. Without limiting the generality of the foregoing, the proxy appointment set forth in Article 4 shall remain in full force and effect until this Agreement is terminated in accordance with this Section 6.1, notwithstanding the fact that such proxy appointment may remain valid for a period in excess of 6 months.

Section 6.2 Receiver Action. No action taken by the Receiver of the Company (other than termination of the Merger Agreement in accordance with its terms) shall modify, alter, change or otherwise affect the obligations of any Stockholder hereunder.

Section 6.3 Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of such Stockholder’s Subject Shares and nothing herein shall limit or affect the duties of or any actions taken by any Stockholder in his or her capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement. This Section 6.3 shall survive termination of this Agreement.

Section 6.4 Parent Guarantee. Parent hereby guarantees the due performance of any and all obligations and liabilities of Merger Sub under or arising out of this Agreement and the transactions contemplated hereby.

Section 6.5 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to the remedy of specific performance of such provisions and to an injunction or injunctions and/or such other equitable relief as may be necessary to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.6 Stop Transfer Order; Legend. In furtherance of this Agreement, concurrently herewith, each Stockholder shall, and hereby does authorize the Company to, notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of such shares). If requested by Parent, each Stockholder agrees as promptly as is reasonably practicable to apply a legend to all certificates representing the Subject Shares referring to the rights granted to Parent pursuant to this Agreement.

Section 6.7 Adjustments to Prevent Dilution, Etc. In the event of a stock dividend or distribution, or any change in the Company’s capital stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination or the exchange of shares, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Subject Shares may be changed or exchanged.

Section 6.8 Amendments. This Agreement may not be modified, altered, supplemented or amended except by an instrument in writing signed by each of the parties hereto. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall be void and of no further force or effect in the event of any amendment of or modification to the terms of the Merger Agreement or the CVR Agreement relating to the timing or amount of the payment of the Merger Consideration thereunder, unless such amendment or modification has been approved in writing by the Stockholders.

Section 6.9 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent or Merger Sub in accordance with Section 8.2 of the Merger Agreement and to the Stockholders at their respective addresses set forth in Annex A hereto (or to such other address as any party may have furnished to the other parties in writing).

Section 6.10 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

Section 6.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 6.13 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including, without limitation, the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 6.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

Section 6.15 Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 6.16 Multiple Stockholders. All representations, warranties, covenants and agreements of the Stockholders in this Agreement are several and not joint, and solely relate to matters involving the subject Stockholder and not the other Stockholders.

Section 6.17 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.17.

IN WITNESS WHEREOF, Parent, Merger Sub and each Stockholder have caused this Stockholder Support Agreement to be signed by their respective officer thereunto duly authorized as of the date first written above.

ARTHROCARE CORPORATION

By:	/s/ Michael A. Baker

Name:	Michael A. Baker

Title:	President and CEO

ALPHA MERGER SUB CORPORATION

By:	/s/ Michael A. Baker

Name:	Michael A. Baker

Title:	President

STOCKHOLDERS:

DONALD K. MCGHAN

/s/ Donald K. McGhan

INTERNATIONAL INTEGRATED INDUSTRIES, LLC

By:	/s/ Donald K. McGhan
Donald K. McGhan
Title:	Management Member

MDA EQUITY PERFORMANCE

By:	/s/ Donald K. McGhan
Donald K. McGhan
Title:	General Partner

TLC FAMILY L.P.

International Integrated Ind., LLC, Gen. Ptd.
By:	/s/ Donald K. McGhan
Donald K. McGhan
Title:	Managing Member

SHIRLEY MCGHAN

/s/ Shirley M. McGhan

NIKKI M. POMEROY

/s/ Nikki M. Pomeroy

LON L. MCGHAN

/s/ Lon L. McGhan

JIM J. MCGHAN

/s/ Jim J. McGhan

ANNEX A

Name	Number of Subject Shares
Donald K. McGhan	153,699
International Integrated Industries, LLC	1,534,792
MDA Equity Performance, L.P.	20,000
Shirley M. McGhan	200,000
Nikki M. Pomeroy	75,000
Lon L. McGhan	91,900
Jim J. McGhan	75,000
TOTAL:	2,150,391

Unless indicated otherwise, the address for the stockholders listed above is c/o Medicor, Ltd., 4560 S. Decatur Blvd., Suite 300, Las Vegas, NV 89103.

AMENDMENT NO. 1 TO STOCKHOLDER SUPPORT AGREEMENT

BY AND AMONG

ARTHROCARE CORPORATION, ALPHA MERGER SUB CORPORATION

AND

CERTAIN STOCKHOLDERS OF MEDICAL DEVICE ALLIANCE INC.

This Amendment, dated as of January 5, 2004 (the “Amendment”), to the Stockholder Support Agreement, dated as of October 23, 2003 (the “Agreement”), by and among ArthroCare Corporation, a Delaware corporation (“Parent”), Alpha Merger Sub Corporation, a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the parties list on Annex A to the Agreement (each, a “Stockholder” and, collectively, the “Stockholders”), is entered into by and among Parent, Merger Sub and the Stockholders.

RECITALS

WHEREAS, Parent, Merger Sub and the Stockholders are parties to the Agreement and wish to amend the Agreement in accordance with the terms of this Amendment;

WHEREAS, pursuant to Section 6.8 of the Agreement, the Agreement may be amended by an instrument in writing signed by each of the parties thereto;

WHEREAS, pursuant to Section 6.8 of the Agreement, the Agreement shall be void and of no further force or effect in the event of any amendment of or modification to the terms of the Merger Agreement or the CVR Agreement relating to the timing or amount of the payment of the Merger Consideration thereunder, unless such amendment or modification has been approved in writing by the Stockholders;

WHEREAS, Parent, Merger Sub and Medical Device Alliance Inc., a Nevada corporation (the “Company”) have entered into that certain Agreement and Plan of Merger, dated as of October 23, 2003 (the “Merger Agreement”) and, simultaneously with the execution of the Merger Agreement, Parent, Merger Sub and Stockholder executed the Agreement;

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into an amendment to the Merger Agreement (“Amendment No. 1 to Merger Agreement”), Parent has required that the Stockholders agree and, in order to induce Parent and Merger Sub to enter into Amendment No. 1 to Merger Agreement, the Stockholders have agreed, to enter into this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendment to Annex B of the Agreement. Annex B to the Agreement is hereby amended by attaching Amendment No. 1 to the Merger Agreement, attached hereto as Attachment A, to the Merger Agreement. After the date of this Amendment, any reference to the Merger Agreement shall mean the Merger Agreement as amended by Amendment No. 1 to the Merger Agreement.

3. Written Approval of Modifications to Merger Agreement. This Amendment shall serve as written approval by the Stockholders of Amendment No.1 to the Merger Agreement and amendments of and modifications to the CVR Agreement relating to the amount of the payment of the Merger Consideration thereunder as required by Section 6.8 of the Agreement, and the Stockholders hereby agree that the Agreement shall not be void or of no further force or effect as a result of Amendment No. 1 to the Merger Agreement or such amendments of or modifications to the terms of the CVR Agreement, or otherwise.

4. Reference to Agreement. After the date of this Amendment, any reference to the Agreement shall mean the Agreement, as amended by this Amendment.

5. Full Force and Effect. Except as expressly modified by this Amendment, the Agreement is unmodified and this Amendment shall not impair the full force and effect of the Agreement.

6. Choice of Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Nevada, without regard to laws that may be applicable under conflicts of laws principles.

7. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Parent, Merger Sub and each Stockholder have caused this Stockholder Support Agreement to be signed by their respective officer thereunto duly authorized as of the date first written above.

ARTHROCARE CORPORATION

By:	/s/ John T. Raffle
Name:	John T. Raffle
Title:	Vice President, Corporate
Development and Legal Affairs

ALPHA MERGER SUB CORPORATION

By:	/s/ John T. Raffle
Name:	John T. Raffle
Title:	Secretary

STOCKHOLDERS:

DONALD K. MCGHAN

/s/ Donald K. McGhan

INTERNATIONAL INTEGRATED
INDUSTRIES, LLC

By:	/s/ Donald K. McGhan
Donald K. McGhan
Title:	Management Member

MDA EQUITY PERFORMANCE

By:	/s/ Donald K. McGhan
Donald K. McGhan
Title:	General Partner

TLC FAMILY L.P.

International Integrated Ind., LLC, Gen. Ptd.
By:	/s/ Donald K. McGhan
Donald K. McGhan
Title:	Managing Member

SHIRLEY MCGHAN

/s/ Shirley M. McGhan

NIKKI M. POMEROY

/s/ Nikki M. Pomeroy

LON L. MCGHAN

/s/ Lon L. McGhan

JIM J. MCGHAN

/s/ Jim J. McGhan

APPENDIX G

FORM OF

STOCKHOLDER WAIVER AGREEMENT

This STOCKHOLDER WAIVER AGREEMENT (“Agreement”) is being executed and delivered as of October 23, 2003 on behalf of             *(“Stockholder”) to and in favor of, and for the benefit of, MEDICAL DEVICE ALLIANCE INC., a Nevada corporation (the “Company”) and ARTHROCARE CORPORATION, a Delaware corporation (“Parent”).

RECITALS

WHEREAS, simultaneously with the execution of this Agreement, Parent, Alpha Merger Sub Corporation, a Nevada corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) (with all capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement), and

WHEREAS, as a condition of the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that Stockholder agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder has agreed to enter into this Stockholder Waiver Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement (the receipt and sufficiency of which are hereby acknowledged by Stockholder), and intending to be legally bound, Stockholder hereby covenants and agrees as follows:

AGREEMENT

1. Definition.

The term “Releasees” shall mean and include: (i) Parent; (ii) each of the direct and indirect subsidiaries of Parent; (iii) each other affiliate of Parent; (iv) the Company, (v) each of the direct and indirect subsidiaries of the Company; (vi) each other affiliate of the Company; and (vii) the successors and past, present and future assigns, directors, officers, receivers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses “(i)” through “(vi)” of this sentence.

2. Representations and Warranties. Stockholder represents and warrants that:

(a) this Agreement has been duly and validly executed and delivered by Stockholder;

(b) this Agreement is a valid and binding obligation of Stockholder, and is enforceable against Stockholder in accordance with its terms;

(c) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Stockholder, threatened against Stockholder that challenges or would challenge the execution, delivery or enforceability of this Agreement or the taking of any of the actions required to be taken by Stockholder under this Agreement;

(d) neither the execution and delivery of this Agreement nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which Stockholder is a party or by which Stockholder is bound, or (ii) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Stockholder is subject; and

(e) no authorization, instruction, consent or approval of any person or entity is required to be obtained by Stockholder in connection with the execution and delivery of this Agreement or the performance hereof.

*	Executed by Jeffrey J. Barber, Howard Preissman and Vegas Ventures, LLC

3. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, Stockholder shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys’ fees) (collectively, “Losses”) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein.

4. Contingent Value Rights. Stockholder acknowledges that, as a portion of the Merger Consideration to be received in the Merger, Stockholder and other holders of the Company’s capital stock will be entitled to receive Common Stock Contingent Value Rights and/or Preferred Stock Contingent Value Rights, the value of which rights depends in substantial part on the Net Revenue earned by the Company in the operation of its Business during the Earnout Period from January 1, 2005 through December 31, 2005 (as such terms are defined in the CVR Agreement (as defined in the Merger Agreement)), as set forth more specifically in the CVR Agreement. Stockholder hereby generally, irrevocably, unconditionally and completely agrees (i) that the Company and Parent (as the controlling stockholder of the Company as of the Effective Time) and each of the other Releasees shall be entitled to operate the Business of the Company after the Effective Time as it determines in its sole and absolute discretion, and shall have no obligation to operate the Business in any manner that would maximize, maintain or protect the value of the Common Stock Contingent Value Rights and the Preferred Stock Contingent Value Rights, (ii) the Common Stock Contingent Value Rights and the Preferred Stock Contingent Value Rights represent contractual obligations of Parent, and none of Parent, the Company, or any other Releasee owes any fiduciary duty of any type (including, without limitation, any duty of loyalty or care) to any holder of Common Stock Contingent Value Rights and Preferred Stock Contingent Value Rights, (iii) Stockholder shall be prohibited from asserting any dispute, right, claim, action, cause of action, controversy or remedy of any kind and nature against any of the Releasees resulting from the operation of the business of the Company after the Effective Time or resulting from any allegation of breach of fiduciary duty of any nature, other than claims for fraud or intentional misconduct.

STOCKHOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE FOR FRAUD OR INTENTIONAL MISCONDUCT UNDER THE PRECEDING SENTENCE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO FRAUD OR INTENTIONAL MISCONDUCT UNDER THE PRECEDING SENTENCE. STOCKHOLDER CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, AND (C) IT MAKES SUCH WAIVER VOLUNTARILY.

5. Miscellaneous.

(a) This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between Stockholder, on the one hand, and the Releasees, on the other hand, relating to the subject matter hereof.

(b) If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

(c) This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Nevada (without giving effect to principles of conflicts of laws).

(d) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced by any Releasee in any federal court located in the State of California. Stockholder:

(i) expressly and irrevocably consents and submits to the jurisdiction of each federal court located in the State of California in connection with any such legal proceeding;

(ii) agrees that each federal court located in the State of California shall be deemed to be a convenient forum for Stockholder; and

(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any federal court located in the State of California, any claim that Stockholders not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

Nothing contained in this Agreement shall be deemed to limit or otherwise affect the right of Stockholder (1) to commence any legal proceeding or to otherwise proceed against any person or entity in any other forum or jurisdiction, or (2) to raise this Agreement as a defense in any legal proceeding in any other forum or jurisdiction.

(e) This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

(f) Stockholder shall, without material cost or expense, execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall, but without material cost or expense, take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this Agreement.

(g) If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision hereof is brought by Stockholder or any Releasee, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

(h) This Agreement shall be effective with respect to, and shall be binding upon and enforceable against Stockholder.

(i) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(j) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(k) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

(l) The effective date of this Agreement shall be the Effective Time of the Merger, as defined in the Merger Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Stockholder has caused this Agreement to be executed as of the date first above written.

By:

APPENDIX H

EXECUTED COPY

STOCKHOLDER WAIVER AGREEMENT

This STOCKHOLDER WAIVER AGREEMENT (“Release”) is being executed and delivered as of October 23, 2003 on behalf of the parties identified on EXHIBIT A hereto (all of whom are referred to collectively as the “Releasors,” and each of whom is referred to individually as a “Releasor”) to and in favor of, and for the benefit of, MEDICAL DEVICE ALLIANCE INC., a Nevada corporation (the “Company”), ARTHROCARE CORPORATION, a Delaware corporation (“Parent”), and the other Releasees (as defined in Section 2 below).

RECITALS

WHEREAS, simultaneously with the execution of this Release, Parent, Alpha Merger Sub Corporation, a Nevada corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) (with all capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement), and

WHEREAS, as a condition of the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that each Releasor agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Releasor has agreed to enter into this Release.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement (the receipt and sufficiency of which are hereby acknowledged by the Releasors), and intending to be legally bound, the Releasors hereby covenant and agree as follows:

AGREEMENT

1. Release. Effective as of the Effective Time, each Releasor, for itself and for each of such Releasor’s Associated Parties (as defined in Section 2(a)), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2(b)) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2(d)).

2. Definitions.

(a) The term “Associated Parties,” when used herein with respect to a Releasor, shall mean and include: (i) such Releasor’s predecessors, successors, executors, administrators, heirs and estate; (ii) such Releasor’s past, present and future assigns, agents and representatives; (iii) each entity that such Releasor has the power to bind (by such Releasor’s acts or signature) or over which such Releasor directly or indirectly exercises control; and (iv) each entity of which such Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

(b) The term “Releasees” shall mean and include: (i) Parent; (ii) each of the direct and indirect subsidiaries of Parent; (iii) each other affiliate of Parent; (iv) the Company; (v) each of the direct and indirect subsidiaries of the Company; (vi) each other affiliate of the Company; and (vii) the successors and past, present and future assigns, directors, officers, receivers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses “(i)” through “(vi)” of this sentence.

(c) The term “Claims” shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor or any Associated Party of any Releasor in such Releasor’s or Associated Party’s capacity as a stockholder, director, officer or employee of the Company or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

(d) The term “Released Claims” shall mean and include each and every Claim that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the effective date of this Release. Notwithstanding the foregoing, the term “Released Claims” shall not include the right of any Releasor that is a stockholder of the Company immediately prior to the Effective Time of the Merger to receive the Merger Consideration, upon the terms and subject to the conditions set forth in the Merger Agreement, the Support Agreement or the CVR Agreement, nor shall such term include any rights of Releasor under this Release.

3. Civil Code §1542. Each Releasor expressly waives the benefits of any statutory provision or common law rule that provides, in sum or substance, that a release does not extend to claims which the party does not know or suspect to exist in its favor at the time of executing the release, which if known by it, would have materially affected its settlement with the other party. In particular but without limitation, each Releasor (a) represents, warrants and acknowledges that such Releasor has been fully advised by its attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights such Releasoror any of such Releasor’s Associated Parties may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

“A Release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Each Releasor also hereby waives the benefits of, and any rights such Releasor or any of such Releasor’s Associated Parties may have under, any statute or common law principle of similar effect in any jurisdiction.

4. Representations and Warranties. Each Releasor represents and warrants that:

(a) such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

(b) no other person or entity has any interest in any of the Released Claims;

(c) no Associated Party of such Releasor has or had any Claim or any interest in any Claim against any of the Releasees;

(d) no Associated Party of such Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this Release;

(e) this Release has been duly and validly executed and delivered by such Releasor;

(f) this Release is a valid and binding obligation of such Releasor and each of such Releasor’s Associated Parties, and is enforceable against such Releasor and each of such Releasor’s Associated Parties in accordance with its terms;

(g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Releasor, threatened against such Releasor or any of such Releasor’s Associated

Parties that challenges or would challenge the execution, delivery or enforceability of this Release or the taking of any of the actions required to be taken by such Releasor or any of such Releasor’s Associated Parties under this Release;

(h) neither the execution and delivery of this Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Releasor or any of such Releasor’s Associated Parties is a party or by which such Releasor or any of such Releasor’s Associated Parties is bound, or (ii) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Releasor or any of such Releasor’s Associated Parties is subject;

(i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Releasor or any of such Releasor’s Associated Parties in connection with the execution and delivery of this Release or the performance hereof;

(j) the number of shares set forth next to each Releasor’s name on Annex A hereto, represents all of the shares of the Company’s capital stock held by the Releasor and, to the knowledge of each Releasor, each of the other Releasors hold the number of shares set forth opposite their name on Annex A; and

(k) the aggregate number of shares of the Company’s capital stock set forth on Annex A reflects all of the shares of the Company’s capital stock held by the Releasors and any such Releasor’s Associated Parties.

5. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, each Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys’ fees) (collectively, “Losses”) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of such Releasor or any of such Releasor’s Associated Parties to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by such Releasor or any of such Releasor’s Associated Parties.

6. Contingent Value Rights. Each Releasor acknowledges that, as a portion of the Merger Consideration to be received in the Merger, certain of the Releasors will be entitled to receive Common Stock Contingent Value Rights and/or Preferred Stock Contingent Value Rights, the value of which rights depends in substantial part on the Net Revenue earned by the Company in the operation of its Business during the Earnout Period from January 1, 2005 through December 31, 2005 (as such terms are defined in the CVR Agreement (as defined in the Merger Agreement)), as set forth more specifically in the CVR Agreement. Each Releasor, for itself and for each of such Releasor’s Associated Parties, hereby generally, irrevocably, unconditionally and completely agrees (i) that the Company and Parent (as the controlling stockholder of the Company as of the Effective Time) and each of the other Releasees shall be entitled to operate the Business of the Company after the Effective Time as it determines in its sole and absolute discretion, and shall have no obligation to operate the Business in any manner that would maximize, maintain or protect the value of the Common Stock Contingent Value Rights and the Preferred Stock Contingent Value Rights, (ii) the Common Stock Contingent Value Rights and the Preferred Stock Contingent Value Rights represent contractual obligations of Parent, and none of Parent, the Company, or any other Releasees owes any fiduciary duty of any type (including, without limitation, any duty of loyalty or care) to any holder of Common Stock Contingent Value Rights and Preferred Stock Contingent Value Rights, (iii) each of the Releasors and each of such Releasor’s Associated Parties shall be prohibited from asserting any dispute, right, claim, action, cause of action, controversy or remedy of any kind and nature against any of the Releasees resulting from the operation of the business of the Company after the Effective Time or resulting from any allegation of breach of fiduciary duty of any nature, other than claims for fraud or intentional misconduct.

EACH RELEASOR, FOR ITSELF AND FOR EACH OF SUCH RELEASOR’S ASSOCIATED PARTIES, ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE FOR FRAUD OR

INTENTIONAL MISCONDUCT UNDER THE PRECEDING SENTENCE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO FRAUD OR INTENTIONAL MISCONDUCT UNDER THE PRECEDING SENTENCE. EACH RELEASOR, FOR ITSELF AND FOR EACH OF SUCH RELEASOR’S ASSOCIATED PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, AND (C) IT MAKES SUCH WAIVER VOLUNTARILY.

7. Miscellaneous.

(a) This Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Releasors or any of such Releasor’s Associated Parties, on the one hand, and the Releasees, on the other hand, relating to the subject matter hereof.

(b) If any provision of this Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. If any provision of this Release or any part of such provision is held to be unenforceable against any Releasor or any of such Releasor’s Associated Parties, then the unenforceability of such provision or part thereof against such Releasor or any of such Releasor’s Associated Parties shall not affect the enforceability thereof against any otherReleasor or any other Associated Parties of any Releasor. Each provision of this Release is separable from every other provision of this Release, and each part of each provision of this Release is separable from every other part of such provision.

(c) This Release shall be construed in accordance with, and governed in all respects by, the laws of the State of Nevada (without giving effect to principles of conflicts of laws).

(d) Any legal action or other legal proceeding relating to this Release or the enforcement of any provision of this Release may be brought or otherwise commenced by any Releasee in any state or federal court located in the State of California. Each Releasor:

(i) expressly and irrevocably consents and submits, both on behalf of such Releasor and each of such Releasor’s Associated Parties, to the jurisdiction of each state and federal court located in the State of California in connection with any such legal proceeding;

(ii) agrees that each state and federal court located in the State of California shall be deemed to be a convenient forum for such Releasor and each of such Releasor’s Associated Parties; and

(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim that such Releasor or any of such Releasor’s Associated Parties is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Release or the subject matter of this Release may not be enforced in or by such court.

Nothing contained in this Release shall be deemed to limit or otherwise affect the right of any Releasee (1) to commence any legal proceeding or to otherwise proceed against any of the Releasors or any Associated Party of any Releasor or any other person or entity in any other forum or jurisdiction, or (2) to raise this Release as a defense in any legal proceeding in any other forum or jurisdiction.

(e) This Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

(f) Each Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this Release.

(g) If any legal action or other legal proceeding relating to this Release or the enforcement of any provision hereof is brought by any Releasor or any Associated Party of any Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

(h) This Release shall be effective with respect to, and shall be binding upon and enforceable against, each Releasor who executes this Release, regardless of whether any of the other Releasors execute this Release.

(i) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(j) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release.

(k) As used in this Release, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

(l) The effective date of this release shall be the Effective Time of the Merger, as defined in the Merger Agreement. Notwithstanding anything to the contrary contained in this Release, the release contained herein shall be void and of no further force or effect in the event that the Merger Agreement is terminated for any reason and the Effective Time shall not have occurred.

IN WITNESS WHEREOF, the Releasors have caused this Release to be executed as of the date first above written.

RELEASORS:

DONALD K. MCGHAN

/s/ Donald K. McGhan

INTERNATIONAL INTEGRATED INDUSTRIES, LLC

By:	/s/ Donald K. McGhan
Donald K. McGhan

Title:	Managing Member

MCGHAN MANAGEMENT CORPORATION

By:	/s/ Donald K. McGhan
Donald K. McGhan

Title:	President

MCGHAN MANAGEMENT, L.P.

By:	McGhan Management Corp., Gen. Ptd. /s/ Donald K. McGhan
Donald K. McGhan

Title:	President

MCMARK, L.P.

By:	McGhan Management Corp., Gen. Ptd. /s/ DONALD K. MCGHAN
Donald K. McGhan

Title:	President

MDA EQUITY PERFORMANCE

By:	/s/ DONALD K. MCGHAN
Donald K. McGhan

Title:	General Partner

GLOBAL ASSET MANAGEMENT, L.P.

By:	McGhan Management Corp., Gen. Ptd. /s/ DONALD K. MCGHAN
Donald K. McGhan

Title:	President

EXECUTIVE FLITE MANAGEMENT, INC.

By:	/s/ LON L. MCGHAN
Lon L. McGhan

Title:	President

SMM CHARITABLE UNITRUST

By:	/s/ DONALD K. MCGHAN
Donald K. McGhan

Title:	Trustee

TLC FAMILY L.P.

By:	International Integrated Ind. LLC, Gen. Ptd. /s/ DONALD K. MCGHAN
Donald K. McGhan

Title:	Managing Member

SHIRLEY MCGHAN

/s/ SHIRLEY M. MCGHAN

NIKKI M. POMEROY

/s/ NIKKI M. POMEROY

LON L. MCGHAN

/s/ LON L. MCGHAN

JIM J. MCGHAN

/s/ JIM J. MCGHAN

EXHIBIT A

RELEASORS

Donald K. McGhan

International Integrated Industries, LLC

McGhan Management Corporation

McGhan Management, L.P.

McMark, L.P.

MDA Equity Performance

Global Asset Management, L.P.

Executive Flite Management, Inc.

SMM Charitable Unitrust

TLC Family L.P.

Shirley M. McGhan

Nikki M. Pomeroy

Lon L. McGhan

Jim J. McGhan

ANNEX A

Name	Number of Subject Shares
Donald K. McGhan	153,699

International Integrated Industries, LLC	1,534,792

MDA Equity Performance	20,000

Shirley M. McGhan	200,000

Nikki M. Pomeroy	75,000

Lon L. McGhan	91,900

Jim J. McGhan	75,000

TOTAL:	2,150,391

MEDICAL DEVICE ALLIANCE INC.

PROXY

PROXY SOLICITED ON BEHALF OF THE RECEIVER OF MEDICAL DEVICE ALLIANCE INC.

The undersigned, revoking all previous proxies, hereby appoints Jeffrey J. Barber and Howard Preissman or either of them acting individually, as the proxy of the undersigned, with full power of substitution, to vote as indicated below, and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the special meeting of Medical Device Alliance Inc. to be held at Suncoast Hotel and Casino, 9090 Alta Drive, Las Vegas, Nevada 89145 on January 28, 2004 at 8:00 a.m., local time, and at any adjournment or postponement thereof.

Please date and sign your proxy on the reverse side and return it promptly.

Please mark your vote as ☒ indicated in this example

OUR RECEIVER RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AND APPROVE AND ADOPT THE MERGER AGREEMENT.

1. To approve the transaction by which Alpha Merger Sub Corporation shall be merged with and into Medical Device Alliance Inc., pursuant to the Agreement and Plan of Merger, dated as of October 23, 2003, by and among ArthroCare Corporation, Alpha Merger Sub Corporation and Medical Device Alliance Inc., as subsequently amended by Amendment No. 1 to the Agreement and Plan of Merger, dated January 5, 2004, by and among the same, with Medical Device Alliance Inc. surviving the merger as a wholly-owned subsidiary of ArthroCare Corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE MERGER AND APPROVAL AND ADOPTION OF THE MERGER AGREEMENT DESCRIBED. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF OUR SPECIAL MEETING AND PROXY STATEMENT.

Signature of Stockholder:	Signature of Stockholder:	Date:

NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.